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EXHIBIT 10.8

PURCHASE AND SALE AGREEMENT

    This Agreement made and entered into this 29th day of December, 2000, by and between Panther Rodessa, L.P., a Texas limited partnership, whose address is 1021 Main Street, Suite 1290, Houston, TX 77002 ("Panther"); Newstar Energy U.S.A., Inc., an Ohio corporation, whose address is 1905 Abbott Road, East Lansing, MI 48826-1799 ("Newstar"); Frederick R. McCord, Trustee ("McCord"), whose address is Suite 1400, 1021 Main Street, Houston, Texas 77002 ("McCord"), (Panther, Newstar and McCord being collectively referred to herein as "Seller") and Redwood Energy Production, L.P., a Texas Limited Partnership, whose address is One Maritime Plaza, Suite 400, San Francisco, CA 94111 ("Redwood") who will be referred to herein as "Buyer".

W I T N E S S E T H:

    1.  PROPERTY TO BE SOLD AND PURCHASED.  Seller agrees to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, the following described properties, rights and interests:

        (a) All of Seller's right, title and interest, as specified in Exhibit "A," attached to and made a part hereof, in and to the oil and gas and oil, gas and mineral leases described in said Exhibit "A", (and in and to any ratifications or amendments to such leases, whether or not such ratifications or amendments are described in Exhibit "A"), insofar and only insofar as such leases cover and affect the "Rodessa/Sligo Interval" defined as the stratigraphic equivalent of those sands, zones and horizons occurring below the surface of the earth between the depths of 11,427 feet and 12,378 feet (electric log measurements) in the Newstar Ruby Magness Well No. 1 located in the Amy Boatwright Survey, A- 7, Madison County, Texas (Seller's interest in such leases, insofar as the leases cover the Rodessa/Sligo Interval, is referred to herein as the "Leases");

        (b) All of Seller's right, title and interest, as specified in Exhibit "A" hereof, in and to, or that may otherwise be derived from, all presently existing and valid oil and gas or oil, gas and mineral unitization, pooling, or communitization agreements, declarations or orders (including, without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations or declarations) relating to the Leases, to the extent, and only to the extent, such rights, titles and interests are attributable to the Leases (herein, the "Unit Agreements");

        (c) All of Seller's right, title and interest, as specified in Exhibit "A" hereof, in and to all presently existing and valid operating agreements, surface leases, easements or rights-of-way agreements, farmout agreements, purchase and sale agreements, production sales contracts, licenses, permits, construction agreements, equipment leases, gathering and transportation agreements, and other agreements and contracts which relate to any of the Leases, including, without limitation, the agreements identified in Exhibit "B" attached hereto, to the extent, and only to the extent, such contracts or agreements relate to the Leases (herein, the "Contracts");

        (d) All of Seller's right, title and interest, as specified in Exhibit "A" hereof, in and to the Newstar Ruby Magness Well No. 1 (the "Well");

        (e) All of Seller's right, title and interest, as specified in Exhibit "A" hereof, in and to all materials, supplies, tubulars, machinery, equipment, improvements and other personal property and fixtures (including, but not by way of limitation, all wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment) located on or relating to the Well (the "Equipment"); and

        (f)  Copies of all of Seller's records, files, computer records, tapes, surveys, maps, data, and interpretations which relate to the properties described in subsections (a) through (e) above, whether in written, film, microfiche, digital, electronic or other format, including, but not limited to (i) copies of lease, division order, contract and land files and title records (including abstracts of title, title opinions, certificates of title, title curative, title reports and title policies), (ii) copies of seismic and other geological and geophysical data, including data, logs, cores, tapes, files, maps, records and interpretations, seismic data which Panther is authorized to provide to Buyer pursuant to the Seismic Data License Agreement with Newstar Energy U.S.A., Inc. dated June 15, 2000 subject to the Seismic Data License Agreement, (a copy of the 3-D Seismic Data License Agreement is attached hereto as Exhibit "G"), (iii) copies of operations, production, engineering and environmental records; (iv) copies of facility and well records, and (v) copies of any other files in the possession or control of Seller (collectively, the "Records").

    The properties and interests specified in the subsections (a) through (f) of this Section 1 of this Agreement are sometimes collectively referred to herein as the "Properties."

    2.  PURCHASE PRICE.  The purchase price for the Properties shall be as follows:

        (a) At Closing, Buyer shall pay an "Initial Cash Payment" of $475,000.00, to Panther (for itself and as collecting agent for the other Sellers) by Federal Express to Panther's office.

        (b) Buyer shall pay an additional cash sum of $250,000 to Panther (for itself and as collecting agent for the other Sellers) on March 31, 2001.

        (c) Buyer shall pay an additional cash sum of $500,000 to the Escrow Agent appointed under the Escrow Agreement (in the form attached hereto as Exhibit "I") (the "Escrow Agreement") (for Panther itself and as collecting agent for the other Sellers) on the earlier of Buyer re-entering and recompleting the Well in the Rodessa/Sligo Interval, or Buyer spudding a new well on the Leases, or June 30, 2001.

        (d) Buyer shall pay an additional $900,000.00 to Panther (for itself and as collecting agent for the other Sellers), secured by a deed of trust in the Property, ten (10) days after the later of (i) Buyer's completion (or recompletion) of the first well in the Rodessa/Sligo Interval; or (ii) all Texas Railroad Commission permits required for sour gas operations have been approved;

        (e) Buyer shall execute and deliver to Seller at Closing the Net Operating Profits Interest ("NOPI") Assignment in the form attached hereto as Exhibit "D", which Assignment shall burden the Leases as well as any other leasehold interest of any nature acquired by Redwood within the AMI defined in the NOPI Assignment, including, but not limited to, new leases, farmin agreements and other contractual rights to acquire oil and gas leases; leasehold interests in and to the Leases but as to sands, zones, formations, horizons or depths other than the Rodessa/Sligo Interval; and renewals and extensions of or new leases replacing any of the Leases as to the Rodessa/Sligo Interval;.

    The items of the purchase price described above in subparagraphs 2(a)-(e) above may be referred to herein as the "Purchase Price." The Initial Cash Payment shall be the amount to be paid to Seller in cash at Closing.

    3.  EFFECTIVE DATE.  The assignment of the Properties shall be effective as of 7 a.m., local time, at the locations of the Leases, respectively, on December 29, 2000 (herein, the "Effective Date").

    4.  REPRESENTATIONS OF SELLER.  Each entity comprising Seller represents to Buyer that:

        (a) It is duly organized, validly existing and in good standing under the laws of the state of its organization.

        (b) Except for liens that will be released as provided in the Escrow Agreement, it is not indebted for borrowed funds or payables which are secured by the Properties.

        (c) It has full power and authority to enter into and perform its obligations under this Agreement and has taken all proper action to authorize entering into this Agreement and the performance of its obligations hereunder.

        (d) Except for requirements (if any) that there be obtained consents to assign or waivers of preferential rights to purchase from third parties or from governmental agencies who may be lessors under one or more leases forming a part of the Leases and which are customarily obtained post-closing, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will violate or result in any default under (i) any provision of its Articles of Incorporation or Bylaws or Partnership Agreement (as the case may be), (ii) any agreement or instrument to which it is a party or by which the Properties are bound, or (iii) any order, writ, injunction, decree, statute rule or regulation applicable to it or to the Properties.

        (e) This Agreement constitutes, and the Assignment to be delivered at Closing will, when executed and delivered, constitute its legal, valid and binding obligation, enforceable in accordance with its terms.

        (f)  Except as shown on Exhibit "E", there are no pending suits, actions or other proceedings to which it is a party which affect the Properties, although Newstar intends to file motions or proceedings with the U.S. Bankruptcy Court that had jurisdiction over its bankruptcy case to void certain unrecorded claims of interest made by persons identified as Clark, Spriggs and Fannin; nor to its knowledge, are any suits, actions or other proceedings threatened which would affect the Properties in any material respect, or the execution and delivery of this agreement, or the consummation of the transactions contemplated hereby.

        (g) With respect to the Properties, it has complied in all material respects with all laws, rules, regulations, ordinances, orders, permits, licenses, and approvals (collectively, "Laws") of all local, state and federal governmental bodies, authorities, and agencies ("Governmental Authorities") having jurisdiction over the Properties, including, without limitation, Laws pertaining to human health, safety or the environment, but only during its period of ownership of the Properties, or any interest in the Properties.

        (h) All ad valorem, property, production, excise, severance and similar taxes and assessments payable with respect to the Properties have been timely paid or are being contested in good faith by appropriate proceedings during its period of ownership of the Properties.

        (i)  It has entered into no contracts or commitments for the sale of hydrocarbons produced from the Leases.

        (j)  Except as provided in Articles 11(a) and 15 of this Agreement and as set forth in Exhibit "B" attached hereto, it has not entered into any authorization for expenditure ("AFE") or otherwise made any commitment to or entered into any agreement to make capital expenditures after the Effective Date with respect to the Properties.

        (k) Other than as contemplated by or referenced in this Agreement, it has not agreed to sell, convey, dispose of or abandon any of the Properties.

        (l)  To its knowledge, all material contracts affecting its interest in the Properties have been made available to Buyer and are identified in Exhibit "B". To its knowledge, except as disclosed on Exhibit "B", (i) the material contracts relative to its interest are in full force and effect and are the valid and binding obligations of the parties thereto and are enforceable in accordance with their terms; (ii) it is not in material breach or default with respect to any of its obligations under any material contract; and (iii) neither it nor any other party to any material contract affecting its interest has given, or to its knowledge, threatened to give notice of any action to terminate, cancel, rescind, or procure judicial reformation of any material contract or any provision thereof.

        (m) To the best of Seller's knowledge, none of the Properties is subject to a preferential purchase right in favor of any third party.

        (n) To its knowledge, it is not in default in any material respect of the terms and provisions of the Leases.

        (o) The Well has been drilled within the surface boundaries of the Lease on which it is located, or within the limits otherwise permitted by the Unit Agreements, and its location is in compliance in all material respects with applicable Laws.

        (p) There are no wells located on the Leases that it is currently obligated under applicable regulations or by order of any governmental agency to remove or plug and abandon.

        (q) To its knowledge the Leases have been maintained according to their terms and are presently in full force and effect.

    5.  REPRESENTATIONS OF BUYER.  Buyer represents to Seller that:

        (a) It is a Limited Partnership duly organized, validly existing and in good standing under the laws of the state of its organization.

        (b) It has full power to enter into and perform its obligations under this Agreement and has taken all proper action.

        (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof will result in any default under any agreement or instrument to which it is a party, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to it.

        (d) This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

        (e) There are no pending suits, actions, or other proceedings to which it is a party or, to its knowledge, a potential party, which would affect its performance of this Agreement or the consummation of the transactions contemplated hereby.

        (f)  It is a knowledgeable purchaser, owner and operator of oil and gas properties; has the ability to evaluate (and in fact has evaluated) the Properties for purchase; and is acquiring the Properties for its own account and not with the intent to make a distribution thereof in violation of the Securities Act of 1933, as amended (and the rules and regulations pertaining thereto), or in violation of any other applicable securities laws. It has made its own independent investigation of the Properties. Except for the Seller's representations contained in this Agreement, it has not relied upon any information regarding the Properties provided by or on behalf of Seller in deciding to execute this Agreement.

    6.  CERTAIN COVENANTS OF SELLER PENDING CLOSING.  Between the date of this Agreement and the Closing Date:

        (a) Seller will give Buyer and its attorneys and other representatives access at all reasonable times to the Properties and, at the offices of Seller to any records of Seller pertaining to the ownership and operation of the Properties. If Seller provides Buyer with access to records or data which Seller considers to be proprietary or confidential to Seller, and identifies such records or data as proprietary and confidential, Buyer agrees to maintain all such information or data confidential until Closing, or if Closing does not occur, until the information or data becomes part of the public domain other than by disclosure by Buyer or its affiliates. Information which Seller cannot legally provide to Buyer without breaching confidentiality agreements with other parties need not be provided to Buyer. Buyer recognizes and agrees that all materials made available to Buyer in connection with the transactions contemplated by this Agreement (whether pursuant to this section or otherwise) are made available to Buyer as an accommodation, and without representation or warranty of any kind as to the accuracy and completeness of such materials.

        (b) Prior to Closing, Panther or Newstar, as the case may be, will continue functioning as Operator and Non-operator of the Leases in the ordinary course of business, and shall maintain and operate the Leases, or use reasonable efforts to cause the Leases to be maintained and operated, in a good and workmanlike manner and in substantially the same manner as heretofore operated. Seller will not encumber, sell or otherwise dispose of any interest in the Properties affected by this Agreement, except (i) personal property and equipment which is replaced with property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of the Properties; and (ii) as required in connection with any exercise of preferential rights. Seller will not enter into any material agreements affecting the Properties or, except as expressly provided herein, amend or terminate any existing material agreements relating to the Properties, including, without limitation, that certain Letter Agreement, dated November 18, 1999, as amended by letters dated April 4, 2000, April 7, 2000, and November 28, 2000 (the "Panther/Newstar Agreement"); provided, however, Newstar may perform its obligations and duties under the Settlement Agreement with GRM, et al. Seller will timely pay its share of all costs and expenses attributable to the Properties. Seller will not take any action, or fail to take any action, which is reasonably expected to result in termination of any of the Leases. Excluding emergency operations, without Buyer's prior consent, Seller will not enter into or assume any commitment (including any AFE approval) which involves expenditures or liabilities with respect to the Properties of $5,000.00 or more, net to Seller's interest. Seller shall promptly notify Buyer if Seller receives notice of any claim, suit, action or other proceeding with respect to the Properties or becomes aware of any material adverse change in the condition of the Properties.

        (c) Panther and Newstar will use reasonable efforts, consistent with industry practices in transactions of this type, but based solely upon reviews of its own records, to identify with respect to the Properties (i) all preferential rights to purchase, (ii) all rights of first refusal, and (iii) all parties whose consents may be required in order to consummate the transactions contemplated hereby. Buyer, having conducted "due diligence" of the Properties, will disclose to Seller all preferential rights to purchase, rights of first refusal, and all required consents to assign that Seller discovered in its due diligence efforts. Seller will endeavor to obtain the appropriate consents, and waivers of any such rights which are identified by Panther, as well as any that Buyer identifies to Seller; provided this obligation shall not be construed as an obligation of Seller to obtain such consents, waivers or refusals. If a party from whom a preferential right waiver is requested refuses to give such waiver, Seller will tender the required interest in the affected Property to the holder or holders of such right at a price to be established by mutual agreement of Seller and Buyer. If and to the extent that such preferential right, or any right of first refusal, shall be exercised by any such offeree, and such interest is actually sold and transferred to the exercising offeree, then, that interest will be excluded from the Properties to be sold hereunder and the Purchase Price will be reduced by the value assigned to such Property in the manner provided in this paragraph.

7.  TITLE ISSUES; PRICE ADJUSTMENT.

    Buyer acknowledges that it and another entity have conducted extensive due diligence reviews of Seller's title to the Leases, Unit Agreements, Contracts, and the Well and is agreeable to Closing and does hereby agree to Close the sale contemplated by this Agreement on the basis set forth in this Section, notwithstanding any contrary provision that may be contained elsewhere in this Agreement.

    At Closing, Buyer will purchase from Seller and Seller will sell and convey to Buyer, the Properties by an assignment made in the form of the Assignment attached hereto as Exhibit "F", which shall be an assignment and conveyance that is without warranty of title of any nature whatsoever, and without recourse against Seller for title deficiencies of any kind except as set forth in this Section. Correspondingly, at Closing, Buyer will deliver to Seller the Initial Cash Payment and the Net Operating Profits Interest Assignment, without adjustment or reduction of any kind.

    Thereafter, but not later than ninety (90) days following Closing, Buyer shall have the privilege of identifying in writing delivered to Seller any tract of land, excluding the so-called Boring tract identified in Area I, lying within the surface boundaries of the areas (three in number) of land outlined by bold lines on the plat attached hereto as Exhibit "C" that was either (a) unleased (or partially unleased) as of the date of Closing, or (b) was covered by an oil and gas lease that was subject to an imperfection in title at the time of Closing that, if asserted, would, in the written opinion of Buyer's title attorney reviewing title in connection with this sale result in a failure or partial failure of title of such lease, or (c) Seller's interest in a lease or leases covering a tract of land within the areas outlined on Exhibit "C" that at the time of Closing was less than the leasehold and net revenue interests stipulated for such lease or leases in Exhibit "A"of this Agreement, or (d) consents to assign a lease or leases covering a tract of land within the areas outlined on Exhibit "C" have been requested and pursued but have not been obtained, together with sufficient information to fully describe the title deficiency claimed. Buyer may not raise title claims permitted by this Section after said 90 day period..

    In the case of conditions described in the preceding paragraph as (a), (b), and (d), it is agreed that with respect to each tract of land so affected, Buyer shall be entitled to a credit (reduction) in the next ensuing cash purchase price payment or payments due Seller under this Agreement equal to the lesser of (a) $250.00 per net mineral acre of (i) the unleased mineral interest, or (ii) of the mineral interest affected by an imperfection in leasehold title that will result in leasehold title failure, or (iii) of the mineral interest affected by a lease as to which a requested consent to assign has been withheld, as the case may be, or (b) the actual costs and expenses incurred by Buyer in curing such deficiencies in title.

    With respect to the condition described as (c) in paragraph 3, above, it is agreed that if Seller's leasehold and net revenue interest in a lease is shown to have been less at Closing than the leasehold and net revenue interest stipulated for such lease in Exhibit "A", the credit (reduction)in an ensuing cash purchase price payment will be $250.00 per net mineral acre covered by that lease multiplied by Seller's deficiency in leasehold and net revenue interest based on the interests shown in Exhibit "A" for that lease. Any deficiency claimed by Buyer in Seller's leasehold and net revenue interests must be stated in writing by Buyer's title attorney reviewing Seller's title for purposes of this sale, or acknowledged by Seller in writing.

    Buyer agrees that Buyer may not request nor claim a credit (reduction) in any ensuing cash purchase price payment for a title claim arising under this Section unless Buyer (a) has leased the unleased interest, in the case of an unleased interest; or (b) has cured the imperfection in leasehold title, in the case of an imperfection in title that if asserted would result in a failure or partial failure of leasehold title; or (c) has, with respect to any requested but unobtainable consent to assign, elected to permit Seller to retain that interest (as opposed to having Seller hold that interest for the benefit of Buyer who would assume all obligations with respect to it without an assignment of interest being made to Buyer) and to participate with that interest in any unit formed by Buyer or its assigns embracing lands included within the areas outlined on Exhibit "C". In each instance in which a claim is made by Buyer with respect to the conditions described above in paragraph 3 of this Section as (a), (b), or (d), Buyer shall, in making such claim, provide Seller with a copy of the lease or leases acquired, or the curative material curing the imperfection or imperfections, or Buyer's written report evidencing Buyer's good faith efforts to secure required consents to assign, as the case may be, together with full details regarding the actual costs and expenses incurred by Buyer in resolving such matters.

    There shall be no claims for credit (reduction) against ensuing cash purchase price payments with respect to Leases, Unit Agreements, or Contracts covering lands lying outside of the areas outlined in Exhibit "C".

    8.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER:  The obligations of Buyer to close the transaction contemplated under this Agreement are subject to each of the following conditions being met:

      (a) Each and every representation of Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes expressly provided in this Agreement or consented to by Buyer.

      (b) Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived in writing by Buyer) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

      (c) All preferential purchase rights affecting the Property shall have expired or been waived in writing at or prior to Closing.

      (d) No suit, action or other proceedings shall, on the date of Closing be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

    If any of such conditions are not met as of the Closing Date, or if Closing does not occur on or before the Closing Date (and there is no basis under this Agreement to extend Closing Date) and, in either case Buyer is not in breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under Section14 hereof, which will survive such termination).

    9.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER:  The obligations of Seller under this Agreement are subject to each of the following conditions being met:

      (a) Each and every representation of Buyer under this agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made against at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes expressly provided in this Agreement or consented to by Seller.

      (b) Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived in writing by Seller) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

      (c) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

    If any of such conditions are not met as of the Closing Date, or if Closing does not occur on or before the Closing Date (and there is no basis under this Agreement to extend Closing Date), and in either case, Seller is not in breach of its obligations hereunder, this Agreement may, at the option of Seller, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under Section 14 hereof, which will survive such termination).

    10.  THE CLOSING.  The closing (herein called the "Closing") of the transaction contemplated by this Agreement shall take place in the offices of Panther Resources Corporation, 1021 Main Street, Suite 1290, Houston, Texas 77002, at 10:00 a.m. on December 29, 2000, or at such other date and time as the Buyer and Seller may mutually agree upon (the "Closing Date"). At the Closing:

      (a) Seller shall:

         (i) execute, acknowledge and deliver to Escrow Agent an assignment of the Properties, (the "Assignment"), in the form attached hereto as Exhibit "F" (and with Exhibit "A" hereto being attached thereto), effective as of 7 o'clock a.m., local time of the Effective Date; and

        (ii) deliver to Escrow Agent affidavits from each entity comprising Seller that it is not a "foreign person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986 as amended (i.e., it is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such code and regulations promulgated thereunder); and

        (iii) turn over possession of those Properties which are in the possession of Seller, including the Records; and

        (iv) execute such other assignments, change of operator forms, transfers, transfer orders, letters in lieu of transfer orders, division orders, releases and to take such other steps as Buyer may reasonably require to validly transfer the Properties to Buyer as contemplated by this Agreement.

      (b) Buyer shall:

         (i) deliver the Initial Cash Payment ($475,000) to Panther (for itself and as collecting agent for the other Sellers), by Federal Express to Panther's office.;

        (ii) deliver to the Escrow Agent in the proportions of 60% thereof to Panther; 25% thereof to Newstar; and 15% thereof to McCord, the fully executed and recordable Net Operating Profits Interest Assignment in the form attached hereto as Exhibit "D."

        (iii) deliver to the Escrow Agent an executed and acknowledged Deed of Trust, substantially in the form of Exhibit "H" to secure payment of the obligations set forth in Section 11(a)(i) below (the "Deed of Trust");

        (iv) deliver to the Escrow Agent an executed and acknowledged Deed of Trust, substantially in the form of Exhibit "J" to secure payment of the obligation set forth in Section 2 (d) ("Deed of Trust No. 2")

        (v) execute such forms and take such other steps as Seller may reasonably require to (i) succeed Seller with respect to the Properties under the rules and regulations of applicable authorities and (ii) assume any plugging liabilities of Seller with respect to the wells located on the Properties or on units in which the Properties participate (including, but without limitation, compliance with Section 89.002(a)(2)(A) through (D) of the Texas Natural Resources Code);

        (vi) execute and deliver to Seller and Escrow Agent the Escrow Agreement in the form of Exhibit "I".

    11.  ASSUMPTION AND INDEMNIFICATION.

      (a)  Buyer's Assumption and Indemnification of Seller.  Buyer agrees from and after Closing:

         (i) within sixty (60) business days following commencement of actual sales of gas from the Rodessa/Sligo Interval, Buyer shall pay to Newstar $1,000,000.00, in satisfaction of the "Final Payment" obligation set out in Paragraph 10 of the Panther/Newstar Agreement, as amended. Newstar agrees that such obligation shall be non-recourse to Buyer, and that Newstar's sole recourse against Buyer in the event of a payment default by Buyer shall be foreclosure of the Property under the Deed of Trust.

        (ii) to assume, and to timely pay and perform, Buyer's duties, obligations and liabilities relating to the ownership and operation of the Properties after the Effective Date, including, without limitation, those arising under the contracts and agreements identified in Exhibit "B", attached hereto; and

        (iii) to indemnify, defend and hold Seller, and Seller's past and present partners and Seller's directors, officers, employees and agents harmless from and against any and all claims, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the ownership and operation of the Properties after the Effective Date. In connection with (but not in limitation of) the foregoing, it is specifically understood and agreed that, except with respect to matters for which Buyer is entitled to indemnification from Seller pursuant to that Section, matters arising out of or otherwise relating to the ownership and operation of the Properties after the Effective Date shall include all matters arising out of the condition of the Properties on the Effective Date, including, but without limitation by enumeration, obligations to properly plug and abandon, or replug and re-abandon wells; obligations to restore the surface; the presence of NORM; the presence of Hydrogen Sulfide Gas in one or more reservoirs underlying the Leases; and obligations to comply with, or to bring Properties into compliance with, applicable environmental laws including conducting any remediation activities which may be required, regardless of when the events occurred which give rise to such condition.

        (iv) to use its best efforts to cause actual sales of gas from the Rodessa/Sligo Interval to be commenced on the Properties on or before eighteen (18) months after Closing. Should actual sales of gas from the Rodessa/Sligo Interval not be commenced on or before eighteen (18) months after Closing, Buyer shall reassign the Properties to Seller, free of costs and free and clear of any lease burdens that may have been placed on the Properties by Buyer. In addition, Buyer will convey to Seller any additional leasehold interests or rights to acquire leasehold interests acquired by Buyer within the AMI as defined in and provided for in the Net Operating Profits Assignment attached hereto as Exhibit "D" upon reimbursement of Buyers actual costs in acquiring same, At eighteen (18) months after Closing, should Buyer and other owners of interests in the Properties be constructing the facilities, plant and/or pipelines to begin actual sales of gas from the Rodessa/Sligo Interval on the Properties, Buyer shall have thirty (30) months after Closing to commence actual sales of gas from the Rodessa/Sligo Interval on the Properties.

    If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this provision, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

    The term "force majeure", as here employed, shall mean an act of God, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion not reasonably within the control of the party claiming suspension. Force majeure shall specifically include governmental delays in issuing permits required for the installation and operation of the Gas Treatment Plant if Buyer has filed all necessary applications for such permits not later than September 30, 2001.

      (b)  Seller's Indemnification of Buyer.  Except with respect to title to the Properties, each Seller agrees that with respect to its period of ownership of the Prosperities it will from and after Closing indemnify, defend and hold Buyer, and Buyer's directors, officers, shareholders, employees and agents harmless from and against any and all claims, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to (i) Seller's breach of its representations, warranties and covenants set forth herein; or (ii) the ownership and operation of the Properties prior to the Effective Date; provided, however, that any claims for indemnification pursuant to this Section 12(b) must be asserted within one hundred eighty (180) days after Closing or be deemed waived; provided, however, the presence of NORM and the presence of Hydrogen Sulfide Gas in one or more reservoirs underlying the Leases shall not be conditions that are within the purview of Seller's indemnity.

      (c)  NEGLIGENCE AND FAULT.  THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT SHALL ENTITLE THE INDEMNIFIED PARTY TO INDEMNIFICATION IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE LOSS OR CLAIM GIVING RISE TO SUCH INDEMNIFICATION OBLIGATION IS THE RESULT OF THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OR STRICT LIABILITY OF SUCH INDEMNIFIED PARTY.

    12.  DISCLAIMER OF WARRANTIES.  The Properties are being sold by Seller "WHERE IS" AND "AS IS" and without warranty of title of any nature. Seller hereby expressly disclaims any and all representations or warranties (other than those expressly set out in Section 4 above) with respect to the Properties or the transaction contemplated hereby. Specifically as a part of (but not a limitation of) the foregoing, Buyer acknowledges that Seller has not made, and SELLER HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY (EXPRESS, IMPLIED, UNDER COMMON LAW, BY STATUTE OR OTHERWISE) RELATING TO THE TITLE TO THE PROPERTIES OR THE CONDITION OF THE PROPERTIES (INCLUDING WITHOUT LIMITATION, SELLER DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS), THE EXTENT OF OIL, GAS OR OTHER MINERAL

RESERVES, THE RECOVERABILITY OF OR THE COST OF RECOVERING ANY OF SUCH RESERVES, THE VALUE OF RESERVES, PRICES (OR ANTICIPATED PRICES) AT WHICH PRODUCTION HAS BEEN OR WILL BE SOLD, AND THE ABILITY TO COMPLETE OR RE-COMPLETE ANY WELL, AND THE ABILITY TO SELL OIL OR GAS PRODUCTION FROM THE PROPERTIES.

    13.  COMMISSIONS.  Seller agrees to indemnify and hold harmless Buyer from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding made or alleged to have been made by, or on behalf of, Seller with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Buyer agrees to indemnify and hold harmless Seller from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

    14.  NOTICES.  All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

    If to Buyer:

    Redwood Energy Production, L.P.
    One Maritime Plaza, Suite 400
    San Francisco, CA 94111
     Fax: 415/398-9927

    If to Seller:

    Panther Rodessa, L.P.
    1021 Main Street, Suite 1290
    Houston, TX 77002
    Fax No: 713/759-6837

    Newstar Energy U.S.A., Inc.
    1905 Abbott Road
    East Lansing, MI 48826-1799
     Fax: 517/333-9576

    Frederick R. McCord, Trustee
    1021 Main Street, Suite 1400
    Houston, TX 77002
    Fax: 713/860-3199

and shall be considered delivered on the date of receipt. Either Buyer or Seller may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Section, at least ten (10) days prior to the effective date of such change of address.

    15.  PANTHER CONTRACTS.

      (a) Panther executed a letter agreement dated November 29, 1999 with Stephen N. Riner ("Riner"), a Texas oil & gas title attorney, concerning the payment by Panther for use of previous oil & gas title opinions prepared by Riner on several of the Leases, including a recent title opinion on the drill site tract for the Magness #1 well. As part of such agreement, Panther made one $10,000.00 payment to Riner pursuant to paragraph numbered (1) in said agreement. Pursuant to paragraphs numbered (2) and (3) in such agreement, Panther owes Riner a second payment of $15,000.00, on or before 30 days from the commencement of gas sales from the Rodessa/Sligo Interval in the Magness #1 well and a third payment of $10,000.00 after Panther spuds the first development well for the Rodessa/Sligo Interval on the Leases in return for Panther's further use of these previously prepared title opinions. Prior to Closing, Panther shall seek Riner's consent to (i) the assignment to Buyer of Panther's rights in and to the title opinions, and (ii) Buyer's assumption of the obligation to make additional payments, totaling $25,000.00, upon the conditions set forth in such agreement. Subject to receipt of such consent, Panther shall assign its rights in the title opinions to Buyer at Closing.

      (b) Panther executed a letter agreement dated September 23, 1999 with James E. Smith & Associates, Inc. ("Smith"), a Texas Petroleum Engineering firm, which was later amended by letter dated May 2, 2000, for preparation for Texas Railroad Commission hearings and other permits for the operation of an H2S well. Under the original Smith agreement, Panther agreed to pay Smith the amount of $10,000.00 upon the completion of the Texas Railroad Commission Hearing for this well and another $40,000.00 when all permits from the appropriate parties were obtained for the operation of this well. Under the amendment agreement Panther informed Smith that a pipeline company (Western Gas Resources) was to obtain the permits and paid Smith the initial amount of $10,000.00 in partial settlement with the promise of an additional $25,000.00 when the pipeline company obtained the permits and the Magness #1 well was on line and producing. Subsequently, the pipeline company dropped its plans to participate with Panther in developing the Madisonville Project. Buyer may consider Smith for completing the permits and conducting the Texas Railroad Commission hearings on this well. Should Buyer retain Smith in this capacity, Buyer will pay twenty five percent (25%) of the additional $40,000.00 due under the terms of the original Smith agreement upon the permits being obtained. Should Smith not be so retained, Panther will negotiate a settlement agreement with Smith, mutually agreeable to Panther, Smith and Buyer, whereby Buyer will pay $25,000.00 to Smith and will be entitled to copies of all Smith's work product relating to the Properties.

      (c) Newstar and Process Systems International. Inc. ("PSI") and the Michigan bankruptcy court having jurisdiction on Newstar's bankruptcy entered into a standstill agreement dated September 27, 2000 that was subsequently assigned to Panther whereby PSI agreed not to scrap the nitrogen rejection unit ("NRU") built by PSI for Newstar (but not fully paid for) for use in the treatment of the gas to be produced by the Magness #1 well in return for a payment of $5,000.00 per month for a period of four months. If the arrangement is extended past December 15, 2000 Buyer will reimburse Seller twenty five percent (25%) of the $5,000.00 payment due on or before that date. extend this standstill agreement. It is understood that Buyer will have to make separate arms length negotiations with PSI should Buyer elect to purchase or lease the NRU during this standstill period.

    16.  SURVIVAL OF PROVISIONS. All representations and warranties made herein by Buyer and Seller shall be continuing and shall be true and correct on and as of the date of Closing with the same force and effect as if made at that time (and shall inure to the benefit of the respective successors and assigns of Buyer and Seller), and all of such representations and warranties shall survive the Closing and the delivery of the Conveyance. The provisions of, and the obligations of the parties under, Section 11 (to the extent the same are, by mutual agreement, not performed at Closing), and Sections

12 through 19 inclusive (subject to any limitations otherwise provided therein) shall also survive the Closing and the delivery of the Conveyance.

    17.  TERMINATION

    Notwithstanding any other provision of the Agreement, in the event Buyer fails to timely make the payments described in Section 2(b) and 2(c) of this Agreement, this Agreement shall automatically terminate without notice or action on the part of the Seller and thereupon all rights and interests of Buyer in the Properties shall terminate.

    18.  NON-COMPETE

    Seller agrees that for a period of      months after the Closing, Seller will not acquire any lease, mineral interest, royalty interest, overriding royalty interest, production payment, net profits interest, or other interest in oil, gas or other minerals (other than the interests reserved by or assigned to Seller at Closing) covering lands within the boundaries of the "Non-compete Area" depicted on Exhibit "K" attached hereto which is understood to be the same area embraced within the AMI as defined in the Net Operating Profits Assignment attached as Exhibit "D". If, notwithstanding the foregoing, Seller acquires an interest in the Non-compete Area, within thirty (30) days after such acquisition, Seller shall notify Buyer of such acquisition, such notice to include a description of the interest acquired, the lands covered thereby, and the consideration paid therefor. (If the acquisition covers lands both within and outside the Non-compete Area, Seller shall be obligated to offer only that portion of the acquired interest that is within the Non-compete Area, and Seller's notice shall state the portion of the purchase price paid by it that is allocable to the acquired interests that are within the Non-compete Area.) Within thirty (30) days after receipt of such notice, Buyer may elect in writing to acquire such interest and tender the consideration paid therefore. Failure to timely notify Seller of its election shall be deemed an election not to acquire the interest. Within three (3) business days after receipt of payment for such interest, Seller shall deliver executed, recordable assignments to Buyer of the offered interest.

    19.  MISCELLANEOUS MATTERS.

      (a) After the Closing, Seller shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey and assign the Properties to Buyer.

      (b) To the extent applicable to the transaction contemplated hereby or any portion thereof, Buyer waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive (other than Section 17.555 which is not waived), Texas Business and Commerce Code. In connection with such waiver, Buyer hereby represents and warrants to Seller that Buyer (a) is in the business of seeking or acquiring by purchase or lease, goods, or services, for commercial or business use, (b) has assets of $5,000,000 or more according to its most recent financial statement, (c) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction contemplated hereby and (d) is not in a significantly disparate bargaining position.

      (c) Each party shall bear and pay all expenses incurred by it in connection with the transaction contemplated by this Agreement.

      (d) This Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter; provided however that any Confidentiality Agreement heretofore executed by Buyer or Seller remains in full force and effect and is not superseded or modified by this Agreement. The descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Within this Agreement words of gender shall be held and construed to cover the other gender, and words in the singular shall be held and construed to cover the plural, unless the context otherwise requires. Time is of the essence in this Agreement.

      (e) This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.

      (f)  The Agreement shall be binding on the parties hereto and their respective successors and assigns.

      (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      (h) This Agreement is for the benefit of the parties hereto and their successors and assigns; there are no third party beneficiaries of this Agreement.

      (i)  The obligations of each of the entities comprising Seller are several, not joint, and no Seller entity shall be liable for any breach by any other Seller entity hereunder.

      (j)  This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart.

    IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

SELLER:
PANTHER RODESSA L.P.
By:
Name:
Title:
NEWSTAR ENERGY USA, INC.
By:
Name:
Title:
FREDERICK R. McCORD, Trustee
By:
Name:
Title:
BUYER:
REDWOOD ENERGY PRODUCTION, L.P.
By:
Name:
Title:

EXHIBIT A

LSE #	LESSOR	LESSEE	LSE DATE	& PAGE
1	MAGNESS, RUBY	MITCHELL ENERGY CORP.	3-Oct-80	238-110
2	DEVON ENERGY CORPORATION	NEWSTAR ENERGY	28-Jul-97	415-337
3	TEXAS OSAGE ROYALTY POOL	NEWSTAR ENERGY	15-Oct-98	486-353
4	HOUSE, R. L., ET AL	NEWSTAR ENERGY	26-Jul-99	511-164
5	BYERS, HELEN	W. T. BARRATT	8-May-52	100-102
51	FRYE, JOHN CALVIN	NEWSTAR ENERGY	17-Aug-98	480-52
54	FARRIS, JEFF A., JR.	NEWSTAR ENERGY	10-Aug-99	512-55
55	FANNIN, ANGELA FARRIS	NEWSTAR ENERGY	13-Aug-99	514-168
56	HOUSE, R. L., ET AL	NEWSTAR ENERGY	17-Dec-99	523-229
57	TEXAS OSAGE ROYALTY POOL	UMC PETROLEUM CORP.	17-Apr-00	534-326
58	DEVON ENERGY CORPORATION	NEWSTAR ENERGY	22-Jul-97	454-671
59	CONWAY, MARY LOU	TJC VENTURES, INC.	30-Jun-98	472-180
60	JASTER, GEORGE E., ET UX	NEWSTAR ENERGY	11-Aug-98	478-353
61	HOLLIS, SAMMIE ANN	NEWSTAR ENERGY	11-Aug-98	476-278
62	RYMAN, C. A.	NEWSTAR ENERGY	11-Aug-98	480-334
63	RYMAN, JANICE L.	NEWSTAR ENERGY	11-Aug-98	480-346
64	RYMAN, MARK H.	NEWSTAR ENERGY	11-Aug-98	476-282
65	MOORE, W. TYLER, JR.	NEWSTAR ENERGY	11-Aug-98	475-330
66	PALMER, LESLIE, JR.	NEWSTAR ENERGY	11-Aug-98	480-37
67	BENNETT, MAC L. III	NEWSTAR ENERGY	11-Aug-98	483-196
68	COLLUM, RHEA NANETTE	NEWSTAR ENERGY	11-Aug-98	476-286
70	KOPETSKY, JANIE BENNETT	NEWSTAR ENERGY	11-Aug-98	475-326
71	BENNETT, WILLIAM C.	NEWSTAR ENERGY	11-Aug-98	478-45
72	ROBINSON, RACHAEL MAE	NEWSTAR ENERGY	11-Aug-98	475-37
73	WATSON, JAY DON	NEWSTAR ENERGY	11-Aug-98	476-290
74	PAYNE, BILLY M., ET UX	NEWSTAR ENERGY	11-Aug-98	480-132
75	THORNTON, WILLIAM S., ET UX	NEWSTAR ENERGY	11-Aug-98	478-334
76	LAWRENCE, JOHN H.	NEWSTAR ENERGY	11-Aug-98	475-334
77	LAWRENCE, P. L. TEST. TRUST "B"	NEWSTAR ENERGY	11-Aug-98	483-165
78	SIMMONS, MARY CATHERINE	NEWSTAR ENERGY	11-Aug-98	476-274
79	HOLLIS, JAMES R.	NEWSTAR ENERGY	11-Aug-98	476-270
80	HOLLIS, SAMUEL S.	NEWSTAR ENERGY	11-Aug-98	478-49
81	HOLLIS, HADEN LEE	NEWSTAR ENERGY	11-Aug-98	480-45
82	MCWHORTER, SAMUEL N.	NEWSTAR ENERGY	18-Aug-97	455-747
83	FLOYD, EARLENE MCWHORTER	NEWSTAR ENERGY	18-Aug-97	455-755
84	MCWHORTER, EUGENE A.	NEWSTAR ENERGY	18-Aug-97	455-727
85	MCWHORTER, EARL E.	NEWSTAR ENERGY	18-Aug-97	455-743
86	PORTER, HELEN J.	NEWSTAR ENERGY	18-Aug-97	455-739
87	CURRY, CLARA	NEWSTAR ENERGY	18-Aug-97	455-735
88	MCWHORTER, GARY LEE	NEWSTAR ENERGY	18-Aug-97	455-731
89	FOSTER, CELIA MCWHORTER	NEWSTAR ENERGY	18-Aug-97	455-751
90	HOUSE, R. L., ET AL	NEWSTAR ENERGY	8-Sep-97	456-153
92	TEXAS OSAGE ROYALTY POOL	NEWSTAR ENERGY	15-Oct-98	486-359
93	VICK, DIANA BALDWIN	NEWSTAR ENERGY	28-Jan-98	462-854
94	FANNIN, KENNETH R., ET AL	NEWSTAR ENERGY	1-May-98	469-261

95	FARRIS, JEFF A., ET UX	NEWSTAR ENERGY	23-Feb-98	464-208
96	FANNIN, ANGELA FARRIS	NEWSTAR ENERGY	17-Jun-98	472-227
97	NOBLE, BETTYE BURROUGHS	NEWSTAR ENERGY	15-Oct-97	460-34
98	NOBLE, MICHELLE JESSICA	NEWSTAR ENERGY	15-Oct-97	460-42
99	MCGEHEE, VIVIENNE D. NOBLE	NEWSTAR ENERGY	15-Oct-97	460-38
100	KENLEY, RAYMOND A.	NEWSTAR ENERGY	18-Aug-97	455-723
101	HOUSE, B. B., LTD, ET AL	NEWSTAR ENERGY	8-Sep-97	456-164
102	TEXAS OSAGE ROYALTY POOL	NEWSTAR ENERGY	15-Oct-98	486-361
103	HICKS, JAMES E., ETUX	L.C. OLDHAM, JR.	12-Nov-53	108-107
105	TEXAS OSAGE ROYALTY POOL	NEWSTAR ENERGY	15-Oct-98	486-355
106	HOUSE BB., LTD., ETAL	NEWSTAR ENERGY	26-Jul-99	511-141
108	ROSE, BRENDA DELL BARR, ETAL	NEWSTAR ENERGY	6-Feb-98	462-845
109	GOWAN, JOHN ROWLAND, ETUX	NEWSTAR ENERGY	19-Dec-97	460-709
110	THOMPSON FAMILY TRUST	NEWSTAR ENERGY	20-Jul-98	489-170
129	TEXAS OSAGE ROYALTY POOL	NEWSTAR ENERGY	15-Oct-98	486-357
130	WALTERS, DWAYNE P.	PEARSALL EXPLORATION CO.	27-Jul-88	348-878
131	TARPLEY, OUIDA	PEARSALL EXPLORATION CO.	27-Jul-88	348-861
132	STRAWTHER, ADA MAE	PEARSALL EXPLORATION CO.	27-Jul-88	348-865
133	STRAWTHER, CHARLES, ETUX	PEARSALL EXPLORATION CO.	27-Jul-88	348-869
134	TRIPLE N. INC., ETAL	PEARSALL EXPLORATION CO.	1-Jun-88	346-806
134	TRIPLE N. INC., ETAL	PEARSALL EXPLORATION CO.	1-Jun-88	346-806
134	TRIPLE N. INC., ETAL	PEARSALL EXPLORATION CO.	1-Jun-88	346-806
135	PORTER, HELEN J. ETVIR	PEARSALL EXPLORATION CO.	6-Oct-88	352-243
136	FANNIN, KENNETH R., ETAL	PEARSALL EXPLORATION CO.	20-Feb-89	357-200
137	MCWHORTER, SAMUEL N., EYUX	PEARSALL EXPLORATION CO.	14-Nov-88	352-246
138	HOUSE, R. L., ETAL	PEARSALL EXPLORATION CO.	19-Jan-89	357-185
139	MCWHORTER, EUGENE A., ETUX	PEARSALL EXPLORATION CO.	6-Oct-88	352-256
140	MCWHORTER, GARY LEE	PEARSALL EXPLORATION CO.	14-Oct-88	352-249
141	MCWHORTER, EARL E., JR., ETUX	PEARSALL EXPLORATION CO.	27-Sep-88	352-240
142	FOSTER, CELIA MCWHORTER	PEARSALL EXPLORATION CO.	5-Oct-88	356-819
143	FLOYD, EARLENE M., ETVIR	PEARSALL EXPLORATION CO.	5-Oct-88	352-237
144	FLAG-REDFERN OIL (now Devon)	EDWARDS PETROLEUM CO.	7-Feb-89	357-196

145	GAFFORD, BERTIE L., ETAL	PEARSALL EXPLORATION CO.	1-Jul-88	348-886
146	HINES, MIDGET M., ETVIR	PEARSALL EXPLORATION CO.	12-Jul-88	348-882
147	MCMAHAN, TRUMAN	PEARSALL EXPLORATION CO.	12-Jul-88	348-873
148	MCWHORTER, BUFORD, ETAL	PEARSALL EXPLORATION CO.	12-Aug-88	352-252
149	JOHNSTON, JAMES J.	EDWARDS PETROLEUM CO.	8-Dec-92	399-137
150	ARMSTRONG, W.B., ETAL	EDWARDS PETROLEUM CO.	1-Dec-92	400-717
151	MARSHALL, GARLAND R., ETUX	KYLE F. FULLICK	11-Feb-93	402-417
152	VAUGHN, LUCILLE GAY	KYLE F. FULLICK	11-Feb-93	402-414
153	WINSTEAD, MAURICE GRAY	KYLE F. FULLICK	11-Feb-93	402-420
154	FARRIS, JEFF A.	EDWARDS PETROLEUM CO.	25-Nov-92	399-129
155	FANNIN, ANGELA FARRIS	EDWARDS PETROLEUM CO.	25-Nov-92	399-133
156	WELLS, LEE ANN	KYLE F. FULLICK	19-Apr-93	403-857
157	WCWHORTER, SAMUEL N., ET UX	TJC VENTURES	30-Jun-98	473-167
158	FOSTER, CELIA MCWHORTER	TJC VENTURES	30-Jun-98	473-171
159	MCWHORTER, EUGENE A., ET AL	TJC VENTURES	30-Jun-98	473-175
160	FLOYD, EARLENE M.	TJC VENTURES	30-Jun-98	478-33
161	PORTER, HELEN J.	TJC VENTURES	30-Jun-98	474-78
162	MCWHORTER, GARY LEE	TJC VENTURES	30-Jun-98	474-74
163	MCWHORTER, EARL E., ET UX	TJC VENTURES	16-Jul-98	474-239
164	STARKEY, ALMA BROADWAY	TJC VENTURES	6-Jul-98	474-242
165	FLOYD, GLENN CHARLES	NEWSTAR ENERGY	16-Jul-98	476-267
166	PONDER, JAMES R., ET UX	TJC VENTURES	15-Jun-98	473-179
167	FLOYD, CHARLES L.	NEWSTAR ENERGY	29-Jul-98	480-338
168	MOSLEY, THOMAS J., ET AL	NEWSTAR ENERGY	30-Jul-98	481-07
169	CAMPBELL, A. L., ET UX	NEWSTAR ENERGY	30-Jul-98	480-55
170	CONWAY, MARY LOU	NEWSTAR ENERGY	30-Jun-98	472-184
170	CONWAY, MARY LOU	NEWSTAR ENERGY	30-Jun-98	472-184
170	CONWAY, MARY LOU	NEWSTAR ENERGY	30-Jun-98	472-184
171	BENNETT, WILLIAM C.	NEWSTAR ENERGY	30-Jul-98	478-41
172	BENNETT, WILLIAM C.	NEWSTAR ENERGY	11-Aug-98	482-48
173	KOPETSKY, JANIE B.	NEWSTAR ENERGY	30-Jul-98	483-220
174	KOPETSKY, JANIE B.	NEWSTAR ENERGY	11-Aug-98	482-43
175	RYMAN, C. A.	NEWSTAR ENERGY	30-Jul-98	484-197
176	RYMAN, JANICE R.	NEWSTAR ENERGY	30-Jul-98	484-202
177	SIMMONS, MARY CATHERINE	NEWSTAR ENERGY	14-Aug-98	483-306
178	BENNETT, MAC L. III	NEWSTAR ENERGY	30-Jul-98	481-333
179	BENNETT, MAC L. III	NEWSTAR ENERGY	30-Jul-98	482-30
180	BENNETT, ROBERT B.	NEWSTAR ENERGY	11-Aug-98	483-311
181	ROBINSON, RACHEL MAE	NEWSTAR ENERGY	30-Jul-98	481-329
182	ROBINSON, RACHEL MAE	NEWSTAR ENERGY	11-Aug-98	482-25
184	LAWRENCE, JOHN M.,III	NEWSTAR ENERGY	30-Jul-98	489-159
185	LAWRENCE, P. L. TEST. TRUST "B"	NEWSTAR ENERGY	30-Jul-98	485-152

186	HOLLIS, SAMUEL STERLING	NEWSTAR ENERGY	14-Aug-98	483-172
187	HOLLIS, SAMMIE ANN	NEWSTAR ENERGY	30-Jul-98	484-207
188	HOLLIS, JAMES R.	NEWSTAR ENERGY	14-Aug-98	483-298
189	HOLLIS, HADEN LEE	NEWSTAR ENERGY	14-Aug-98	482-20
190	COLLUM, RHEA NANETTE	NEWSTAR ENERGY	30-Jul-98	483-287
191	WATSON, JAY DON,ETUX	NEWSTAR ENERGY	30-Jul-98	481-01
192	RYMAN, MARK H.	NEWSTAR ENERGY	12-Aug-98	478-53
193	MOORE, W. TYLER,ETUX	NEWSTAR ENERGY	30-Jul-98	482-38
194	PAYNE, BILLY M.,ET UX	NEWSTAR ENERGY	10-Aug-98	481-343
195	THORNTON, WILLIAM S.	NEWSTAR ENERGY	11-Aug-98	481-337
196	THEISS, EARL A.,ETUX	NEWSTAR ENERGY	20-Aug-98	482-16
197	THEISS, CLARENCE, ETUX	NEWSTAR ENERGY	20-Aug-98	482-12
198	GAFFORD, LEOLA	NEWSTAR ENERGY	18-Aug-98	482-09
199	BULLARD, WILLIE	NEWSTAR ENERGY	22-Aug-98	484-234
200	ISGITT, J. RAY,ETUX	NEWSTAR ENERGY	18-Aug-98	482-05
201	BEASLEY, FLETCHER H.,ETUX	NEWSTAR ENERGY	20-Aug-98	482-01
202	MAGNESS, LUTHER CALVIN	NEWSTAR ENERGY	17-Jul-98	475-338
203	MAGNESS, JOHNIE E.	NEWSTAR ENERGY	17-Jul-98	483-169
204	LEONARD, BILL	NEWSTAR ENERGY	17-Aug-98	478-14
205	CHEATHAM, EDGAR L., JR.	NEWSTAR ENERGY	17-Aug-98	478-17
206	BULLARD, WILLIE	NEWSTAR ENERGY	17-Aug-98	478-20
207	MOORE, RUTH	NEWSTAR ENERGY	17-Aug-98	478-27
208	TROTTER, LAURA SUE	NEWSTAR ENERGY	17-Aug-98	489-136
209	KING, BETTY JEAN	NEWSTAR ENERGY	17-Aug-98	480-41
210	CULBRETH, WINNIE	NEWSTAR ENERGY	17-Aug-98	484-219
211	GRAVES, FRANCIS	NEWSTAR ENERGY	17-Aug-98	480-34
212	LANG, JAMES TRUST	NEWSTAR ENERGY	17-Aug-98	483-188
213	MORRIS, ROBERT E.	NEWSTAR ENERGY	17-Aug-98	478-331
214	LANG, ALMA RUTH	NEWSTAR ENERGY	17-Aug-98	478-328
215	RATLCIFF, DURWOOD B.	NEWSTAR ENERGY	17-Aug-98	482-35
216	PARK, CHARLES	NEWSTAR ENERGY	17-Aug-98	481-353
217	FRANKLIN, JEAN LOUISE MORRIS	NEWSTAR ENERGY	17-Aug-98	478-347
218	CHEATHAM, JULIUS L.	NEWSTAR ENERGY	17-Aug-98	480-331
219	LANDS, NADINE	NEWSTAR ENERGY	17-Aug-98	478-341
220	LAWLESS, OLIVER W.JR.	NEWSTAR ENERGY	17-Aug-98	478-344
221	ERCANBRACK, MARY ETTA	NEWSTAR ENERGY	17-Aug-98	478-30
222	DUBOSE, MILDRED ELIZ. FRYE	NEWSTAR ENERGY	17-Aug-98	483-292
223	FRYE, MARIE M.	NEWSTAR ENERGY	17-Aug-98	484-191
224	FRYE, WANEMA MARIE	NEWSTAR ENERGY	17-Aug-98	482-303
225	WOLF, RUBY MAE FRYE	NEWSTAR ENERGY	17-Aug-98	478-338
226	O'CONNELL, D. M. FRYE	NEWSTAR ENERGY	17-Aug-98	480-129
227	CARTER, D. K. FRYE	NEWSTAR ENERGY	17-Aug-98	480-49
228	HARLESS, FRANCIS	NEWSTAR ENERGY	17-Aug-98	485-146
229	MIDDLEBROOK, BESSIE	NEWSTAR ENERGY	17-Aug-98	483-178
230	BLAND, FANNIE J.	NEWSTAR ENERGY	17-Aug-98	480-136
231	LAWLESS, LINDA L. B.	NEWSTAR ENERGY	17-Aug-98	483-162
232	MURPHY, ALVA RAY	NEWSTAR ENERGY	17-Aug-98	483-181
233	HALL, DARRELL R., ETAL	NEWSTAR ENERGY	17-Aug-98	480-27
234	RUSHING, THOMAS M.	NEWSTAR ENERGY	17-Aug-98	481-323
235	MCBRIDE, JAMES W.	NEWSTAR ENERGY	17-Aug-98	480-123

236	WILLARD, MARY A.	NEWSTAR ENERGY	17-Aug-98	484-213
237	FRYE, JOE DANNA	NEWSTAR ENERGY	17-Aug-98	478-350
238	LAWLESS, LOIS H.	NEWSTAR ENERGY	17-Aug-98	483-316
239	VOGES FAMILY TRUST	NEWSTAR ENERGY	17-Aug-98
240	BUCKHAULTS, GEORGE O., JR.	NEWSTAR ENERGY	17-Aug-98	480-31
241	BUCKHAULTS, JULIUS EARL	NEWSTAR ENERGY	17-Aug-98	489-131
242	MCBRIDE, JAMES W.	NEWSTAR ENERGY	25-Aug-98	484-237
243	WILY, WADE W.	NEWSTAR ENERGY	31-Aug-98	481-12
244	KING, BETTY JEAN	NEWSTAR ENERGY	26-Aug-98	484-241
245	GILBERT, JIMMY EARL	NEWSTAR ENERGY	27-Aug-98	483-282
246	GARTMAN, SUSAN MILLER	NEWSTAR ENERGY	21-Aug-98	484-222
247	MOORE, RUTH E.	NEWSTAR ENERGY	22-Aug-98	484-244
248	PARK, CHARLES	NEWSTAR ENERGY	22-Aug-98	484-247
249	KELLEY, DAN S.	NEWSTAR ENERGY	25-Aug-98	481-349
250	CULBRETH, WINNIE	NEWSTAR ENERGY	25-Aug-98	484-216
251	CHEATHAM, EDGAR L., JR.	NEWSTAR ENERGY	25-Aug-98	484-250
252	MURPHY, ALVA RAY	NEWSTAR ENERGY	3-Sep-98	484-253
253	YOUNG, BRENDA	NEWSTAR ENERGY	2-Sep-98	483-216
254	WOLF, RUBY MAE FRYE	NEWSTAR ENERGY	24-Aug-98	484-194
255	CHEATHAM. JULIUS L.	NEWSTAR ENERGY	28-Aug-98	484-256
256	SIKES, FRANCES	NEWSTAR ENERGY	17-Jul-98	484-187
257	THIERHELMER, JEAN M.	NEWSTAR ENERGY	12-Aug-98	483-207
258	DUBOSE, MILDRED ELIZ. FRYE	NEWSTAR ENERGY	27-Aug-98	489-152
260	SKELTON, MARK R.	NEWSTAR ENERGY	21-Aug-98	485-158
261	LANDS, NADINE	NEWSTAR ENERGY	29-Aug-98	485-155
262	FUHLBERG, JAMES E., ESTATE	NEWSTAR ENERGY	5-Sep-98	489-167
263	HARLESS, FRANCES	NEWSTAR ENERGY	29-Aug-98	485-142
264	MIDDLEBROOK, BESSIE	NEWSTAR ENERGY	29-Aug-98	485-149
265	NEAL, MARY HELEN	NEWSTAR ENERGY	1-Sep-98	483-227
266	BASS, ROY LYNN	NEWSTAR ENERGY	23-Sep-98	484-260
267	BASS. KENNETH L.	NEWSTAR ENERGY	3-Sep-98	483-231
268	BASS, ERNESTINE G.	NEWSTAR ENERGY	3-Sep-98	483-259
269	SWORD, JOANNE K.	NEWSTAR ENERGY	3-Sep-98	483-239
270	LEONARD, BILL R.	NEWSTAR ENERGY	5-Sep-98	483-278
271	HOOD, FRANCES SMITH	NEWSTAR ENERGY	3-Sep-98	483-270
272	EMERT, STYERS W.	NEWSTAR ENERGY	28-Aug-98	483-200
273	FEWOX, DOROTHY E.	NEWSTAR ENERGY	3-Sep-98	483-319
274	MILLER, PHYLLIS M.	NEWSTAR ENERGY	21-Aug-98	485-139
275	SMITH, JOHNNY DOYLE	NEWSTAR ENERGY	3-Sep-98	483-263
276	TOBIAS, PAT	NEWSTAR ENERGY	17-Sep-98	483-203
277	HARDY, JOHN R.	NEWSTAR ENERGY	18-Sep-98	489-134
278	HARDY, JOHN R.	NEWSTAR ENERGY	18-Sep-98	489-134
279	EMERT, MARVIN	NEWSTAR ENERGY	16-Jul-98	481-326
280	RICHARDSON, CARLA A.	NEWSTAR ENERGY	8-Sep-98	484-263
281	BAKER, GLENDA SUE	NEWSTAR ENERGY	3-Sep-98	483-224
282	BASS, TOMMY NOLEN	NEWSTAR ENERGY	3-Sep-98	483-251
284	BASS, JAMES DELBERT	NEWSTAR ENERGY	3-Sep-98	483-235
285	HINTON, MELISSA	NEWSTAR ENERGY	3-Sep-98	483-267
287	BRUMLOW, JAMES A.	NEWSTAR ENERGY	3-Sep-98	483-247
288	ERCANBRACK, MARY ETTA	NEWSTAR ENERGY	19-Oct-98	485-162

289	COLEMAN, CHARLES	NEWSTAR ENERGY	22-Aug-98	483-211
293	LANG, MANUEL & ALMA RUTH TR.	NEWSTAR ENERGY	10-Sep-98	484-226
294	RICHARDSON, SUSAN K.	NEWSTAR ENERGY	3-Sep-98	484-275
295	AIRHART, JEANNETTE	NEWSTAR ENERGY	21-Aug-98	483-192
296	LANG, JAMES TRUST	NEWSTAR ENERGY	26-Aug-98	483-184
297	MAGNESS, JAMES A.	NEWSTAR ENERGY	23-Sep-98	489-115
299	MAGNESS, MARGARET H.	NEWSTAR ENERGY	23-Sep-98	489-144
301	DAVIS, ELIZABETH NEAL BURTIS	TJC VENTURES, INC.	16-Jul-98	489-165
303	JOHNSTON, V.A. FAMILY TRUST	NEWSTAR ENERGY	12-Oct-98	189-105
304	JOHNSTON, V.A. FAMILY TRUST	NEWSTAR ENERGY	24-Sep-98	148-139
305	LAMB, ROGER A.	NEWSTAR ENERGY	23-Oct-98	489-156
306	O'CONNELL, D. M. FRYE	NEWSTAR ENERGY	2-Sep-98	492-163
307	JOHNSTON, BETTY T. MARITAL TR.	NEWSTAR ENERGY	24-Sep-98	489-121
308	ROGERS, WILLIAM S.	NEWSTAR ENERGY	24-Sep-98	511-152
309	HOUSE BB., LTD., ETAL	NEWSTAR ENERGY	26-Jul-99	511-152
310	TEXAS OSAGE ROYALTY POOL	PEARSALL EXPLORATION	19-Dec-88	353-167
311	LANG, ANN CARTER AND JON R	NEWSTAR ENERGY	12-Sep-98	483-188
312	MOSLEY, DAVID G.	NEWSTAR ENERGY	30-Jul-98	478-23
313	MOSLEY, JOHN L.	NEWSTAR ENERGY	30-Jul-98	480-341
314	MOSLEY, WALTER C.	NEWSTAR ENERGY	30-Jul-98	478-37
Z001	HALL, DARRELL R. & SUE HICKS	ZESON CORPORATION	10-May-99	506-293
Z002	JAMES LANG TRUST	ZESON CORPORATION	10-May-99	506-298
Z003	MCBRIDE, JAMES W. & ORIAN H.	ZESON CORPORATION	10-May-99	506-302
Z004	LANDS, NADINE	ZESON CORPORATION	10-May-99	506-306
Z005	LANG, ALMA RUTH	ZESON CORPORATION	15-May-99	506-310
Z006	RATLIFF, DURWOOD B.	ZESON CORPORATION	15-May-99	506-315
Z007	FRYE, MARIE M.	ZESON CORPORATION	15-May-99	506-318
Z008	FRYE, WANEMA MARIE	ZESON CORPORATION	15-May-99	506-322
Z009	FRANKLIN, JEAN LOUISE MORRIS	ZESON CORPORATION	15-May-99	506-326
Z010	MORRIS, ROBERT E.	ZESON CORPORATION	15-May-99	506-330
Z011	BETTY T. JOHNSTON MARITAL TRUST	ZESON CORPORATION	10-May-99	508-95
Z012	PARK, CHARLES	ZESON CORPORATION	10-May-99	508-99
Z013	BULLARD, WILLIE	ZESON CORPORATION	10-May-99	508-103

Z014	MOORE, RUTH E.	ZESON CORPORATION	10-May-99	508-107
Z015	SOLIZ, DIONISIO & AMELIA	ZESON CORPORATION	10-May-99	508-111
Z016	LEONARD, BILL	ZESON CORPORATION	10-May-99	508-115
Z017	HARLESS, FRANCIS	ZESON CORPORATION	10-May-99	508-119
Z018	CHEATHAM, EDGAR L., JR.	ZESON CORPORATION	15-May-99	508-123
Z019	CHEATHAM, JULIUS L.	ZESON CORPORATION	15-May-99	508-127
Z020	DONAHO, JOHN MILTON	ZESON CORPORATION	15-Jun-99	508-131
Z021	EULA MAE JOHNSTON TRUST	ZESON CORPORATION	10-May-99	508-135
Z022	WILLARD, MARY ANNETTE	ZESON CORPORATION	10-May-99	509-212
Z023	LAWLESS, LOIS H.	ZESON CORPORATION	15-May-99	509-216
Z024	LAWLESS, LINDA LOIUSE BREWER	ZESON CORPORATION	15-May-99	509-220
Z025	FRANCIS, GRAVES	ZESON CORPORATION	15-May-99	509-224
Z026	ERCANBRACK, MARY ETTA	ZESON CORPORATION	15-May-99	509-228
Z027	JASTER, OLIVER S.	ZESON CORPORATION	15-Jun-99	509-232
Z028	CULBRETH, WINNIE	ZESON CORPORATION	10-May-99	511-40
Z029	MURPHY, ALVA RAY	ZESON CORPORATION	15-May-99	511-44
Z030	WINFIELD, LEONARD D.	ZESON CORPORATION	20-May-99	511-48
Z031	TROTTER, LAURA SUE	ZESON CORPORATION	10-May-99	511-54
Z032	HARRINGTON, LEE B.	ZESON CORPORATION	15-May-99	513-30
Z033	LAWLESS, OLIVER W., JR.	ZESON CORPORATION	10-May-99	513-34

*
And below the Rodessa

EXHIBIT B

Exhibit "B"

1.
Letter Agreement between UMIS Petroleum Corporation and Greg Miller, dated August 16, 1993 and assignments made pursuant thereto.

2.
Participation Agreement among Nova Corporation, GRM Petroleum, Inc., Robert L. Hixon, Zeson Corporation, and Basco Energy Corporation and dated February 12, 1997, Addendum to Participation Agreement dated April 30, 1997, Ratification of Participation Agreement dated May 1, 1997, and assignments made pursuant thereto, including Assignment of Overriding Royalty Interests dated June 25, 1997.

3.
Bill of Sale, Conveyance and Assignment of Partial Interest in Oil, Gas, and Mineral Leases dated June 25, 1997 (assignment by Newstar Energy U.S.A. of all rights to Newstar Texas).

4.
Cotton Valley Participation Agreement between Newstar Energy U.S.A., Inc. GRM Petroleum, Inc., and New River Oil & Gas Exploration, Inc. dated May 20, 1997.

5.
Farmout Agreement dated April 26, 1994, as amended, between Mitchell Energy Corporation and UMC Petroleum Corporation.

6.
Bill of Sale, Conveyance and Assignment of Partial Interest in Oil, Gas, and mineral Leases dated March 31, 1998 (assignment by Madisonville Field L.L.C. of working interest to Newstar Texas).

7.
June 26, 1998 letter agreement among Greg Miller, Robert Hixon, Madisonville Field L.L.C. and Newstar Texas (amending the Cotton Valley Participation Agreement).

8.
June 26, 1998 letter agreement among Greg Miller, Robert Hixon, Madisonville Field L.L.C. and Newstar Texas (amending the 1993 letter agreement with Greg Miller and 1997 Participation Agreement).

9.
July 1, 1998 letter agreement between William Ziefle and Newstar Texas, amended by August 9, 1999 settlement agreement.

10.
Unrecorded Option Agreement between Newstar Energy U.S.A., Inc. and William Ziefle under which Newstar Energy U.S.A., Inc. has the right to acquire certain overriding royalty interests owned by William Ziefle by virtue of Stipulation of Interest and Designation of Area of Mutual Interest recorded in Volume 523, Pages 211 through 223 of the Official Records of the Clerk of Madison County Texas.

11.
August 8, 2000 Exploration Agreement between Newstar Energy U.S.A., Inc. and Bellwether Exploration Company.

12.
October 6, 2000 Settlement Agreement between Newstar Energy U.S.A., Inc. and Greg R. Miller, Robert L. Hixon, GRM Petroleum, Inc., New River Oil & Gas, Inc., and Madisonville Field L.L.C.

13.
November 18, 1999 letter agreement between Panther Resources Corporation and Newstar Energy U.S.A., Inc. as amended by letter agreements dated April 4, 2000, April 7, 2000, May 10, 2000, May 30, 2000, June 28, 2000, July 12, 2000, and November 28, 2000.

EXHIBIT C

    A land survey plat depicting the oil and gas leases conveyed between the parties to the Purchase Sale Agreement Dated December 29, 2000.

EXHIBIT D

TO PURCHASE SALE AGREEMENT DATED DECEMBER 29, 2000

ASSIGNMENT OF NET PROFITS INTEREST

    THIS IS AN ASSIGNMENT OF NET PROFITS INTEREST (the "Assignment"), effective December 29, 2000, at 7:00 a.m., local time at the Leases and Wells, as defined below, (the "Effective Time"), from Redwood Energy Production, LP, a Texas Limited Partnership, whose address is One Maritime Plaza, Suite 400, San Francisco, California 94111 ("Assignor") to, and in favor of, Panther Rodessa, L.P., a Texas limited partnership, whose address is 1021 Main Street, Suite 1290, Houston, Texas 77002 ("Panther"); Newstar Energy U.S.A., Inc., an Ohio Corporation, whose address is 925 Abbott Road, East Lansing, Michigan 98826-1799 ("Newstar"); and Frederick R. McCord, Trustee, whose address is Suite 1400, 1021 Main Street, Houston, Texas 77002 ("McCord") (collectively, "Assignee").

RECITALS

    Assignor owns undivided interests in the oil and gas leases and wells described in Exhibit A.  Assignor wishes to assign to Assignee a net profits interest in the proceeds of production from the Leases and Wells, as hereinafter defined, to be owned, calculated, paid, and administered in accordance with this Assignment.

AGREEMENTS

    For the reasons recited above and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee (the Parties) agree as follows:

1
The Net Profits Interest

    1.1   Assignment of Net Profits Interest.

      (a)  The Conveyance.  Assignor hereby transfers, conveys, assigns, sets over, and delivers the Net Profits Interest to Assignee.

      (b) Net Profits Interest means an interest in the Gross Proceeds (as defined in Section 1.3) sufficient to cause Assignee to receive 12.5% of the Net Profits until Payout (as that term is defined in Section 2.2). At Payout, the Assignee's Net Profits Interest shall be 30% instead of 12.5% (and then again from time to time during any period of time during which the Payout Account is again in non-payout status) of Net Profits.

      (c) Net Profits means, for each calendar quarter, Gross Proceeds (as defined in Section 1.3) less Costs (as defined in Section 1.4).

      (d)  Term.  The term of the Net Profits Interest shall commence December 1, 2000 and terminate upon termination of the Leases (as defined in Section 1.2) or upon the total cessation of production from all Leases and Wells, or shut-down of the gas plant, whichever occurs last.

    1.2  General Definitions.

      (a) Subject Interests means Assignor's interests in the Leases and Wells, as described in Exhibit A, at the Effective Time, and all interests acquired by Assignor in any additional oil and gas leases or rights to acquire oil and gas leases within the AMI and any interests acquired by

  Assignor in sands, zones, formations, horizons or in and to the depths acquired by Assignor in Leases described in Exhibit A either above or below the Rodessa/Sligo Interval, and Assignor's interests in all related Leases, Lands, Equipment, and Gross Proceeds. Each Subject Interest includes two elements, as described in Exhibit A: (i) the Working Interest, which refers to Assignor's interest in a Lease or Well for purposes of determining the share of costs, expenses, liabilities, risks, and obligations Assignor is obligated to pay and bear and the share of production Assignor is entitled to take, before deducting Existing Burdens (as defined in Section 1.3), and (ii) the Net Revenue Interest, which refers to Assignor's interest in a Lease or Well for purposes of determining the share of production, net of Existing Burdens, that Assignor is entitled to take with respect to the corresponding Working Interest.

      (b) Leases means the Leases described in Exhibit A, insofar and only insofar as they cover the Rodessa/Sligo Interval, and any interest acquired by Assignor in any oil and gas lease or right to acquire an oil and gas lease covering land within the AMI, and any interest acquired by Assignor in any sand, zone, formation or depth above or below the Rodessa/Sligo Interval underlying any oil and gas lease described in Exhibit A hereof;

      (c) Wells means the Newstar Ruby Magness Well No. 1 located in the Amy Boatwright Survey, A-7, Madison County, Texas, as more fully described in Exhibit A, and any other wells drilled by, or in which Assignor owns an interest, or will own an interest, located on the Leases and Lands, or on lands pooled therewith, which produce from the Rodessa Sligo Interval;

      (d) Rodessa/Sligo Interval means the stratigraphic equivalent of those sands, zones, formations, and horizons occurring below the surface of the earth between the depths of 11,427 feet and 12,378 feet (electric log measurements) in the NewStar Ruby Magness No. 1 Well;

      (e) Lands means the lands subject to the Leases and all lands now or hereafter pooled, unitized, or communitized with such lands.

      (f)  Equipment means the equipment, facilities, and fixtures that serve the Leases and Wells, whether located on or off the Lands, including, without limitation, gathering lines, pipelines, and compressors.

      (g) AMI means the area of land embraced within the Area of Mutual Interest as outlined by heavy bold lines on the plat attached hereto as Exhibit "B".

    1.3  Meaning of "Gross Proceeds."

      (a) Gross Proceeds means all gross cash proceeds realized by Assignor, its successors and assigns, from the sale of Subject Hydrocarbons, gross proceeds from the processing of gas of unrelated third parties in any gas treatment plant built and owned by Assignor or any affiliate or partner of Assignor for purposes of processing gas produced within the AMI, and from sales or other transactions described in Section 1.3(c) hereof, during any calendar quarter, if, as, and when received by Assignor.

      (b) Subject Hydrocarbons means natural gas in and under the Lands and produced, saved, and sold from the Leases and Wells after the Effective Time from and attributable to the Subject Interests, excluding the following categories of production, to the extent they burden, relate to, or are allocable or attributable to, the Subject Interests:

        (1) Existing Burdens, which means royalties, overriding royalties, production payment interests, and other burdens on production, that are reflected in the applicable public records that affect the Subject Interests at the Effective Time and that were considered in calculating the Net Revenue Interests stated in Exhibit A;

        (2) Gas Used in Operations, which means natural gas that is lost, flared, used, or consumed for drilling, production, processing, or related operations (including gas used for gas injection, fuel, secondary or tertiary recovery, pressure maintenance, repressuring, and recycling operations on the Leases and Wells);

        (3) Make-Up Production, which means production by a natural person, corporation, partnership, trust, estate, or other entity or organization (a "Person") other than Assignor of volumes of natural gas attributable to the Subject Interest, for the purpose of making-up or recovering prior overproduction of natural gas by Assignor, without regard to whether the overproduction occurred before or after the Effective Time: and

        (4) Nonconsent Production, which means natural gas production temporarily or permanently forfeited by Assignor to other working interest owners in a Lease or Well as a consequence of Assignor's election, before or after the Effective Time, not to participate in so-called "nonconsent" operations on any Well (it being understood that gas temporarily or permanently relinquished by such other working interest owners to Assignor as a consequence of their elections not to participate in nonconsent operations shall be included as Subject Hydrocarbons).

      (c) Transactions By Assignor That Affect or May Affect Assignee's Economic Position Under This Agreement

    It is contemplated that Assignor or its affiliate or partner may elect to sell or trade all or some part of its interest in the Subject Interests or in any gas treatment plant built by Assignor or any affiliate or partner of Assignor for processing gas produced from Subject Interests, or both, for cash, services, or equipment, or any combination of those forms of consideration, and may elect to sell or trade future production of oil or gas from the Subject Interests in one form or another. It is agreed, of course, that any such sale would be made expressly subject to the terms and provisions of this Agreement. Further, it is recognized that some or all of such transactions could have an adverse impact upon the economic status and benefits provided Assignee under this Agreement prior to such transaction. Therefore, notwithstanding any contrary provision or implication that may be contained in this Agreement, it is agreed that in any instance in which Assignor or any Affiliate or Partner of Assignor enters into any transaction (whether it be a sale, lease, prepayment, put, call or any other similar transaction) affecting or pertaining to:

    the Subject Interests;

    any gas treatment plant built and operated by Assignor or any affiliate or partner of Assignor for the processing of gas from Subject Interests; and

    any future production of oil or gas from the Subject Interests that adversely affects the economic position of Assignee, as existed under this Agreement prior to such transaction, then Gross Proceeds shall include so much of the consideration received by Assignor or its affiliate or partner (whether cash, value of in-kind services and equipment, or both) from such transaction, and the Costs and Capital Costs (depending upon the nature of the cost and expense at issue) shall be charged to the appropriate account, or adjusted, as necessary to maintain Assignee and Assignor in the same relative economic position that existed for Assignee and Assignor under this Agreement prior to such transaction.

    Three of many examples of transactions that will be governed by the foregoing provision are:

  (i)
  The example where Assignor sells an undivided interest in Subject Interests and any gas treatment plant built by Assignor to handle gas produced from the Subject Interests for cash and cash only, but the Buyer is not permitted to impose additional fees upon Assignee or to add the Buyer's purchase price to the Costs or Capital Costs, that transaction would be a transaction that would have no adverse impact upon Assignee's economic position under this Agreement, and, therefore, none of the consideration received by Assignor would be credited to Gross Proceeds and none of the costs of the acquisition to the Buyer would be deemed Costs or Capital Costs.

  (ii)
  A second example would be if Assignor were to build a gas treatment plant then sell the whole of that plant to a third party under conditions where the Buyer is or becomes entitled to charge a fee for the treatment of gas from the Subject Interests, that transaction would be an example of a transaction that does have an adverse effect upon Assignee's economic position under this Agreement, as the processing fee would be a charge to the Costs, which would be in addition to the costs of construction that have been charged as Capital Costs to the Payout Account. In this example, the whole of the consideration received by Assignor would be credited to the Net Profits Interest as Gross Proceeds as a result of that transaction and Assignor's unrecovered historical Capital Cost of building the gas treatment plant (the Plant Costs as defined in 2.1(b)(iii)), would be debited (charged to) to the Net Profits Interest as a Cost. For purposes of calculating the unrecovered historic Capital Costs of building the gas treatment plant, the credits to the Payout Account shall first be applied to Capital Costs other than Plant Costs before the remainder can be applied to Plant Costs. In addition, the whole of the consideration received by Assignor, net of assignee's net profits interest in the sale of the plant, would be credited to (an increase in) the Payout Account.

  (iii)
  A third example is where Assignor or an affiliate of Assignor makes a present sale of gas that is to be delivered in the future and, in addition to the agreed or stipulated price for the gas, receives a bonus or incentive payment, directly or indirectly, for entering into that contract. If the bonus or incentive payment were not credited to Gross Proceeds, Assignee's economic position as a result of that transaction would be adversely affected because the gas is actually being sold for more than the stipulated price for the gas. In that case, the entirety of the bonus or incentive payment would be included in Gross Proceeds.

    1.4  Meaning of "Costs."

      (a) Subject to the limitations provided in Section 1.4(b), Costs means the following costs, expenses and liabilities:

        (1) Operating, Production and Marketing Costs, which means all costs, expenses, and liabilities of owning, operating, producing, and maintaining the Leases and Wells after the Effective Date, including without limit, costs and expenses for compressing, gathering, treating, separating, field processing, storing, transporting, and marketing gas produced from the Leases and Wells (except for Capital Costs of any kind, as described below in Paragraph 2.1(b), which are included in the Payout Account), determined on the same basis as direct costs, expenses, and liabilities are chargeable to Assignor under the applicable Accounting Procedures (as defined in Section 1.4(c)), not including the operator's producing well overhead charges under those Accounting Procedures (notwithstanding anything to the contrary herein, the only debits to, or reductions in, the Gross Proceeds for purposes of determining Net Profits, will be those accruing after the production of oil or gas; all other costs and expenses that may otherwise be allowed Assignor under this section but which accrue prior to the date of first production from the Subject Interests will be considered Capital Costs that area charged or debited only to the Payout Account);

        (2) Agreed Overhead, which means $1,000.00 per Well per month for producing wells and $10,000 per well per month for drilling wells, increased annually based upon increases in the Consumer Price Index published by the United States Department of Labor Statistics, payable to Assignor and chargeable in lieu of the well overhead charges provided under the Accounting Procedures, proportionately reduced by reference to the Working Interest for each Well in which Assignor owns less than one hundred percent (100%) of all working interests;

        (3) Administrative Costs mean all costs, expenses, and liabilities (including the costs of outside legal, accounting, and engineering services) for (i) handling, prosecuting, defending, investigating, and settling litigation, administrative proceedings, and claims (including lien claims) and (ii) paying judgments, penalties, and other liabilities, including interest, that in either case are not paid or reimbursed by insurance maintained by Assignor or others and that relate to the Leases and Wells, Equipment, or Subject Hydrocarbons, or to Assignor's title thereto, or to the payment or restitution of the proceeds of the sale or other disposition of Subject Hydrocarbons;

        (4) Taxes, which means all taxes (except income, transfer, inheritance, estate, franchise, and like taxes) with respect to the ownership or operation of the Lands, Leases and Wells, Equipment, Subject Hydrocarbons, or Net Profits Interest, that are paid or borne, directly or indirectly, by Assignor, including (i) production, severance, excise, and other taxes assessed against, or measured by, the production of (or the proceeds or value of production of) Subject Hydrocarbons, (ii) occupation, gathering, pipeline regulating, sales, and use taxes, and (iii) ad valorem and other taxes assessed against or attributable to the Leases and Wells, Equipment, Subject Hydrocarbons, or Net Profits Interest;

        (5) Insurance Costs, which means all premiums, fees, costs, and expenses for insurance coverages actually carried by or for the benefit of Assignor for periods after the Effective Time with respect to the ownership, operation, development, or maintenance of the Lands, Leases and Wells, Equipment, or Subject Hydrocarbons;

        (6) Refunds, which means refunds, including interest and penalties, made by Assignor of all or any part of the sales proceeds for Subject Hydrocarbons, whether by reason of any statute, order, decree, rule, regulation, contract, or otherwise; and

        (7) Cash Gas Balancing Costs, which means any cash amounts refunded by Assignor to any Person to compensate that Person under any gas balancing agreement or similar arrangement for volumes of natural gas produced by Assignor after the Effective Time in excess of the volumes Assignor was entitled to produce by virtue of the Subject Interests.

        (8) Reasonable Processing Fee, which means a reasonable and customary processing fee charged by any third party operator of a gas treatment plant, used for the treatment of natural gas produced from the Leases and Wells, if such gas treatment plant is owned and operated by a Person not affiliated with nor a partner of Assignor.

        (9) Plant Operating Expense, which means the actual, day to day paid costs and expenses of operating a gas treatment plant used for the treatment of natural gas produced from the Leases and Wells, including without limit, the salaries and benefits of plant operating and maintenance personnel actually employed in operating and maintaining the plant on a day-to-day basis, and office and administrative staffs employed directly for and at the site of the gas treatment plant; plant fuel; plant chemicals; and insurance, if, and only if, the gas treatment plant is owned and operated by Assignor or any affiliate or partner of Assignor. Plant Operating Expense specifically excludes any costs and expenses which are included in Capital Costs, as described in Section 2.1(b).

        (10) Plant Costs. If any gas treatment plant for the treatment of natural gas produced from the Leases and Wells is built by Assignor or any affiliate and then sold in its entirety to a third party under conditions where the Buyer is or becomes entitled to charge a fee for the treatment of gas from the Subject Interests, that transaction would be an example of a transaction that does have an adverse effect upon Assignee's economic position under this Agreement as noted in Section 1.3(c) of this Assignment, as the processing fee would be a charge to the Costs, which would be in addition to the costs of construction that have been charged as Capital Costs to the Payout Account. In this example, the whole or the consideration received by Assignor would be credited to the Net Profits Interest as Gross Proceeds as a result of that transaction and Assignor's unrecovered historical Capital Cost of building the gas treatment plant (the Plant Costs as defined in Paragraph 2.1(b)(iii)), would be debited (charged to) to the Net Profits Interest as a Cost. In addition, the whole of the consideration received by Assignor, net of assignee's net profits interest in the sale of the plant, would be credited to (an increase in) the Payout Account.

      (b) Limitations. Notwithstanding the foregoing provisions of this Section 1.4, the above-described items constitute Costs only if, and to the extent:

        (1) they are timely paid in the normal course of business and they are incurred after the Effective Time;

        (2) they accrue with respect to, or are attributable or allocable to, the Subject Interests, provided that the share of Assignor's cost of conducting nonconsent operations that is attributable to a nonconsenting party's interest shall nevertheless be treated as a Cost:

        (3) they reasonably relate to the Leases and Wells, Equipment, or Subject Hydrocarbons (for example, the costs of drilling or producing other leases and wells on the Lands are not Costs, but a share of any costs that relate both to (i) the Leases and Wells, Equipment, or Subject Hydrocarbons and (ii) other leases and wells, equipment, or production may be allocated on some reasonable basis as Costs);

        (4) they have not been charged, directly or indirectly, against any other category of Costs (but if any item of Cost fits under any category of Cost, it shall not be disqualified as a Cost because it is excluded, expressly or by implication, from any other category of Cost); and

        (5) they have not been charged, directly or indirectly, against Gross Proceeds (for example, by the deduction of Taxes or other chargeable Costs by a purchaser of production from the sales proceeds paid to Assignor for Subject Hydrocarbons).

        (6) as to any processing fees or other fees, costs or expenses incurred by Assignor in processing natural gas produced from the Leases and Wells, are fees, costs or expenses that are commercially reasonable, and are fees and expenses that a reasonable and prudent oil and gas operator would agree to in an arms-length transaction.

      (c) Accounting Procedures means, for any Well, (i) the procedures for making joint-interest billings under applicable operating agreements and/or contractual accounting procedures, or, (ii) if there is no or contractual accounting procedures for any Well, under the form of accounting procedure attached to this Assignment as Exhibit "C", together, in each case, with the COPAS Guide Bulletins published by the Council of Petroleum Accountants Societies then in effect.

ARTICLE 2
Payout and Payout Account

    2.1  Payout Account.  The Payout Account shall be maintained for purposes of determining when and during which periods of time Assignee shall be entitled to a Net Profits Interest of 30% of Net Profits instead of the original 12.5% of Net Profits. The Payout Account, therefore, will be credited (increased by) and debited (charged or decreased by) with the following:

      (a)  Credits.  The credits to (increases in) the Payout Account shall be:

    (i)
    The positive balance, if any, of the Net Profits account, after deducting any portion of Net Profits paid to Assignee during the relevant quarterly period.

    (ii)
    The entire consideration received by Assignor from the sale of the gas treatment plant, net of Assignee's Net Profits Interest in the sale of the plant.

      (b)  Debits.  The debits to (charges or reductions in) the Payout Account shall consist of "Capital Costs" which, for purposes of this Assignment, are defined as follows:

    (i)
    Exploration and Development Costs. The actual costs and expenses incurred and paid by Assignor or any affiliate of Assignor in the drilling, completing, re-entering, reworking, redrilling or recompleting of any Well, and any other costs and expenses arising directly or indirectly from exploration or development activity on the Leases and Wells prior to the date of first production from any Well, which are not included as Costs, as defined above.

    (ii)
    Lease Maintenance Costs. The actual costs and expenses incurred and paid by Assignor or any affiliate of Assignor in the maintenance of the Leases, including without limit rental and other payments required to continue the Leases in effect, and the actual costs and expenses incurred by Assignor or any affiliate in acquiring any renewal or replacement leases, or lease amendments, and any other necessary costs and expenses arising directly or indirectly from maintenance of the Leases.

    (iii)
    Plant Costs. If any gas treatment plant for the treatment of natural gas produced from the Leases and Wells is built by Assignor or any affiliate, the actual costs and expenses paid by Assignor or its affiliates in permitting, in constructing, repairing, modifying or enlarging the plant, including the costs and expenses of environmental permits and safety procedures relating specifically to the plant; any pipelines or other facilities for delivering processed gas to a purchaser; any gas treatment plant start up costs that were incurred; and costs and expenses of consultants employed in permitting and constructing the plant.

    (iv)
    Field Processing Equipment. The costs and expenses of field processing equipment, flowlines, compressors and the like incurred and paid by Assignor or any affiliate in producing, gathering and marketing gas from the Leases and Wells.

    (v)
    Money Paid. The sums of money in cash paid by Assignor to Assignee pursuant to that certain Purchase and Sale Agreement between Assignor and Assignee relating to the Madisonville Field Project, Madison County, Texas and dated December 29, 2000. In addition, this will include the $25,000 option payment made by Assignor on December 1, 2000; and the costs incurred by Assignor prior to January 22, 2001, of all outside legal, land consulting and engineering consulting services in connection with the acquisition of the Subject Interests.

    Charges that constitute Costs in determining Net Profits shall not constitute Capital Costs in determining Payout and charges that constitute Capital Costs in determining Payout shall not constitute Costs in determining Net Profits.

    2.2  Payout.  Payout shall be deemed to have occurred at such time as cumulative credits to (increases in) the Payout Account equal 133% of the cumulative debits (charges to) the Payout Account. Once Payout is achieved, Assignee's Net Profits Interest shall become 30%. Even though Payout has occurred, the Payout Account will be maintained continuously such that if, at any time in the future, perhaps as a result of significant capital expenditures, there is not sufficient cumulative credits in the Payout Account to equal 133% of the cumulative debits to the Payout Account, the Payout Account will again be in a non-payout status, with Assignee's Net Profits interest reverting to 12.5% until Payout is achieved once again. There shall not, however, be any form of adjustment for Net Profits previously paid to Assignee.

ARTICLE 3
Accounting and Payment

    3.1 Net Profits Payment means the quarterly payment Assignee is entitled to receive under this Assignment equal to either 12.5% or 30%, as applicable, of Net Profits, without interest.

    3.2  Period.  Net Profits and the Net Profits Payment shall be calculated separately for each calendar quarter, commencing at 12;00 a.m. local time at the Leases and Wells on each January 1. Net Profits for the first calendar quarter shall be calculated from December 1, 2000, to March 31, 2001.

    3.3  Carryforward.  If, in any calendar quarter, Costs exceed Gross Proceeds, the amount of Costs in excess of Gross Proceeds shall be carried forward and treated as Costs in the next succeeding calendar quarter, and this process shall continue from quarter to quarter until all Costs have been recovered against Gross Proceeds.

    3.4  Time of Payments.  Within thirty (30) days after the end of each calendar quarter, Assignor shall pay Assignee the Net Profits Payment for that calendar quarter.

    3.5  Place of Payment.  Assignor shall pay each Net Profits Payment to Assignee at the address in the preamble of this Assignment or such other location as Assignee may direct in writing at least thirty (30) days before the payment is due.

    3.6  Method of Payment.  Assignor may pay the Net Profits Payment by check.

  Number of Payments.Assignor is obligated to make only one Net Profits Payment to each Assignee each quarter. At the Effective Time the payments are to be made in the proportions of 60% to Panther, 25% to Newstar and 15% to McCord. If at any time the interest of any Assignee is divided among and owned by five or more co-owners, Assignor, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive all notices and information provided for in this Assignment, to exercise all rights of Assignee under this Assignment, and to receive the Net Profits Payment. Any such notices, information and Net Profits Payments provided or made to such trustee or agent shall be deemed to have satisfied Assignor's obligations with regard thereto.

    3.8  Overpayments.  If Assignor pays Assignee more than the amount of the Net Profits Payment then due, Assignee shall, on demand, return the overpayment without interest. If Assignee fails or refuses to make the repayment on demand, the unpaid amount shall accrue interest from that date thirty (30) days after Assignor demanded repayment until paid, and Assignor may, in addition to its other remedies, offset the amount due, including interest, against future Net Profits Payments. Notwithstanding the foregoing, Assignor shall make only one demand for repayment of an overpayment during any calendar quarter. If any additional amount of overpayment is discovered for such calendar quarter, such additional amount, without interest, shall be offset against future Net Profits Payments. If, however, any Assignee disputes Assignor's demand for repayment on grounds that Assignor is not entitled to repayment, Assignor shall not offset the amount claimed until Assignor and that Assignee resolve the dispute.

    3.9  Adjustment Period.  All determinations and adjustments with respect to each Net Profits Payment shall become final two (2) years after the date such Net Profits Payment is received by Assignee.

    3.10  Interest.  If either Party fails or refuses to pay any amount due under this Assignment to be paid to the other Party, the unpaid balance from time to time outstanding shall accrue interest at the highest commercial rate permitted by law in the State of Texas.

    3.11  Statement.  Each Net Profits Payment shall be accompanied by: (i) a statement setting forth in reasonable detail, the Gross Proceeds and Costs attributable to such Net Profits Payment and the calculation of the Net Profits Payment; and (ii) a statement setting forth in reasonable detail, the credits and debits attributable to the Payout Account and the calculation of Payout. In addition, Assignor shall furnish Assignee with quarterly production reports for the Leases and Wells.

ARTICLE 4
Non-Liability of Assignee

    4.1  Nature of Interest.  The Net Profits Interest is a nonpossessory interest in the Subject Hydrocarbons and in the Lands. The Net Profits Interest constitutes a burden upon but does not otherwise cover the Leases and Wells, Equipment, or Subject Hydrocarbons, except to the extent that Costs related to these classes of property may be considered in calculating Net Profits, to the extent provided in Article 1. Assignee may not, for example, take Subject Hydrocarbons in kind. Except as provided in Section 1.3(c), all proceeds and other benefits from the sale or other disposition of the Lands, Leases and Wells, Equipment, and Subject Hydrocarbons belong to Assignor (subject to its obligation to make Net Profits Payments in respect of the Net Profits Interest under this Assignment).

    4.2  Personal Liability.  Except as otherwise expressly provided in this Assignment, Assignee shall never be personally liable for any cost, expense, obligation, claim, demand, penalty, judgment, suit, action, or cause of action that accrues in connection with, or by reason of the exercise of, the possessory rights of Assignor, any operator, or any other Person having possessory rights in the Lands, Leases, Leases and Wells, Equipment, or Subject Hydrocarbons (collectively, Liabilities).

    4.3  Examples.  For example, Assignee is not responsible for Liabilities incurred in connection with the ownership, exploration, development, operation, or maintenance of the Lands, Leases, Equipment, or Wells, or the production, gathering, handling, processing, transportation, storage, or marketing of Subject Hydrocarbons or any other production from the Lands or Leases.

    4.4  Indemnity.  Assignor shall indemnify and hold Assignee harmless from and against all Liabilities.

    4.5  No Limitation on Costs.  Nothing in this Article 4 affects or limits Assignor's right to deduct any authorized Cost from Gross Proceeds to determine Net Profits, as provided in Article

    4.6  Cash Gas Balancing Costs.  Cash Gas Balancing Costs are not a Liability, for purposes of Article 4. If and to the extent that any Cash Gas Balancing Costs paid by Assignor are not entirely recovered as a Cost deducted against Net Profits in the same quarter in which such Cash Gas Balancing Costs are paid, Assignee shall, on demand, pay Assignor an amount equal to the unrecovered Cash Gas Balancing Costs attributable to the Net Profits Interest. For purposes of this Section 4.6, Cash Gas Balancing Costs shall be the last item of Cost to be applied against Gross Proceeds in the relevant quarter. If Assignee fails or refuses to pay such amounts when due, Assignor may, in addition to its other remedies, withhold such amounts, plus interest, from future payments of Net Profits.

ARTICLE 5
Ownership and Operation of Subject Interests

    5.1  Assignor's Operational Rights.

      (a)  The Rights.  Except as otherwise expressly provided in this Assignment (for example, with respect to Assignor's duty to account for and pay Net Profits Payments to Assignee), nothing in this Assignment shall limit, restrict, or otherwise affect in any way Assignor's rights, powers, and privileges as owner, co-owner, operator, or nonoperator of the Lands, Leases, Leases and Wells, Equipment, or Subject Hydrocarbons, including Assignor's rights to own, explore, develop, drill, redrill, deepen, complete, recomplete, equip, operate, rework, maintain, sell, or otherwise deal in any manner with the Lands, Leases, Leases and Wells, Equipment, and Subject Hydrocarbons. All operations, and the extent and duration thereof, shall be conducted solely at the will of Assignor.

      (b)  Examples.  For example, Assignor may (i) drill, complete, equip, and produce additional Leases and Wells on the Lands; (ii) pool, unitize, or communitize its interests in the Lands and Leases, and dissolve, reconfigure, enlarge, reduce, and amend any pool, unit, or communitized interest; (iii) produce the Leases and Wells at any rates it deems advisable, temporarily shut-in the Leases and Wells, and (subject to Section 5.2) plug and abandon the Leases and Wells; (iv) subject to the limitations in Section 1.4(b)(6), sell the Subject Hydrocarbons in arms length transactions, or for prices which could be obtained in arms-length transactions, and at prices that are mutually beneficial to Assignor and Assignee; and (v) amend, modify, extend, terminate, or release any Lease or other instrument or agreement that constitutes a part of, or burdens, the Subject Interests (but the Net Profits Interest shall apply to all renewals and extensions of any Lease, to the same extent it applied to the original Lease).

    5.2  Shutting-In and Plugging Leases and Wells.

      (a)  Notice.  Notwithstanding anything to the contrary in this Article 5, before Assignor plugs and abandons any Well, Assignor must first give notice of its intention to Assignee, and comply with the terms and provisions of the Purchase and Sale Agreement between Assignor and Assignee bearing the same Effective Date as this Agreement and pertaining to the Leases and Wells.

      (b)  Assignee's Period for Response.  Assignee shall then have fifteen (15) days to propose ways to maintain production from the Well. If the proposal to plug and abandon any Well is made by a Person other than Assignor (for example, by a co-owner of the working interest in any Well), the period for Assignee's response may, by notice to that effect from Assignor, be reduced to a period equal to not less than one half of the entire period available to Assignor for making its own response to the Person that proposed such action.

      (c)  Notice of Shut-In Leases and Wells.  If any Well is shut-in for a period of five (5) consecutive days and is reasonably anticipated to be shut-in for an additional forty-eight (48) hours, Assignor shall use reasonable efforts to notify Assignee; provided, however, that Assignor shall have no liability to Assignee for failing to give Assignor such notice.

      (d)  Duty to Consider Assignee's Proposal.  Assignor shall consider the merits of each proposal by Assignee to maintain production from the Well in question.

      (e)  Decision.  After considering Assignee's proposal, Assignor may then elect in its sole discretion either to maintain production on the terms and conditions proposed by Assignee (or other mutually agreeable terms and conditions) to shut-in or to plug and abandon the Well, subject to its obligation under the Purchase and Sale Agreement described above. Assignor's decision is final and nonappealable. Assignee may not recover damages, obtain injunctive relief, or otherwise exercise any remedy for any injury or damages it may suffer as a result of Assignor's decision.

    5.3  Limit on Liability.  Assignor shall not be liable to Assignee or any other Person for any loss with respect to the Net Profits Interest (including any reduction in the amount of the Net Profits Payment) that results from any act or omission of Assignor, except an act or omission caused by the gross negligence or willful misconduct of Assignor.

    5.4  No Fiduciary Duty.  The duties of Assignor and the rights of Assignee with respect to the Net Profits Interest are those expressly provided in this Assignment. Assignor is not a fiduciary for Assignee, and nothing in this Assignment, express or implied, is intended to create or evidence the existence of a fiduciary relationship between the Parties.

    5.5  Pooling and Unitization.  If Assignor ever pools, unitizes, or communitizes the Subject Interests or contributes them to a federal participating area, or permits or suffers their pooling, unitization, communitization, or contribution to a federal participating area, the Net Profits Interest shall also be deemed to have been pooled, unitized, communitized, or contributed to the federal participating area. On request, Assignee shall execute and deliver to Assignor such documents as Assignor reasonably deems necessary or useful to cause Assignee to ratify or join such pool, unit, communitized area, or participating area.

ARTICLE 6
Assignments

    6.1  Assignor.  Assignor may freely sell, assign, convey, transfer, release, abandon, farm out, mortgage, pledge, create security interests in, and otherwise dispose of and encumber its Subject Interests, free of any obligation to Assignee, except to make such transactions subject to this Assignment of Net Profits Interest and the Purchase and Sale Agreement referenced above.

    6.2  Assignee.

      (a)  Limitations.  No change in the ownership of the Net Profits Interest or the right to receive Net Profits Payments shall affect the calculation of Net Profits or operate to enlarge the obligations or diminish the rights of Assignor under this Assignment, except to account to Assignee and its assigns as provided herein.

      (b)  Notice.  No change of ownership of the Net Profits Interest or of the right to receive the Net Profits Payments, however accomplished, shall bind Assignor until thirty (30) days after Assignor has received a duly executed, acknowledged, and recorded instrument of transfer or a certified copy thereof, or another legally authenticated written instrument or agreement that effects or evidences the transfer, in each case satisfactory in form and substance to Assignor and its counsel. Until Assignor receives such instrument or agreement and the requisite thirty (30) days have elapsed, Assignor may rely conclusively on the authority of the Person otherwise known to Assignor as the true owner of the Net Profits Interest or the right to receive Net Profits Payments.

    6.3  Successors and Assigns.  This Assignment binds and inures to the benefit of Assignor, Assignee, and their respective successors and assigns.

    6.4  Covenants.  All covenants of Assignor in this Assignment are covenants running with the Subject Interests and the Lands.

ARTICLE 7
Information

    7.1  Access to the Leases and Wells.  To the extent that Assignor has the right to permit them to do so, Assignor will permit duly authorized representatives of Assignee, at their sole risk and expense, to come on the Lands and Leases and inspect the Leases and Wells and Equipment.

    7.2  Audit and Inspection Rights.  Upon reasonable notice, Assignor will permit representatives of Assignee to visit Assignor's offices during normal business hours and inspect, audit and copy Assignor's files, records, books, and accounts that relate to the Net Profits Interest. Information which Assignor cannot legally provide to Assignee without breaching confidentiality agreements entered into in good faith with other parties need not be provided to Assignee. In addition, Assignor need not provide any information covered by the attorney-client privilege. This privilege shall exist, with respect to matters covered by each Statement delivered to Assignee pursuant to Section 3.11, for a period of two (2) years from the delivery of the Statement to Assignee pursuant to Section 3.11.

    7.3  Consultation with Assignor.  Upon reasonable notice, Assignor will give Assignee's representatives reasonable access to Assignor's officers and employees who are responsible for the management of the Lands and Leases, for consultations about matters reasonably related to the Net Profits Interest.

    7.4  Confidentiality.

      (a)  Obligation.  Except for Permitted Disclosures, Assignee shall maintain the Confidential Information in confidence.

      (b)  Confidential Information  means all information about the Lands, Leases and Wells, Equipment, and Subject Hydrocarbons that Assignee has ever obtained or ever obtains, including information obtained pursuant to this Article 7, except the following: (i) information that, at the time in question, has entered the public domain and (ii) information required to be disclosed by law or by any order, rule, or regulation of a court or governmental agency or authority.

      (c)  Permitted Disclosures  means disclosures of Confidential Information to the following Persons, if they agree in writing to be bound by the provisions of this Section 6.04: (i) any affiliate, auditor, attorney, or agent of Assignee, (ii) any purchaser or prospective purchaser of the Net Profits Interest, or any interest therein, or of Assignee, or any interest therein, or (iii) any lender or prospective lender to which the Net Profits Interest, or any interest therein, may be pledged as collateral.

ARTICLE 8
Warranties

    8.1  Subrogation.  This Assignment is made with full substitution and subrogation of Assignee in and to all covenants, representations, and warranties by other Persons heretofore made or given with respect to the Subject Interests or any part of them, to the extent that they pertain to or are affected by the Net Profits Interest.

    8.2  Disclaimer of Warranties.  Assignor disclaims all other warranties and representations, express, implied, or statutory, with respect to the Net Profits Interest, except for claims by, through, or under Assignor but not otherwise..

ARTICLE 9
Other Provisions

    9.1  Notices.

      (a)  Notice  means any notice, advice, invoice, demand, or other communication required or permitted by this Assignment.

      (b)  Written Notice.  Except as otherwise provided by this Assignment, each Notice shall be in writing.

      (c)  Methods of Giving Notice.  Notice may be given by any reasonable means, including telex, telecopier, hand delivery, overnight courier, and United States mail.

      (d)  Postage.  Each Notice shall be properly addressed to the recipient, with all postage and other charges being paid by the Party giving Notice.

      (e)  Effective Date.  If Notice is given by United States mail, return receipt requested, that Notice shall be deemed to be effective at noon, local time at the address to which the Notice was directed, on the second day (exclusive of Saturday, Sunday, and postal holidays) after the Notice was deposited in the United States mail. Otherwise, Notice shall be effective when actually received by the Party being notified.

      (f)  Addresses.  The addresses of the Parties for purposes of Notice are the addresses in the preamble of this Assignment.

      (g)  Change of Address.  Either Party may change its address to another address within the continental United States by giving ten (10) days' Notice to the other Party.

    9.2  No Partnership.  This Assignment does not create a partnership, mining partnership, joint venture, association, association for profit, relationship of trust or agency, or any other legal relationship that makes one Party liable to third parties for the acts, omissions, or obligations of the other Party. If, however, the Parties are deemed to be a partnership for federal income tax purposes, the Parties elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with such election.

    9.3  Applicable Law.  THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT BEAR A REASONABLE RELATIONSHIP TO THE STATE OF TEXAS. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED UNDER, THE LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER TO THE LAWS OF ANOTHER JURISDICTION), EXCEPT TO THE EXTENT (AND ONLY TO THE EXTENT) THAT THE LAWS OF ANOTHER JURISDICTION REQUIRE THAT THE LAWS OF THAT JURISDICTION APPLY.

    9.4  Integrated Agreement.  This Assignment is the full, final, complete, and exclusive expression of the agreements of the Parties with respect to the matters covered by this Assignment.

    9.5  Amendment.  This Assignment may not be amended, altered, revised, renewed, extended, or otherwise changed, except by a writing that refers to this Assignment and is executed by both Parties.

    9.6  Third-Party Beneficiaries.  There are no third-party beneficiaries to this Assignment. Nothing in this Assignment, express or implied, is intended to confer upon any Person, other than the Parties and their respective heirs, successors, assigns, and legal representatives any right, remedy, or obligation.

    9.7  Cumulative Remedies.  Except as otherwise expressly provided in this Assignment, the rights and remedies of the Parties under this Assignment are cumulative of all other rights and remedies available to that Party at law, in equity, or otherwise.

    9.8  No Waiver.  Neither Party shall be deemed to have waived, surrendered, or relinquished any right under this Assignment, unless that waiver, surrender, or relinquishment is expressed in writing and is signed by that Party. If either Party ever fails to insist on the strict performance by the other Party of any term or condition of this Assignment, that failure shall not be construed as a waiver, surrender, or relinquishment by that Party of its rights or of the other Party's obligations under this Assignment. If either Party waives, surrenders, or relinquishes any rights under this Assignment, that Party is not bound in the future to waive, surrender, or relinquish any other rights, whether similar or dissimilar to those waived, surrendered, or relinquished.

    9.9  Construction of Assignment.  In construing this Assignment, the following principles shall be followed: (a) no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Assignment and not as an aid in its construction; (b) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Assignment; (c) examples shall not be construed to limit, expressly or by implication, the matter they illustrate; (d) the word "includes" and its syntactical variants means "includes, but is not limited to" and corresponding syntactical variant expressions; (e) a defined term has its defined meaning throughout this Assignment, regardless of whether it appears before or after the place in this Assignment where it is defined; (f) the plural shall be deemed to include the singular, and vice versa; (g) each gender shall be deemed to include the other genders; (h) each exhibit, attachment, and schedule to this Assignment is a part of this Assignment, but if there is any conflict or inconsistency between the main body of this Assignment and any exhibit, attachment, or schedule, the provisions of the main body of this Assignment shall prevail; (i) the word "or" is not intended to signal that the items it connects are exclusive; and (j) if any provision of this Assignment is ever determined to be invalid, illegal, or unenforceable, the remainder of this Assignment shall nevertheless remain in full force and effect.

    9.10  Intent of Parties.  The Parties intend that the Net Profits Interest be treated as a net profits interest, not a working interest, production payment, assignment of income, or other right or estate, within the meaning of the Internal Revenue Code of 1986 and the regulations and judicial authority relating thereto, and all provisions of this Assignment shall be construed and treated accordingly.

    9.11  Waiver of Right of Partition.  Assignee waives all rights to partition the Net Profits Interest or any interest in the Net Profits Interest and acknowledges that it has no right to partition the Lands, Leases, Leases and Wells, or Equipment, or any interest in them.

    9.12  Counterparts.  This Assignment is being executed in multiple counterparts, all of which are identical. All such counterparts together constitute one and the same instrument.

ASSIGNOR:
Redwood Energy Production, LP
By:

Its:

Date:

ASSIGNEE:
Panther Rodessa, L.P.
By:

Its:

Date:

Newstar Energy U.S.A., Inc.
By:

Its:

Date:

Frederick R. McCord, Trustee
By:

Its:

Date:

STATE OF	)
) ss:
COUNTY OF	)

    The foregoing instrument was acknowledged before me this      day of            by            ,             of            on behalf of the corporation.

WITNESS MY HAND AND OFFICIAL SEAL.
My Commission expires:

Notary Public
Notary's Printed Name
STATE OF	)
) ss:
COUNTY OF	)

    The foregoing instrument was acknowledged before me this      day of            by            ,             of            on behalf of the corporation.

WITNESS MY HAND AND OFFICIAL SEAL.
My Commission expires:

Notary Public
Notary's Printed Name
STATE OF	)
) ss:
COUNTY OF	)

    The foregoing instrument was acknowledged before me this      day of            by            ,             of            on behalf of the corporation.

WITNESS MY HAND AND OFFICIAL SEAL.
My Commission expires:

Notary Public
Notary's Printed Name
STATE OF	)
) ss:
COUNTY OF	)

    The foregoing instrument was acknowledged before me this      day of            by            ,             of            on behalf of the corporation.

WITNESS MY HAND AND OFFICIAL SEAL.
My Commission expires:

Notary Public
Notary's Printed Name

EXHIBIT E

    1.  Newstar Energy of Texas, L.L.C. v. Greg R. Miller, Robert Hixon, and Madisonville Field, LLC, United States Bankruptcy Court, Western District of Michigan, adversary proceeding no. 99-

EXHIBIT F

EXHIBIT "F"

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

    THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE ("Assignment"), dated effective as of the 29th day of December, 2000, at 7:00 a.m. in the County where the Assets (as defined below) are located ("Effective Time"), is from Newstar Energy U.S.A., Inc., an Ohio corporation, whose address is 1905 Abbott Road, East Lansing, MI 48826-1799 ("Newstar") (referred to herein as "Assignor"), to Redwood Energy Production, L.P., a Texas Limited Partnership, whose address is One Maritime Plaza, Suite 400, San Francisco, CA 94111 ("Redwood") (referred to herein as "Assignee").

    For and in consideration of Ten Dollars ($10.00) and good and valuable consideration the receipt and sufficiency of which Assignor acknowledges, Assignor hereby grants, conveys, and assigns unto Assignee all of Assignor's right, title and interest of in and to the following properties (real, personal or mixed) and rights (contract or otherwise):

    a.  The oil and gas and oil, gas and mineral leases described in Exhibit "A", hereof (and in and to any ratifications or amendments to such leases, whether or not such ratifications or amendments are described in Exhibit "A"), insofar and only insofar as such leases cover and affect the "Rodessa/Sligo Interval" defined as the stratigraphic equivalent of those sands, zones and horizons occurring below the surface of the earth between the depths of 11,427 feet and 12,378 feet (electric log measurements) in the Newstar Ruby Magness Well No. 1 located in the Amy Boatwright Survey, A- 7, Madison County, Texas (Assignor's interest in such leases, insofar as the leases cover the Rodessa/Sligo Interval, is referred to herein as the "Leases");

    b.  All presently existing and valid oil and gas or oil, gas and mineral unitization, pooling, or communitization agreements, declarations or orders (including, without limitation, all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations or declarations) relating to the Leases, to the extent, and only to the extent, such rights, titles and interests are attributable to the Leases (herein, the "Unit Agreements");

    c.  All presently existing and valid operating agreements, surface leases, easements or rights-of-way agreements, farmout agreements, purchase and sale agreements, production sales contracts, licenses, permits, construction agreements, equipment leases, gathering and transportation agreements, and other agreements and contracts which relate to any of the Leases, including, without limitation, the agreements identified in Exhibit "B" attached hereto, to the extent, and only to the extent, such contracts or agreements relate to the Leases (herein, the "Contracts");

    d.  The Newstar Ruby Magness Well No. 1 (the "Well");

    e.  All materials, supplies, tubulars, machinery, equipment, improvements and other personal property and fixtures (including, but not by way of limitation, all wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment) located on or relating to the Well (the "Equipment"); and

    (f)  Copies of all records, files, computer records, tapes, surveys, maps, data, and interpretations which relate to the properties described in subsections (a) through (e) above, whether in written, film, microfiche, digital, electronic or other format, including, but not limited to (i) copies of lease, division order, contract and land files and title records (including abstracts of title, title opinions, certificates of title, title curative, title reports and title policies), (ii) copies of seismic and other geological and geophysical data, including data, logs, cores, tapes, files, maps, records and interpretations, seismic data which Panther is authorized to provide to Buyer pursuant to the Seismic Data License Agreement with

Newstar Energy U.S.A., Inc. dated June 15, 2000, (iii) copies of operations, production, engineering and environmental records; (iv) copies of facility and well records, and (v) copies of any other files in the possession or control of Seller (collectively, the "Records").

    The properties and interests specified in the subsections (a) through (f) of this Section 1 of this Agreement are sometimes collectively referred to herein as the "Properties."

    TO HAVE AND TO HOLD the Properties unto Assignee and its successors and assigns, subject to the following terms, covenants and conditions:

    (1) Purchase and Sale Agreement. This Assignment is expressly made in accordance with and subject to the provisions contained in that certain Purchase and Sale Agreement dated the 29th day of December, 2000, by and between Panther Rodessa, L.P., a Texas limited partnership, whose address is 1021 Main Street, Suite 1290, Houston, TX 77002 ("Panther"); Newstar Energy U.S.A., Inc., an Ohio corporation, whose address is 1905 Abbott Road, East Lansing, MI 48826-1799 ("Newstar"); Frederick R. McCord, Trustee ("McCord"), whose address is Suite 1400, 1021 Main Street, Houston, Texas 77002 ("McCord"), as Seller, and Redwood Energy Production, L.P., a Texas Limited Partnership, whose address is One Maritime Plaza, Suite 400, San Francisco, CA 94111 ("Redwood") as Buyer, (said Purchase and Sale Agreement hereinafter referred to as the "Agreement"). The provisions of the Agreement are fully incorporated herein by reference as though said provisions were set forth herein in their entirety. If there is a conflict between the terms of the Agreement and the terms of this Assignment, the terms of the Agreement shall control the rights and obligations of the parties.

    (2) Conveyance. The conveyance of the Properties is made subject to the restrictions, exceptions, reservations, conditions, limitations, interests and other matters, if any, of record, including the presently existing and valid royalties, overriding royalties, payments out of production, oil and gas sales, purchase, exchange and processing contracts and agreements, and all other contracts, agreements and other instruments and matters listed on Exhibit "A" of the Agreement and to all existing and valid easements and rights-of-way of record or occupied on the ground, if any.

    (3) Exclusion of Warranty. This Assignment is made without warranty of any nature whatsoever. Assignor hereby grants and transfers unto Assignee and Assignee's successors and assigns, to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, which Assignor may enforce with respect to the Properties against Assignor's predecessors-in-title to the Properties.

    (4) Exclusion of Other Warranty. Except as provided above, all representations and warranties are expressly disclaimed; specifically in this connection, but without limiting the generality of the foregoing, ALL EQUIPMENT, OTHER PERSONAL PROPERTY AND FIXTURES SOLD AND CONVEYED TO ASSIGNEE IS SOLD AND CONVEYED ON AN "AS IS" AND "WHERE IS" BASIS AND ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, WITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, QUALITY, CONDITION, OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH EQUIPMENT, OTHER PERSONAL PROPERTY AND FIXTURES. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW TO BE APPLICABLE, THE DISCLAIMERS CONTAINED WITHTN THIS PARAGRAPH ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY LAW, RULE OR ORDER. BY ACCEPTANCE OF RECEIPT OF THIS CONVEYANCE, ASSIGNEE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EXPRESSLY WAIVES THE PROVISIONS OF CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63 INCLUSIVE (OTHER THAN SECTION 17.555 WHICH IS NOT WAIVED) OF THE TEXAS BUSINESS AND COMMERCE CODE.

    (5) Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS. EXCLUDING ANY CONFLICT OF LAW

RULES WHICH MAY REQUIRED THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

    (6) Successor and Assigns. The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns; and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Assets.

    EXECUTED on the day and year set forth above, effective for all purposes as of the Effective Time.

ASSIGNOR:
NEWSTAR ENERGY USA, INC.
By:	"David Pratt"
Name:	David Pratt
Title:	President
ASSIGNEE:
REDWOOD ENERGY PRODUCTION L.P.
By:	"S. J. Doshi"
Name:	S. J. Doshi
Title:	President

ACKNOWLEDGMENTS

STATE OF TEXAS

COUNTY OF HARRIS

    This instrument was acknowledged before me on February 22, 2001 by David Pratt of NEWSTAR ENERGY U.S.A., INC., an Ohio corporation, on behalf of said corporation.

"Virginia Wise Jones" Notary Public, State of Texas

STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

    This instrument was acknowledged before me on February 15, 2001 by S. J. Doshi of REDWOOD ENERGY PRODUCTION, L.P. a Texas limited partnership, on behalf of said partnership.

"Virginia O. Sy" Notary Public, State of California

EXHIBIT G

EXHIBIT "G"

SEISMIC DATA LICENSE AGREEMENT

DATE: 6/15/2000

LICENSEE:	PANTHER RODESSA, L.P.	LICENSOR:	NEWSTAR ENERGY U.S.A., INC.
	1021 MAIN STREET, SUITE 1290		1905 ABBOTT ROAD
	HOUSTON, TX 77002		EAST LANSING, MI 48823
ATTN:	JIM SMITHERMAN III	ATTN:	MICHAEL W. BARRATT

    LICENSOR represents that it has the ownership rights and authority to grant a license to LICENSEE to use certain 3D seismic data (the "Data") which contain valuable confidential information and trade secrets and LICENSEE agrees to accept the license subject to the following terms and conditions:

1.
For the one-time license fee ("Data Use Fee") set forth below, LICENSOR grants to LICENSEE a limited non-exclusive license to use the Data for a term of forty-nine (49) years unless sooner terminated by mutual agreement of the parties or in accordance with Paragraph 2,10, or 11 contained herein. LICENSEE shall use its best efforts to treat as confidential and secret the Data and all copies, analyses, reprocessings, and reformattings, thereof in all forms and all media.

2.
The Data Use Fee will be invoiced upon receipt of the Data and is not contingent upon subsequent receipt of any other supporting information. LICENSEE agrees to pay Newstar Energy U.S.A., Inc. the full Data Use Fee, which includes applicable data extraction, reproduction, and shipping charges, within fifteen (15) days of the invoice date. If LICENSOR elects to initiate legal proceedings for the collection of any unpaid balance, LICENSEE hereby agrees to pay the unpaid balance plus interest and all costs of collection including court costs and attorney's fees.

3.
LICENSOR warrants to LICENSEE that the Data is free and clear of all liens or encumbrances and LICENSOR has the full and exclusive right to license the Data to LICENSEE. LICENSEE acknowledges that the Data is the property of, proprietary to, and a valuable asset and trade secret of LICENSOR and all title, ownership rights, and interests therein shall remain vested solely in LICENSOR.

4.
LICENSEE agrees and acknowledges that (i.) payment of the Data Use Fee for each Data license does not entitle LICENSEE to any ownership interest in the Data; (ii.) LICENSOR may, at its sole option, license Data to others under such terms as it deems appropriate: (iii.) LICENSEE's rights in and to the Data are expressly limited by the terms of this Agreement; and (iv.) LICENSEE may not sell, assign, copy, transfer, give, display, exhibit or in any way reveal the Data, except as authorized by and in compliance with the provisions of this Agreement.

5.
Access to the Data shall be limited to LICENSEE's full time employees. LICENSEE may make copies of the Data and its adaptations for its own internal use only. LICENSEE agrees that all Data, and copies thereof, shall not be made available to other parties, except under the following conditions:

  A.  Said Data may be made available to Consultant(s) retained by LICENSEE for the purpose of performing an interpretation, reprocessing, or reformatting for LICENSEE provided that Consultant(s) executes and delivers to LICENSEE a written agreement, to be provided to LICENSOR upon request, whereby Consultant(s) agrees (i.) to maintain the Data in strictest confidence and not to disclose the Data or the adaptations, reprocessings, or reformattings derived therefrom to any other person and not use it for any purpose other than its work for LICENSEE, and (ii.) that the Data shall not be removed from the Consultant's premises or be shown or transmitted to any person in any form or via electronic transmission from any location. Each Consultant(s) must be clearly recognized as a bone fide consultant, or as a bona fide geophysical processor, within the oil and gas industry.

  B.  (i.)  LICENSEE may disclose the licensed Data to, but may not provide copies thereof or transfer the Data to, any partner or third party or parties with which LICENSEE proposes to conduct good faith negotiations at arms length respective to the development of minerals in, on, or under the area covered by the Data or any region which is geologically related to the area on which the Data was taken, provided that such third parties agree to treat all such Data in confidence and that such disclosure is limited to seismic sections or portions thereof displaying Data relevant to those geographic areas to the negotiations. Said partners or third party or parties shall not utilize the Data in making a regional interpretation.

  (ii.)  In the event a current or future joint venture partner of LICENSEE (resulting from agreements which may include farm-outs, farm-ins, AMI's, joint exploration, development, production or financing agreements, as well as agreements for sale, lease or assignment of any fee, mineral or leasehold interest) wishes to acquire a license to the Data covered by this Agreement, the third party company may do so by paying a fee of fifty percent (50%) of the then current license fee of the data as determined by LICENSOR. However, LICENSEE shall be granted a one (1) time right to provide the Data to one (1) third party partner ("Major Partner") free of cost. Data to be delivered to said Major Partner herein shall be limited to a geographic area not to exceed the 12.5 square mile area described in detail herein below. In addition, the Major Partner shall become subject to the terms of this Agreement, with the exception that said Major Partner shall not have the rights granted under this section to provide data to any third party free of charge on a one (1) time basis.

6.
EXCEPT FOR THE WARRANTY CONTAINED IN PARAGRAPH 3, LICENSOR MAKES NO WARRANTY WHATSOEVER WITH RESPECT TO THE DATA DELIVERED HEREUNDER; THE DATA SUBJECT TO THIS AGREEMENT IS LICENSED TO LICENSEE ON AN "AS IS" BASIS, WITHOUT REPRESENTATION AS TO ACCURACY OR QUALITY OF THE DATA, WITHOUT RECOURSE TO LICENSOR, AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER ON THE PART OF LICENSOR.

7.
At its sole cost and expense, LICENSEE shall have the right to obtain copies of the magnetic tapes and associated support Data as long as they are in the custody and control of LICENSOR. LICENSEE's use of such tapes shall be governed by the same terms and conditions contained herein.

8.
In the event LICENSEE should elect to reprocess the Data described herein, LICENSEE shall continue to display LICENSOR's name as DATA OWNER" as well as LICENSOR's line number or data survey name on the new reprocessed seismic. The use of such new reprocessed versions of the Data shall be governed by the same terms and conditions contained herein.

9.
In the event that any government unit should levy a sales or use tax, or tax of similar nature related to the licensing or transfer of the Data covered in this Agreement, then the LICENSEE shall reimburse the LICENSOR the amount of such levies or taxes after timely notification of the assessment of said taxes by LICENSOR.

10.
LICENSEE may make copies of the Data licensed hereunder available to any present Affiliate(s) of LICENSEE. "Affiliate is defined as any business entity which LICENSEE presently owns and controls not less than a majority interest. However, in the event such entity subsequently ceases to be an Affiliate, as defined herein, all copies of the Data shall be returned to LICENSEE.

  If LICENSOR is given sufficient advance notice of a Change of Control and grants its approval, the transferee or surviving Person in a merger or consolidation may obtain a license to use the Data, subject to LICENSOR's standard licensing terms and conditions, provided, however, that the transferee or surviving Person agrees to pay a re-license fee of no greater than fifty percent (50%) of the then current license fee for the Data.

  "Change of Control", with regard to the LICENSEE, shall mean (a) a change in the legal, beneficial or equitable ownership, direct or indirect, in one transaction or a series of related transactions of not less than a majority of the capital stock (or ownership interest, if not a corporation) of LICENSEE having voting rights, where such control is acquired, directly or indirectly, in a single transaction or series of related transactions, by any Person or group, (b) all or substantially all of the assets of LICENSEE are acquired by any Person, (c) LICENSEE is merged into or with another Person and LICENSEE controls less than fifty percent (50%) of the surviving corporation or entity, (d) imposition of a lien or security interest in the license or the Data, or (e) if LICENSEE files a petition for a reorganization or bankruptcy or an involuntary petition for bankruptcy is filed against LICENSEE.

  "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

  It is understood by LICENSOR and LICENSEE that, should Panther, the original LICENSOR of the Data, have a Change of Control as described herein, then in such event Panther shall not lose its right to retain a license to the Data provided that it still owns greater than one percent (1.00%) of the surviving corporation or entity.

11.
All notices and written communications required or permitted to be given under this Agreement shall be deemed validly given, served, or delivered upon deposit in the United States mail, certified and with proper postage and certification fees prepaid, addressed as shown above or to such other respective addresses as the parties may designate in writing from time to time and serve pursuant to the provisions of this paragraph.

12.
In the event any portion of the Agreement shall be finally determined by any court of competent jurisdiction to be invalid or unforceable, such provision(s) shall be deemed void and the remainder of this Agreement shall continue in full force and effect.

13.
This Agreement shall be governed by and constructed in accordance with the laws of the State in which the owner of the Data is located and venue shall be proper in the county in which the owner of the Data is located.

14.
This Agreement may be amended or modified only in writing, signed by the parties hereto or their respective successors or assigns.

15.
This Agreement represents the entire agreement between LICENSOR and LICENSEE and supersedes all prior communications, both oral and written. No representations, inducements, promises, negotiations or agreements, other than those specifically set forth herein shall be of any force or effect.

16.
Signature below of LICENSEE's authorized representative will indicate a legally binding agreement to the terms and conditions stated above.

17.
This Agreement shall be freely assignable by LICENSOR, but shall only be assignable by LICENSEE according to the terms hereof. Any assignee of LICENSOR shall be bound by the terms and provisions of this agreement.

DESCRIPTION OF SEISMIC DATA

Area:	East Texas	Co, State: Madison county, Texas
Sub-Broker:	None	Group Spacing: 165'run NS
Shot Spacing: 330' run EW
Bin Size: 165' × 82.5'
Nominal Fold: 30
Receiver line spacing: 1980'
Shot line spacing: 1980'
3-D Survey Name	Inline, Crossline SP				Mileage	Price/Mile	Data Extraction Reprod/Shipping	Total Data Line Fee
Newstar	NE corner				2.5 Mi	$7,500/mi2		$93,750
Madisonville 3-D	100,380				x 5.0 Mi.
Survey acquired in 1998
	NW Corner 24,332				13,200' x26,400)

	SE Corner 150,80
	SW Corner 75,30
2-D Profiles	From inline X line		To inline X line		Footage			Previously paid for
Line 1	57,	92	172,	92	19,100'
Line 2	55,	148	151,	148	15,900'
Line 3	38,	200	142,	200	17,000'
Line 4	125,	304	41,	229	15,200'
Line 5	53,	373	114,	6	31,800'
Line 7	120,	331	41,	312	13,300'
Line 8	97,	336	73,	82	21,100'

*THIS LICENSE IS C.O.D.; PLEASE SEE ATTACHED FOR INSTRUCTIONS.

Quantity and Description of Data Transmitted:

DIGITAL DATA CONTAINED ON 8MM TAPES.

*DATA WILL BE SHIPPED TO: PANTHER RESOURCES.

LICENSEE:    PANTHER RODESSA, L.P.    By:  "Jim Smitherman"  Date: 8/11/00

LICENSOR:    NEWSTAR ENERGY USA, INC.    By:  M. W. Barratt  Date:  8/8/00

Please sign and return one copy to

NEWSTAR ENERGY U.S.A., INC.
1905 ABBOTT ROAD, SUITE 1
EAST LANSING, MI 48823

EXHIBIT H

Deed of Trust
(Beneficiaries: Newstar and Panther)

Dated as of            , 2001.

    This Deed of Trust (as modified from time to time, the "Deed of Trust") has been made and entered into by Redwood Energy Production, L.P., a Texas limited partnership, as grantor ("Grantor"), Hugh Wiley as trustee ("Trustee") and Panther Rodessa, L.P. ("Panther"), a Texas limited partnership, with its offices at Suite 1200, 1021 Main St., Houston, TX 77002, Newstar Energy U.S.A., Inc. ("Newstar"), an Ohio corporation with its offices at 1905 Abbott Road, East Lansing, MI 48826-1799, and Frederic R. McCord, trustee ("McCord"), with his offices at Suite 1400, 1021 Main St., Houston, TX 77002 (Panther, Newstar, and McCord collectively the "Beneficiary").

    In consideration of Beneficiary's transfer of their interest in certain oil and gas leases for lands in Madison County, Texas and in the Ruby-Magness well situated on those lands, all as described on Exhibit A hereto, and as security for obligations owed to Beneficiary on account of such transfers, the Grantors agree as follows:

1.  DEFINITIONS. As used in this Deed of Trust:

      (a) "Payment" means the $900,000 owed to Beneficiary under Section 2(d) of the Sale Agreement.

      (b) "Liabilities" means the Payment.

      (c) "Property" means those leases (the "Leases") and other properties listed or described on Exhibit A hereto, any renewals, extensions, or replacements of the Leases, the Ruby-Magness well and any other well that produces or is capable of producing hydrocarbons from the Leases, and any oil and gas reservoirs lying within or accessible form the lands subject to the Leases, and any other real property interests, including interests in oil and gas leases, hereinafter acquired by the Grantors in lands in Madison County, Texas lying within that area of mutual interest described in that Assignment of Net Profits Interest (the "NOPI"), dated as of December 29, 2000, between the parties hereto.

      (d) "Sale Agreement" shall mean the Purchase and Sale Agreement dated December 29, 2000 among the Grantor, Panther, and Newstar.

      (e) "Permitted Encumbrances" means (i) this Deed of Trust; (ii) any other lien in favor of Beneficiary; (iii) liens for ad valorem taxes and special assessments not delinquent; (iv) those items, if any, set forth on Exhibit B attached hereto; and (v) the NOPI.

      (f)  "Revenues" means all profits, income, rents, or royalties earned or received from the sale of hydrocarbons produced on or from the Property.

      (g) "Subsidiary" means any corporation, partnership, joint venture, trust, or other legal entity of which any Grantor owns directly or indirectly 50% or more of the outstanding voting stock or interest, or of which the Grantor has effective control, by contract or otherwise.

2.  GRANT OF LIEN. Grantor hereby gives, grants, bargains, sells, warrants, alienates, remises, releases, conveys, assigns, transfers, hypothecates, deposits, pledges, sets over and confirms unto Trustee for the benefit of Beneficiary, and its successors and assigns, under and subject to the terms and conditions hereinafter set forth, in trust forever, all of Grantor's right, title and interest in and to the Property described in Exhibit A and attached hereto and by this reference incorporated herein.

    TOGETHER WITH THE FOLLOWING:

    (a) all Revenues; and

    (b) all right, title and interest of Grantor in and to all oil and gas and mineral leases concerning the Property including, but not limited to, the leases described in Exhibit A and all right, title and interest of Grantor thereunder; and

    (c) all the estate, interest, right, title, other claim or demand, including claims or demands with respect to any proceeds of insurance related thereto, which Grantor now has or may hereafter acquire in the Property and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including without limitation any awards resulting from severance damages.

    TO HAVE AND TO HOLD the same unto the Trustee and its successors and assigns forever, for Beneficiary's benefit, for the purposes and uses herein set forth. Without limiting any other provision hereof, Grantor covenants that it is lawfully seized of the Property, that the same is unencumbered except for Permitted Encumbrances, and that it has good right, full power and lawful authority to convey and mortgage the same, and that they will warrant and forever defend the Property and the quiet and peaceful possession of the same against the lawful claims of all persons whomsoever.

3.  LIABILITIES. The Property shall secure the payment and performance of all Liabilities and shall further secure payment of all sums advanced by Beneficiary to perform any of the terms, covenants and provisions of this Deed of Trust, or otherwise advanced by Beneficiary pursuant to the provisions hereof to protect the Property.

4.  REPRESENTATIONS.

    Grantor hereby represents and warrants to Trustee and Beneficiary that:

       (i) Grantor is existing and in good standing under the laws of its state of formation, is duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Grantor; the execution, delivery and performance of this Deed of Trust and all related documents and instruments are within Grantor's powers and have been authorized by all necessary corporate, partnership or joint venture action.

      (ii) The execution, delivery and performance of this Deed of Trust and all related documents and instruments have received any and all necessary governmental approval, and do not and will not contravene or conflict with any provision of law or of the partnership or joint venture or similar agreement, charter or by-laws of Grantor or any agreement affecting Grantor or its property.

      (iii) Grantor, to the extent of its interest, has good, marketable, legal and equitable title to the Property, subject only to Permitted Encumbrances, with the right and full power to mortgage, sell and convey the same; Grantor is the lawful owner of its interest in the Property, free and clear of all liens, pledges, charges, mortgages, and claims other than any in favor of Beneficiary, except liens for current taxes not delinquent.

5.  COVENANTS OF GRANTOR. Grantor agrees to comply with the following covenants so long as this Deed of Trust remains in effect:

    (a) Payment of Indebtedness. Grantor shall pay all Liabilities when due.

    (b) Insurance. Grantor shall at all times provide, maintain and keep in force such insurance in such amounts and against such risks on or pertaining to the Property as Beneficiary shall from time to time reasonably request. All insurance policies required hereby ("Policies") shall name Grantor and

Beneficiary as insureds, as their respective interests may appear, and have attached thereto a mortgagee's loss payable endorsement for the benefit of Beneficiary in form satisfactory to Beneficiary.

    Grantor shall furnish Beneficiary with certificates of insurance in form and substance satisfactory to Beneficiary. Not less than 5 days prior to the date the premium is due for each Policy, Grantor shall furnish Beneficiary with evidence satisfactory to Beneficiary of the payment of the premium. Not less than 30 days prior to the expiration of any certificate of insurance required to be delivered hereunder, Grantor shall furnish Beneficiary with a replacement certificate and/or other evidence satisfactory to Beneficiary of the extension and continuance in force of the insurance coverage. Each Policy shall contain a provision that such policy will not be canceled, amended or reduced in amount or scope without at least 30 days' prior written notice to Beneficiary.

    (c) Payment of Taxes and Other Impositions. Grantor agrees to pay or cause to be paid prior to delinquency all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation any non-governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or imposed upon the Property, or become due and payable, and which create, may create or appear to create a lien upon the Property, or any part thereof (all of such taxes, assessments and other governmental and non-governmental charges of the above-described or like nature are hereinafter referred to as "Impositions"). Grantor shall furnish Beneficiary upon request official receipts evidencing payment thereof. Grantor may before any delinquency occurs contest or object to the amount or validity of any Imposition in good faith by appropriate legal proceedings properly instituted and prosecuted in such manner as shall stay the collection of the contested Impositions and prevent the sale or forfeiture of the Property to collect the same; no such contest or objection shall relieve, modify or extend Grantor's covenant to pay any such Imposition prior to delinquency unless Grantor has given prior written notice to Beneficiary of Grantor's intent to so contest or object, and unless, at Beneficiary's sole option, Grantor shall furnish a bond or surety in an amount and form as requested by and satisfactory in all respects to Beneficiary.

    (d) Maintenance, Repair, Alterations. Grantor shall:

       (i) keep the Property in good condition, repair and order, and free of nuisance;

      (ii) subject to any right to contest set forth herein, pay when due all claims for labor performed and materials furnished to and for the Property;

      (iii) comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Property or any part thereof or requiring any alterations or improvements;

      (iv) not commit or permit any waste or deterioration of the Property;

      (v) not commit, suffer or permit any act to be done in or upon the Property in violation of any law, ordinance or regulation; and

     (vii) keep the Property free and clear of all liens and encumbrances of every sort except Permitted Encumbrances (as defined above).

    (e) Damage and Destruction.

       (i) Grantor shall give Beneficiary prompt written notice of any damage to or destruction of any portion or all of the Property. If and to the extent Beneficiary so consents in writing, which consent shall not be unreasonably withheld or delayed, losses covered by insurance may be settled and adjusted by Grantor. In all other cases, Beneficiary at its option may settle and adjust any insurance claim without the consent of Grantor, unless such losses are estimated to be in excess of $50,000. In any case Beneficiary shall, and is hereby authorized to, collect any such insurance proceeds; and the expenses so incurred by Beneficiary shall be so much additional indebtedness secured by this Deed of Trust, and shall be reimbursed to Beneficiary upon demand.

      (ii) In the event of any insured damage to or destruction of the Property or any part thereof, the proceeds of insurance payable as a result of such loss shall be applied to the Liabilities or applied to the repair and restoration of the Property, as Beneficiary in its sole discretion shall elect. Notwithstanding the foregoing, if less than 50% in value of the Property is damaged, and if Grantor is not then in default of this Deed of Trust, Beneficiary shall elect to apply such proceeds to the repair and restoration of the Property.

      (iii) If Beneficiary shall elect that proceeds of insurance are to be applied to the repair and restoration of the Property, Grantor hereby covenants promptly to repair and restore the same in such manner as Beneficiary may require; if insurance proceeds are not sufficient to pay for the full repair and restoration costs, Grantor shall pay such amounts out of their own funds.

    (f)  Condemnation.

       (i) If the Property or any part thereof or interest therein are taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Grantor receive any notice or other information regarding any such proceeding, Grantor shall give prompt written notice thereof to Beneficiary.

      (ii) Beneficiary shall be entitled to all compensation, awards and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name any action or proceedings. Beneficiary shall also be entitled to make any compromise or settlement in connection with such taking or damage. All proceeds of compensation, awards, damages, rights of action and proceeds awarded to Grantor (all such, "Condemnation Awards") are hereby assigned to Beneficiary and Grantor agree to execute such further assignments of the Condemnation Awards as Beneficiary may require.

      (iii) All Condemnation Awards shall be applied to the Liabilities or applied to the repair and restoration of the Property, as Beneficiary in its sole discretion shall elect. Notwithstanding the foregoing, if any of the improvements on the Property are damaged by such condemnation to the extent of less than 50% in value of the Property and Grantor are not then in default under this Deed of Trust, Beneficiary shall elect to apply the Condemnation Awards to the repair or restoration of the Property; provided such amount is adequate to repair the damage.

      (iv) If Beneficiary shall elect that Condemnation Awards are to be applied to the repair and restoration of the Property, Grantor hereby covenants promptly to repair and restore the same in such manner as Beneficiary may require; if the Condemnation Awards are not sufficient to pay for the full repair and restoration costs, Grantor shall pay such amounts out of its own funds.

    (g) Inspection. Upon reasonable advance notice to Grantor, Beneficiary and its agents are authorized to enter at any time upon or in any part of the Property for the purpose of inspecting the same and for the purpose of performing any of the acts Beneficiary is authorized to perform under the terms of this Deed of Trust.

    (h) Title, Liens and Conveyances. Except for Permitted Encumbrances, Grantor shall not create, suffer or permit to be created or filed against the Property, or any part thereof or interest therein, any mortgage lien or other lien, charge or encumbrance, superior to the lien of this Deed of Trust without the express written consent of Beneficiary. If Grantor shall fail to discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien, by depositing in court a bond for the amount claimed, or otherwise giving security for such claim, or in such manner as is or may be prescribed by law, and any amounts expended by Beneficiary in so doing shall be payable by Grantor upon demand by Beneficiary, together with interest at the rate of ten percent (10%) per annum, and shall be so much additional indebtedness secured by this Deed of Trust. If title to the Property is now or hereafter becomes vested in a trustee, any prohibition or restriction contained herein upon the creation of any lien against the Property shall also be construed as a similar prohibition or limitation against the creation of any lien or security interest upon the beneficial interest under such trust.

    (i)  Stamp and Other Taxes. If any documentary stamp, intangible, recording or other tax or fee becomes due in respect of the Liabilities or this Deed of Trust or the recording thereof, Grantor shall pay such amount in the manner required by law.

6.  ASSIGNMENT OF REVENUES AND LEASES.

    Without limiting the generality of any other provisions hereof, as additional security, Grantor hereby assign to Beneficiary the Revenues, and upon the occurrence of any Event of Default, Beneficiary may receive and collect said Revenues so long as such Event of Default shall exist and during the pendency of any foreclosure proceedings. The collection of Revenues by Beneficiary pursuant to this Section shall in no way waive the right of Beneficiary to foreclose this Deed of Trust or pursue any other remedy in the event of any Event of Default. Beneficiary may, after service of a Notice, receive and collect the Revenues as they become due. Beneficiary may thereafter continue to receive and collect all such Revenues as long as such Event of Default shall exist and during the pendency of any foreclosure proceedings.

    Grantor hereby appoint Beneficiary their true and lawful attorney, which appointment is irrevocable and coupled with an interest, with full power of substitution and with full power for Beneficiary in its own name and capacity or in the name and capacity of Grantor, from and after the service of a Notice (with or without taking possession of the Property), to demand, collect, receive, and give complete acquittance for any and all Revenues, and at Beneficiary's discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Grantor or otherwise, that Grantor may deem necessary or desirable in order to collect or enforce the payment of the Revenues.

    The assignment contained in this Section is given as collateral security and the execution and delivery hereof shall not in any way impair or diminish the obligations of Grantor, nor shall this assignment impose any obligation on Beneficiary to perform any provision of any contract pertaining to the Property or any responsibility for the non-performance thereof by Grantor or any other person. The assignment under this Section is given as a primary pledge and assignment of the rights described herein and such assignment shall not be deemed secondary to the security interest and mortgage of Beneficiary in the Property. Beneficiary shall have the right to exercise any rights under this Section before, together with, or after exercising any other rights under this Deed of Trust.

7.  EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

    (a) any event constituting an "Event of Default" under the Sale Documents(s); or

    (b) there shall be any material loss which is not repaired or restored pursuant to paragraph 5(f) or (g) or depreciation (other than as permitted for tax purposes under the Code) in the value of the Property for any reason; or

    (c) DUE ON SALE CLAUSE: Grantor shall sell, transfer, convey or assign the title to all or any portion of the Property, whether by operation of law, voluntarily, or otherwise, or any person other than Beneficiary shall obtain a security interest in or mortgage or other lien or encumbrance upon the Property; Grantor or any other person shall perfect (or attempt to perfect) such a security interest or encumbrance; or any notice of a federal tax lien against Grantor shall be filed with any public recorder.

8.  DEFAULT REMEDIES.

    (a) Notwithstanding any provision of any of the Sale Agreement: (i) upon the occurrence and during the continuance of any Event of Default specified in Section 7, Beneficiary at its option may declare the Payment immediately due and payable without further notice or demand of any kind. Upon the occurrence and during the continuance of any Event of Default, Beneficiary may exercise any rights and remedies under this Deed of Trust (including without limitation as set forth below in this Section), any related document or instrument (including without limitation any pertaining to collateral), at law or in equity, and may also: (A) either in person or by agent, with or without bringing any action or proceeding, if applicable law permits, enter upon and take possession of the Property, or any part thereof, in its own name, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Property, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Property, sue for or otherwise collect the Revenues, including without limitation those past due and unpaid, and apply the same to the payment of taxes, insurance premiums and other charges against the Property or in reduction of the indebtedness secured by this Deed of Trust in such order as it may elect; and the entering upon and taking possession of the Property, the collection of such Revenues, and the application thereof as aforesaid, shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Property or the collection, receipt and application of Revenues, issues or profits, Beneficiary shall be entitled to exercise every right provided for in any of the other Sale Agreement or by law upon occurrence of any Event of Default; or (B) commence an action to foreclose this Deed of Trust whether by exercising the power of sale granted herein or by judicial foreclosure, appoint a receiver, or specifically enforce any of the covenants hereof; or (C) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code of Texas, and any notice of sale, disposition or other intended action by Beneficiary, sent to Grantor at its addresses specified herein, at least ten (10) days prior to such action, shall constitute reasonable notice to Grantor.

    (b) Expense of Litigation or Sale. In any suit to foreclose the lien hereof or any other remedy of Beneficiary under this Deed of Trust or the Notes, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree, all expenditures and expenses which may be reasonably paid or incurred by or on behalf of Beneficiary for reasonable attorneys' fees (including without limitation time charges of attorneys who may be employees of Beneficiary), appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had either pursuant to such decree or pursuant to the power of sale granted herein the true condition of the title to or the value of the Property. All expenditures and expenses of the nature in this Section mentioned, and such expenses and fees as may be incurred in the protection of the Property and the maintenance of the lien of this Deed of Trust, including without limitation the fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, any of the other Sale Agreements or the Property, including without limitation probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding, shall be so much additional indebtedness secured by this Deed of Trust and immediately due and payable with interest thereon at a rate equal ten percent (10%) per annum.

    (c) Power of Sale. Trustee is hereby granted a power of sale, and upon the occurrence of any Default hereunder, Beneficiary may request Trustee to proceed with foreclosure, and in such event Trustee is hereby authorized and empowered, and it shall be his special duty, upon such request of the

Beneficiary, to exercise Trustee's power of sale and sell the Property, or any part thereof. Any sale of any part of the Property located in the State of Texas shall be made in the area so designated by the commissioners court for such sales at the county courthouse in the county in which such Property is situated, or, if no area is so designated, then in the area designated by the notice, as provided for herein. Where any part of the Property located in the State of Texas is situated in more than one county, then notice as herein provided shall be given in both or all of such counties, and such notice shall designate the county where the Property will be sold. Notice of such proposed sale shall state the earliest time in which the sale will begin and shall be given by (i) posting written notice thereof at least twenty-one (21) days preceding the date of the sale at the courthouse door of the county in which the sale is to be made and if the Property is in more than one county, one notice shall be posted at the courthouse door of each county in which the Property is situated, (ii) by filing a copy of said notice in the office of the county clerk of each county in which the property is located, and (iii) by the Beneficiary, at least twenty-one (21) days preceding the date of any such sale, serving written notice of the proposed sale by Certified Mail on each person or entity obligated to pay the Liabilities according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to each person or entity at the most recent address as shown by the records of the Beneficiary in a Post Office or official depository under the care and custody of the United States Postal Service. The Affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the facts of service. Such sale shall be made at public auction between the hours of 10:00 A.M. and 4:00 P.M. on the first Tuesday in any month to the highest bidder for cash. After such sale, Trustee shall make to the purchaser or purchaser's trustee good and sufficient deeds and assignments, in the name of Grantor, conveying the Property, or part thereof, so sold to the purchaser or purchasers with general warranty of title by the Grantor. Sale of a part of the Property shall not exhaust the Trustee's power of sale, but sales may be made from time to time until the Liabilities are paid and performed in full. It shall not be necessary to have present or to exhibit at any such sale any of the Property. In addition to the rights and powers of the sale granted under the preceding provisions of this Subsection 8(c), if default is made in the payment of any installment of the Liabilities, Beneficiary, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Liabilities to be due and payable, may orally or in writing direct Trustee to enforce this trust and to sell the Property subject to such unmatured indebtedness and the liens and security interests securing its payment, in the same manner, on the same terms, at the same place and time and after having given notice in the same manner, all as provided in the preceding provisions of this Subsection 8(c). After such sale, Trustee shall make due conveyance to the purchaser or purchasers. Sales made without maturing the Liabilities may be made hereunder whenever there is a default in the payment of any installment of the Liabilities without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this Subsection 8(c), the unmatured balance of the Liabilities (except as to any proceeds of any sale which Beneficiary may apply as prepayment of the Liabilities) or the liens and security interest securing payment of the Liabilities. It is intended by each of the foregoing provisions of this Subsection 8(c) that Trustee may, after any request or direction by Beneficiary, sell, not only the leases and well described in Exhibit A attached hereto, but also other interests constituting a part of the Property, or any part thereof, along with such leases and well, or any part thereof, all as a unit and a part of a single sale, or may sell any part of the Property separately from the remainder of the Property.

    (d) Judicial Foreclosure. Beneficiary may, or Trustee may upon written request of Beneficiary, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Liabilities in accordance with the terms hereof and of the Sale Agreement, to foreclose the liens, security interests and this Deed of Trust as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction.

    (e) Application of Proceeds of Sale. The proceeds of any foreclosure sale of the Property or of a sale of the Property pursuant to the power of sale granted herein or of the exercise of any other remedy hereunder shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings, sale at public auction or such other remedy, including without limitation all such items as are mentioned in (b) of this Section; second, all other items which under the terms hereof constitute indebtedness secured by this Deed of Trust additional to the Liabilities, with interest thereon as therein provided; third, all principal and interest remaining unpaid on the Liabilities; and fourth, any excess to Grantor, its successors or assigns, as their rights may appear. In the event of any foreclosure sale of the Property or of any sale of the Property pursuant to the power of sale granted herein, the same may be sold in one or more parcels. Beneficiary may be the purchaser at any foreclosure sale or public auction of the Property or any part thereof.

    (f)  Appointment of Receiver. Upon or at any time after the filing of a complaint to foreclose this Deed of Trust, the court in which such complaint is filed may appoint a receiver of the Property or any portion thereof. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Grantor at the time of application for such receiver and without regard to the then value of the Property, and Beneficiary may be appointed as such receiver. Such receiver shall have power (i) to collect the Revenues during the pendency of such foreclosure suit, as well as during any further times when Grantor, except for the intervention of such receiver, would be entitled to collect such Revenues; (ii) power to extend or modify any then existing leases and to make new commercially reasonable leases, which extension, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness secured by this Deed of Trust and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Grantor and all persons whose interests in the Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding discharge of the indebtedness secured by this Deed of Trust, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser; and (iii) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of said period. The court from time to time may authorize the receiver to apply the net income in its hands in payment in whole or in part of the indebtedness secured by this Deed of Trust, or found due or secured by any judgment foreclosing this Deed of Trust, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale.

    (g) Insurance After Foreclosure. In case of an insured loss after foreclosure proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied in repairing and restoring the Property, shall be used to pay the amount due in accordance with any judgment of foreclosure that may be entered in any such proceedings, and the balance, if any, shall be paid as the court may direct.

    (h) Not Mortgagee in Possession. Nothing herein contained shall be construed as constituting Beneficiary a mortgagee in possession.

    (i)  Waiver of Certain Rights. To the extent permitted by applicable law, Grantor agrees that it shall not and will not apply for or avail themselves of any appraisement, valuation, stay, extension or exemption laws, or any so called "Moratorium Laws", now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, but rather waives the benefit of such laws. Grantor for itself and all who may claim through or under them waive any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Grantor hereby expressly waives any and all rights of redemption from sale or from or under any order or decree of foreclosure, pursuant to rights herein granted, on behalf of Grantor and all persons beneficially interested therein and each and every person acquiring any interest in or title to the Property subsequent to the date of this Deed of Trust, and on behalf of all other persons to the extent permitted by the provisions of the laws of the State of Texas.

9.  RIGHTS OF BENEFICIARY.

    If Grantor fails to make any payment or to do any act as and in the manner provided herein or in any of the other Sale Agreement, Beneficiary in its own discretion, without obligation so to do may make or do the same in such manner and to such extent as it may deem necessary to protect the security hereof. In connection therewith (without limiting its general powers), Beneficiary shall have and is hereby given the right, but not the obligation:

    (a) to enter upon and take possession of the Property;

    (b) to make additions, alterations, repairs and improvements to the Property which it may consider necessary and proper to keep the Property in good condition and repair;

    (c) to appear and participate in any action or proceeding affecting or which may affect the Property, the security hereof or the rights or powers of Beneficiary;

    (d) to pay any Impositions asserted against the Property and to do so according to any bill, statement or estimate procured from the appropriate office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any Imposition;

    (e) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of Beneficiary may affect or appears to affect the Property or the security of this Deed of Trust or which may be prior or superior hereto; and

    (f)  in exercising such powers, to pay reasonably necessary expenses, including without limitation employment of and payment of compensation to inside and outside counsel or other necessary or desirable consultants, contractors, agents and other employees.

    After an Event of Default, Grantor irrevocably appoints Beneficiary their true and lawful attorney in fact, at Beneficiary's election, to do and cause to be done all or any of the foregoing in the event Beneficiary shall be entitled to take any or all of the action provided for in this Section. Grantor shall immediately, upon demand therefor by Beneficiary, pay all reasonable costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including without limitation, costs of evidence of title, court costs, appraisals, surveys, attorney's fees, legal costs and expenses, and time charges of attorneys who may be employees of Beneficiary, in each and every case whether in or out of court, in original or appellate proceedings or in bankruptcy, all of which shall constitute so much additional indebtedness secured by this Deed of Trust immediately due and payable, with interest thereon at a rate equal to ten percent (10%) per annum.

    10.  OBLIGATIONS UNCONDITIONAL: WAIVER OF DEFENSES.  Without limiting any other provision hereof, Grantor irrevocably agree that no fact or circumstance whatsoever which might at law or in equity constitute a discharge or release of, or defense to the obligations of, a guarantor or surety shall limit or affect any obligations of Grantor under this Deed of Trust or any document or instrument executed in connection herewith. Without limiting the generality of the foregoing:

      (a) Beneficiary may at any time and from time to time, without notice to Grantor, take any or all of the following actions without affecting or impairing the liability of Grantor on this Deed of Trust:

        (i)  renew or extend time of payment of the Liabilities;

        (ii) accept, substitute, release or surrender any security for the Liabilities; and

        (iii) release any person primarily or secondarily liable on the Liabilities (including without limitation any endorser).

      (b) No delay in enforcing payment of the Liabilities, nor any amendment, waiver, change, or modification of any terms of any instrument which evidences or is given in connection with the Liabilities, shall release Grantor from any obligation hereunder. The obligations of Grantor under this Deed of Trust are and shall be primary, continuing, unconditional and absolute (notwithstanding that at any time or from time to time all of the Liabilities may have been paid in full), irrespective of the value, genuineness, regularity, validity or enforceability of any documents or instruments respecting or evidencing the Liabilities. In order to hold Grantor liable or exercise rights or remedies hereunder, there shall be no obligation on the part of Beneficiary, at any time, to resort for payment to any other security for the Liabilities. Beneficiary shall have the right to enforce this Deed of Trust irrespective of whether or not other proceedings or steps are being taken against any other property securing the Liabilities or any other party primarily or secondarily liable on any of the Liabilities.

      (c) Grantor irrevocably waives presentment, protest, demand, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, notice of acceptance of this Deed of Trust, notice of any loans made, extensions granted or other action taken in reliance hereon, and all demands and notices of any kind in connection with this Deed of Trust or the Liabilities.

      (d) Grantor waives any claim or other right which Grantor might now have or hereafter acquire against any other person primarily or contingently liable on the Liabilities (including without limitation any maker or endorser) or that arises from the existence or performance of Grantor's obligations under this Deed of Trust, including without limitation any right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim or remedy of Beneficiary against any other collateral security for the Liabilities, which Beneficiary now has or hereafter acquires, however arising.

    11.  OTHER COVENANTS

      Grantor shall immediately advise Beneficiary in writing of

        (i)  any governmental or regulatory actions instituted or threatened under any Hazardous Material Law affecting the Property or the matters indemnified hereunder including, without limitation, any notice of inspection, abatement or noncompliance;

        (ii) all claims made or threatened by any third party against Grantors or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Material;

        (iii) Grantor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be classified in a manner which may support a claim under any Hazardous Material Law; and

        (iv) Grantor's discovery of any occurrence or condition on the Property or any real property adjoining or in the vicinity of the Property which could subject Grantor or the Property to any restrictions on ownership, occupancy, transferability or use of the Property under any Hazardous Material Law. Grantor shall immediately deliver to Beneficiary any documentation or records as Beneficiary may request in connection with all such notices, inquiries, and communications, and shall advise Beneficiary promptly in writing of any subsequent developments.

    12.  SUBSTITUTION OR RESIGNATION OF TRUSTEE.

      (a) Beneficiary may, without notice or cause and in Beneficiary's sole discretion, substitute a successor or successors to any Trustee named herein or acting hereunder to execute this Deed of Trust or may fill a vacancy in the position of Trustee hereunder. Upon such appointment, and without conveyance to the successor Trustee, the latter shall be vested with all title, powers and duties conferred upon any Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written instrument executed and acknowledged by Beneficiary, containing reference to this Deed of Trust and its place of record, which, when recorded in the office in which this Deed of Trust is recorded, shall be conclusive proof of the proper appointment of such successor Trustee.

      (b) Trustee may resign by written instrument executed by Trustee, containing reference to this Deed of Trust and its place of record, which, when recorded in the office in which this Deed of Trust is recorded, and when delivered to Beneficiary in accordance with Subsection 14(k) hereof, shall be conclusive proof of the resignation of Trustee. Upon such resignation, Beneficiary may appoint a successor Trustee in accordance with Subsection 12(a) hereof.

    13.  NOTICE OF FINAL AGREEMENT.  THIS DEED OF TRUST AND THE SALE AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

    14.  MISCELLANEOUS.

      (a)  Recitals.  The recitals hereto are hereby made a part of this Deed of Trust.

      (b)  Time of Essence.  Time is of the essence of this Deed of Trust and of each and every provision hereof.

      (c)  Subrogation.  To the extent that proceeds of the indebtedness secured by this Deed of Trust are used to pay an outstanding lien, charge or prior encumbrance against the Property, Beneficiary shall be subrogated to any and all rights and liens owned by any owner or holder of such outstanding liens, charges and prior encumbrances, and shall have the benefit of the priority thereof, irrespective of whether said liens, charges or encumbrances are released.

      (d)  Further Assurances.  Grantor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every further acts, deeds, conveyances, transfers and assurances necessary or advisable, in the judgment of Beneficiary, for the better assuring, conveying, mortgaging, assigning and confirming unto Beneficiary all property mortgaged hereby or property intended so to be, whether now owned by Grantor or hereafter acquired.

      (e)  No Defenses.  No action for the enforcement of the lien or any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Liabilities.

      (f)  Invalidity of Certain Provisions.  If the lien of this Deed of Trust is invalid or unenforceable as to any part of the indebtedness secured by this Deed of Trust, or if such lien is invalid or unenforceable as to any part of the Property, the unsecured or partially secured portion of the indebtedness secured by this Deed of Trust shall be completely paid prior to the payment of the remaining and secured or partially secured portion thereof, and all payments made on the indebtedness secured by this Deed of Trust, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion thereof which is not secured or fully secured by the lien of this Deed of Trust.

      (g)  Illegality of Terms.  Nothing herein contained nor any transaction related thereto shall be construed or shall so operate either presently or prospectively: (i) to require Grantor to pay interest at a rate greater than is lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate; or (ii) to require Grantor to make any payment or do any act contrary to law; and if any provision herein contained shall otherwise so operate to invalidate this Deed of Trust, in whole or in part, then such provision only shall be held for naught as though not herein contained and the remainder of this Deed of Trust shall remain operative and in full force and effect, and Beneficiary shall be given a reasonable time to correct any such error.

      (h)  Beneficiary's Right to Deal with Transferee.  In the event of the voluntary sale, or transfer by operation of law, or otherwise, of all or any part of the Property, Beneficiary is hereby authorized and empowered to deal with such vendee or transferee with reference to the Property, or the debt secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might with Grantor, without in any way releasing or discharging Grantor from the covenants and/or undertakings hereunder, and without Beneficiary waiving its rights to accelerate the Liabilities as set forth herein.

      (i)  Releases.  Beneficiary, without notice, and without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior liens, may release any part of the Property, or any person liable for any indebtedness secured hereby, without in any way affecting the liability of any party to this Deed of Trust or for the Liabilities and without in any way affecting the priority of the lien of this Deed of Trust, and may agree with any party obligated on said indebtedness to extend the time for payment of any part or all of the indebtedness secured hereby. Such agreement shall not, in any way, release or impair the lien created by this Deed of Trust, or reduce or modify the liability of any person or entity personally obligated for any Liabilities, but shall extend the lien hereof as against the title of all parties having interest in said security which interest is subject to the indebtedness secured by this Deed of Trust.

      (j)  Covenant to Run with the Land.  All the covenants hereof shall run with the land.

      (k)  Notices.  All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to Beneficiary to its main office indicated above, and if to Grantor to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto or, as to Grantor, may appear in Beneficiary's records.

      (l)  Choice of Law.  This Deed of Trust was negotiated in Texas, and made by Grantor and accepted by Beneficiary in the State of Texas, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Deed of Trust and the Liabilities arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and performed in such State, without regard to the principles thereof regarding conflicts of laws, and any applicable laws of the United States of America. Whenever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Deed of Trust. Nothing in this Deed of Trust or in the Sale Agreement shall require Grantor to pay, or Beneficiary to accept, interest in an amount which would subject Beneficiary to penalty under applicable law. In the event that the payment of any interest due hereunder or a payment which is deemed interest, exceeds the maximum amount payable as interest under the applicable usury laws, such excess amount shall be applied to the reduction of the Liabilities, and upon payment in full of the Liabilities, shall be deemed to be a payment made by mistake and shall be refunded to Grantor.

      (m)  Other.  Unless the content requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Deed of Trust. This Deed of Trust shall bind Grantors, their trustees (including without limitation successor and replacement trustees), successors and assigns, and including without limitation each and every from time to time record owner of the Property or any other person having an interest therein), and shall inure to the benefit of Beneficiary, its successors and assigns, and each and every holder of any note or other document pertaining to any of the Liabilities, except that Grantor may not transfer or assign any of their rights or interest hereunder without the prior written consent of Beneficiary. Without limiting any other provision hereof, Grantor agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Beneficiary, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Beneficiary or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith.

Beneficiary is hereby authorized by Grantor without notice to Grantor to fill in any blank spaces and dates and strike inapplicable terms herein or in any related document to conform to the terms of the transaction and/or understanding evidenced hereby, for which purpose Beneficiary shall be deemed to have been granted an irrevocable power of attorney coupled with an interest.

    IN WITNESS WHEREOF Grantor has signed, sealed and delivered this Deed of Trust as of the date indicated above.

REDWOOD ENERGY PRODUCTION, L.P. a Texas limited partnership
By:
Name:
Title:
STATE OF CALIFORNIA	)
) SS.
COUNTY OF	)

    I, ____________________________, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that ____________________________, ____________________________ of REDWOOD ENERGY PRODUCTION, L.P., a Texas limited partnership, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such __________________ ______, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered said instrument as his/her own free and voluntary act and, as the free and voluntary act of such corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and Notarial Seal this _________ day of ________________________, 2001.

Notary Public
My Commission Expires:

This document prepared by and mail to:
William J. Barrett
GARDNER, CARTON & DOUGLAS
Suite 3400-Quaker Tower
321 North Clark Street
Chicago, Illinois 60610-4795

EXHIBIT I

ESCROW AGREEMENT

    THIS ESCROW AGREEMENT ("Escrow Agreement") is made and entered into this 29th day of December, 2000, by and among Newstar Energy U.S.A., Inc. ("Newstar"), Panther Rodessa L.P. ("Panther"), Frederick McCord, trustee ("McCord") (Newstar, Panther, and McCord collectively the "Seller"), Redwood Energy Production, L.P. ("Buyer"), and Gardner, Carton & Douglas, as escrow agent ("Escrow Agent").

R E C I T A L S

    1.  Pursuant to that Purchase and Sale Agreement ("Purchase Agreement") dated even date herewith by and between Buyer and the Seller, Buyer is acquiring certain properties of the Seller. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

    2.  The Purchase Agreement provides for certain documents and a payment to be escrowed.

    3.  Escrow Agent is willing to hold and deliver the escrowed items in accordance with the terms of this Escrow Agreement.

A G R E E M E N T

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I—ESCROW MATERIALS

    1.  Receipt of Escrowed Items from Buyer.  Escrow Agent hereby acknowledges receipt, or shall subsequently accept receipt, from Buyer of the following (the "Buyer Documents"):

  (i)
  Deed of Trust (Beneficiary: Newstar) executed and acknowledged by Buyer;

  (ii)
  Deed of Trust (Beneficiary: Newstar, Panther, and McCord) executed and acknowledged by Buyer; and

  (iii)
  Executed and acknowledged Assignment of Net Operating Profits Interest.

    2.  Receipt of Escrowed Items from Seller.  Escrow Agent hereby acknowledges receipt, or shall subsequently accept receipt, from Seller of the following (the "Seller Documents"):

  (i)
  Executed and acknowledged Assignment, Bill of Sale, and Conveyance;

  (ii)
  Affidavit of Non-foreign status;

  (iii)
  Lien release document executed by the Canadian Imperial Bank of Commerce, as Agent, releasing its lien in all properties sold to Buyer under the Purchase Agreement; and

  (iv)
  Lien release document executed by Charles Aycock, as Collateral Agent for the Newstar Energy U.SA., Inc. Plan Administration Committee, releasing his lien in all properties sold to Buyer under the Purchase Agreement;

  (v)
  Deed of Trust (Beneficiary: Newstar) executed and acknowledged by Panther (Panther only).

    3.  Delivery of Escrow Materials.  The items delivered by Buyer have not been delivered to Seller and shall not be deemed so delivered by their delivery to the Escrow Agent under this Escrow Agreement. The items delivered by Seller have not been delivered to Buyer and shall not be deemed so delivered by its delivery to the Escrow Agent under this Escrow Agreement. Such items delivered into escrow shall be of no force or effect unless and until delivered by the Escrow Agent to Buyer and Seller as provided in this Escrow Agreement.

ARTICLE II—DELIVERY OF ESCROW MATERIALS

    1.  Release and Delivery of Escrow Materials.  In the event the Escrow Agent receives from the Buyer on or before the close of business on the Escrow Release Date (i) $500,000 cash and (ii) proof that the Buyer paid $250,000 to the Seller on or before March 31, 2001 (such cash and proof being the "Buyer's Release Deliveries"), then the Escrow Agent shall as soon as practicable thereafter deliver the Buyer's Release Deliveries and Buyer Documents to the Seller and the Seller Documents to the Buyer. In the event the Escrow Agent has not received the Buyer's Release Deliveries by the close of business on the Escrow Release Date, then the Escrow Agent shall as soon as practicable thereafter deliver the Buyer Documents to the Buyer and the Seller Documents to the Seller. Notwithstanding any of the foregoing, (i) the Escrow Agent shall not release any documents or cash to the Seller unless and until the Escrow Agent has received all Seller Documents and the Deed of Trust executed by Panther and (ii) the Escrow Agent shall not release any documents to the Buyer unless and until the Escrow Agent has received all Buyer Documents. Any cash to be distributed by Escrow Agent to Seller shall be distributed in the same percentages as set forth in Section 2 of the Purchase Agreement.

    Escrow Release Date means the date on which Buyer is obligated to pay $500,000 to Seller under Section 2(c) of the Purchase Agreement (the "Payment"). The Escrow Agent may presume that the Escrow Release Date is June 30, 2001, unless (i) the Escrow Agent receives by fax a notice from either Buyer or Seller stating that the Payment is due on a day earlier than June 30, 2001 (the "Notice") and receives sufficient proof that the Notice was furnished by fax to the other party and (ii) by the close of business on the "Notice Date", which shall be the third business day after receiving the Notice, the Escrow Agent has not received a written or faxed objection to setting, as the Escrow Release Date, the day that is two business days after the Notice Date. If no objection has been timely received by the Escrow Agent, then the Escrow Release Date shall be the day that is two business days after the Notice Date.

ARTICLE III—ESCROW AGENT

    1.  Compensation.  The Escrow Agent shall receive no compensation for the services provided under the Escrow Agreement except as provided herein.

    2.  Legal Counsel.  Escrow Agent may employ such legal counsel and other experts as it may deem necessary to retain for advice in connection with its obligations hereunder and may rely upon the advice of such counsel or experts.

    3.  Resignation.  Escrow Agent may resign from its duties hereunder at any time by giving notice of such resignation to Buyer and Seller specifying a date (not less than five (5) days after the giving of such notice) when such resignation shall take effect. Promptly following such notice, a successor escrow agent shall be appointed by mutual agreement of Buyer and Seller, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrow Fund.

    4.  Liability.  Escrow Agent undertakes to perform only such duties as are specifically set forth herein. The Escrow Agent, when acting or refraining from acting in good faith shall not be liable for any mistake of fact or error in judgment by it or for any acts or omissions by it of any kind unless caused by willful misconduct or gross negligence, and shall be entitled to rely conclusively upon (a) any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and (b) the advice of counsel retained by it.

    5.  Controversies.  If any controversy arises between Buyer and Seller or with any third person with respect to the subject matter of this Agreement, Escrow Agent shall not be required to determine the same or take any action with respect thereto, but may await the final resolution of any such controversy, anything in the instructions delivered by the parties hereto to the contrary notwithstanding, and in such event it shall not be liable for any damages to the parties.

    6.  Discharge of Escrow Agent.  Escrow Agent agrees that Buyer and Seller may, by mutual agreement at any time, remove Escrow Agent as escrow agent hereunder, and substitute a bank, trust company or other person or entity therefor, in which event, upon receipt of written notice thereof Escrow Agent shall be discharged from all liability hereunder. In addition, at any time prior to March 1, 2001, with or without cause, Buyer may unilaterally remove Escrow Agent, as escrow agent hereunder, and substitute a bank or trust company or other person or entity reasonably acceptable to Seller therefore, in which event, upon receipt of written notice thereof Escrow Agent shall be discharged from all liability hereunder.

    In the event of a substitute escrow agent, the terms of the escrow shall be as set forth in this Agreement except that the substitute agent escrow may charge a reasonable fee for its services which fee shall be split evenly by the Buyer and Seller. All Buyer Documents and Seller Documents shall be transferred directly from the Escrow Agent to the substitute escrow agent.

    7.  Investments.  Escrow Agent will maintain any cash held pursuant to this Escrow Agreement in an interest bearing checking account at a financial institution insured by the Federal Deposit Insurance Corporation. Escrow Agent may commingle such cash with other funds held by Escrow Agent in an escrow or trust capacity.

    8.  Waiver of Conflicts.  Buyer and Seller both waive any actual or potential conflict of interest arising from the performance by Escrow Agent of its duties hereunder. Buyer and Panther acknowledge that Gardner, Carton & Douglas, as legal counsel, represents Newstar with respect to the Purchase Agreement and the transactions contemplated thereunder.

ARTICLE IV—MISCELLANEOUS

    1.  Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, one (1) business day after being delivered to a nationally recognized overnight courier, or on the third business day after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed as follows:

  (a)
  If to Seller, addressed to:

  Panther Rodessa L.P.
  1021 Main St., Suite 1290
  Houston, TX 77002

  And to

  Newstar Energy U.S.A., Inc.
  1905 Abbott Road
  East Lansing, MI 48823

  (b)
  If to Buyer, addressed to:

  Redwood Energy Production, L.P.
  One Maritine Plaza
  Suite 400
  San Francisco, CA 94111

  (c)
  If to Escrow Agent, addressed to:

  William J. Barrett
  Gardner, Carton & Douglas
  321 N. Clark St., Ste. 3400
  Chicago, IL 60610
  Phone: (312) 644-3000
  Fax: (312) 644-3381

and/or at such other addresses and/or addresses as may be designated by notice given in accordance with the provisions of this Section 4.1.

    2.  Termination of Agreement.  This Escrow Agreement shall continue in force until the final release and delivery of all escrow materials held by Escrow Agent hereunder or until terminated by written notice signed by Buyer and Seller.

    3.  Expenses.  Except as otherwise provided herein, each party shall be responsible for its own costs and expenses with respect to matters involving this Escrow Agreement.

    4.  Headings.  This section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

    5.  Severability.  If any provision of this Escrow Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or enforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

    6.  Construction.  This Escrow Agreement shall be construed, and the rights and duties of the parties hereto determined, in accordance with the laws of the State of Illinois.

    7.  Jurisdiction.  The parties hereto hereby submit to the jurisdiction of the federal and state courts of the State of Illinois and hereby agree that the venue of any adjudication shall be located in the State of Illinois.

    8.  Multiple Counterparts.  This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

    9.  Amendments and Waivers.  This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Escrow Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

    IN WITNESS WHEREOF, the parties hereto have signed this Escrow Agreement as of the date first above written.

NEWSTAR ENERGY U.S.A., INC.		PANTHER RODESSA L.P.
By:		By:
Title:		Title:
REDWOOD ENERGY PRODUCTION, L.P.
By:
Frederic R. McCord, trustee
Title:
GARDNER, CARTON & DOUGLAS
By:	A Partner

EXHIBIT J

Deed of Trust
(Beneficiary: Newstar)

Dated as of            , 2001.

    This Deed of Trust (as modified from time to time, the "Deed of Trust") has been made and entered into by and among Panther Rodessa, L.P., a Texas limited partnership ("Panther"), Frederick R. McCord, trustee ("McCord"), and Redwood Energy Production, L.P., a Texas limited partnership ("Redwood"), (Panther, McCord, and Redwood the "Grantors"), David Pratt as trustee ("Trustee") and Newstar Energy U.S.A., Inc., an Ohio corporation ("Beneficiary"), with its office at 1905 Abbott Road, East Lansing, MI 48826-1799.

    In consideration of Beneficiary's transfer of its interest in certain oil and gas leases for lands in Madison County, Texas and in the Ruby-Magness well situated on those lands, all as described on Exhibit A hereto, and as security for obligations owed to Beneficiary on account of such transfers, the Grantors agree as follows:

    1.  DEFINITIONS. As used in this Deed of Trust:

      (a) "Gas Sale Payment" means the $1,000,000 owed to Beneficiary under Section 10 of that November 18, 1999 letter agreement between Panther and Beneficiary and under Section 11(a)(i) of that Purchase and Sale Agreement dated December 29, 2000 between Grantors and Beneficiary.

      (b) "Liabilities" means the Gas Sale Payment.

      (c) "Property" means those leases (the "Leases") and other properties listed or described on Exhibit A hereto, any renewals, extensions, or replacements of the Leases, the Ruby-Magness well and any other well that produces or is capable of producing hydrocarbons from the Leases, and any oil and gas reservoirs lying within or accessible form the lands subject to the Leases, and any other real property interests, including interests in oil and gas leases hereinafter acquired by the Grantors in lands in Madison County, Texas, lying within that area of mutual interest described in that Assignment of Net Profits Interest (the "NOPI"), dated as of December 29, 2000, between the parties hereto.

      (d) "Sale Document(s)" shall mean all agreements between and among each or all of the Grantors and the Beneficiary, including the Purchase and Sale Agreement dated December 29, 2000 and the Letter Agreement dated November 18, 1999, between Newstar and Panther, as amended.

      (e) "Permitted Encumbrances" means (i) this Deed of Trust; (ii) any other lien in favor of Beneficiary; (iii) liens for ad valorem taxes and special assessments not delinquent; (iv) those items, if any, set forth on Exhibit B attached hereto; and (v) the NOPI.

      (f)  "Revenues" means all profits, income, rents, or royalties earned or received from the sale of hydrocarbons produced on or from the Property.

      (g) "Subsidiary" means any corporation, partnership, joint venture, trust, or other legal entity of which any Grantor owns directly or indirectly 50% or more of the outstanding voting stock or interest, or of which the Grantor has effective control, by contract or otherwise.

    2.  GRANT OF LIEN. Grantors, jointly and severally, hereby give, grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, hypothecate, deposit, pledge, set over and confirm unto Trustee for the benefit of Beneficiary, and its successors and assigns, under and subject to the terms and conditions hereinafter set forth, in trust forever, all of Grantors' right, title and interest in and to the Property described in Exhibit A and attached hereto and by this reference incorporated herein.

    TOGETHER WITH THE FOLLOWING:

      (a) all Revenues; and

      (b) all right, title and interest of Grantors in and to all oil and gas and mineral leases concerning the Property including, but not limited to, the leases described in Exhibit A and all right, title and interest of Grantors thereunder; and

      (c) all the estate, interest, right, title, other claim or demand, including claims or demands with respect to any proceeds of insurance related thereto, which Grantors now have or may hereafter acquire in the Property and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, including without limitation any awards resulting from severance damages.

    TO HAVE AND TO HOLD the same unto the Trustee and its successors and assigns forever, for Beneficiary's benefit, for the purposes and uses herein set forth. Without limiting any other provision hereof, Grantors covenant that they are lawfully seized of the Property, that the same is unencumbered except for Permitted Encumbrances, and that they have good right, full power and lawful authority to convey and mortgage the same, and that they will warrant and forever defend the Property and the quiet and peaceful possession of the same against the lawful claims of all persons whomsoever.

    3.  LIABILITIES. The Property shall secure the payment and performance of all Liabilities and shall further secure payment of all sums advanced by Beneficiary to perform any of the terms, covenants and provisions of this Deed of Trust, or otherwise advanced by Beneficiary pursuant to the provisions hereof to protect the Property.

    4.  REPRESENTATIONS.

Each Grantor hereby represents and warrants to Trustee and Beneficiary that:

       (i) Grantor is existing and in good standing under the laws of its state of formation, is duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so might have a material adverse impact on the consolidated assets, condition or prospects of Grantor; the execution, delivery and performance of this Deed of Trust and all related documents and instruments are within Grantor's powers and have been authorized by all necessary corporate, partnership or joint venture action.

      (ii) The execution, delivery and performance of this Deed of Trust and all related documents and instruments have received any and all necessary governmental approval, and do not and will not contravene or conflict with any provision of law or of the partnership or joint venture or similar agreement, charter or by-laws of Grantor or any agreement affecting Grantor or its property.

      (iii) Grantor, to the extent of its interest, has good, marketable, legal and equitable title to the Property, subject only to Permitted Encumbrances, with the right and full power to mortgage, sell and convey the same; Grantor is the lawful owner of its interest in the Property, free and clear of all liens, pledges, charges, mortgages, and claims other than any in favor of Beneficiary, except liens for current taxes not delinquent.

    5.  COVENANTS OF GRANTORS. Grantors agree to comply with the following covenants so long as this Deed of Trust remains in effect:

      (a) Payment of Indebtedness. Grantors shall pay all Liabilities when due.

      (b) Insurance. Grantors shall at all times provide, maintain and keep in force such insurance in such amounts and against such risks on or pertaining to the Property as Beneficiary shall from time to time reasonably request. All insurance policies required hereby ("Policies") shall name Grantors and Beneficiary as insureds, as their respective interests may appear, and have attached thereto a mortgagee's loss payable endorsement for the benefit of Beneficiary in form satisfactory to Beneficiary.

      Grantors shall furnish Beneficiary with certificates of insurance in form and substance satisfactory to Beneficiary. Not less than 5 days prior to the date the premium is due for each Policy, Grantors shall furnish Beneficiary with evidence satisfactory to Beneficiary of the payment of the premium. Not less than 30 days prior to the expiration of any certificate of insurance required to be delivered hereunder, Grantors shall furnish Beneficiary with a replacement certificate and/or other evidence satisfactory to Beneficiary of the extension and continuance in force of the insurance coverage. Each Policy shall contain a provision that such policy will not be canceled, amended or reduced in amount or scope without at least 30 days' prior written notice to Beneficiary.

      (c) Payment of Taxes and Other Impositions. Grantors agree to pay or cause to be paid prior to delinquency all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation any non-governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or imposed upon the Property, or become due and payable, and which create, may create or appear to create a lien upon the Property, or any part thereof (all of such taxes, assessments and other governmental and non-governmental charges of the above-described or like nature are hereinafter referred to as "Impositions"). Grantors shall furnish Beneficiary upon request official receipts evidencing payment thereof. Grantors may before any delinquency occurs contest or object to the amount or validity of any Imposition in good faith by appropriate legal proceedings properly instituted and prosecuted in such manner as shall stay the collection of the contested Impositions and prevent the sale or forfeiture of the Property to collect the same; no such contest or objection shall relieve, modify or extend Grantors' covenants to pay any such Imposition prior to delinquency unless Grantors has given prior written notice to Beneficiary of Grantors' intent to so contest or object, and unless, at Beneficiary's sole option, Grantors shall furnish a bond or surety in an amount and form as requested by and satisfactory in all respects to Beneficiary.

      (d) Maintenance, Repair, Alterations. Grantors shall:

         (i) keep the Property in good condition, repair and order, and free of nuisance;

        (ii) subject to any right to contest set forth herein, pay when due all claims for labor performed and materials furnished to and for the Property;

        (iii) comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Property or any part thereof or requiring any alterations or improvements;

        (iv) not commit or permit any waste or deterioration of the Property;

        (v) not commit, suffer or permit any act to be done in or upon the Property in violation of any law, ordinance or regulation; and

       (vii) keep the Property free and clear of all liens and encumbrances of every sort except Permitted Encumbrances (as defined above).

      (e) Damage and Destruction.

         (i) Grantors shall give Beneficiary prompt written notice of any damage to or destruction of any portion or all of the Property. If and to the extent Beneficiary so consents in writing, which consent shall not be unreasonably withheld or delayed, losses covered by insurance may be settled and adjusted by Grantors. In all other cases, Beneficiary at its option may settle and adjust any insurance claim without the consent of Grantors, unless such losses are estimated to be in excess of $50,000. In any case Beneficiary shall, and is hereby authorized to, collect any such insurance proceeds; and the expenses so incurred by Beneficiary shall be so much additional indebtedness secured by this Deed of Trust, and shall be reimbursed to Beneficiary upon demand.

        (ii) In the event of any insured damage to or destruction of the Property or any part thereof, the proceeds of insurance payable as a result of such loss shall be applied to the Liabilities or applied to the repair and restoration of the Property, as Beneficiary in its sole discretion shall elect. Notwithstanding the foregoing, if less than 50% in value of the Property is damaged, and if Grantors are not then in default of this Deed of Trust, Beneficiary shall elect to apply such proceeds to the repair and restoration of the Property.

        (iii) If Beneficiary shall elect that proceeds of insurance are to be applied to the repair and restoration of the Property, Grantors hereby covenant promptly to repair and restore the same in such manner as Beneficiary may require; if insurance proceeds are not sufficient to pay for the full repair and restoration costs, Grantors shall pay such amounts out of their own funds.

      (f)  Condemnation.

         (i) If the Property or any part thereof or interest therein are taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Grantors receive any notice or other information regarding any such proceeding, Grantors shall give prompt written notice thereof to Beneficiary.

        (ii) Beneficiary shall be entitled to all compensation, awards and other payments or relief therefor, and shall be entitled at its option to commence, appear in and prosecute in its own name any action or proceedings. Beneficiary shall also be entitled to make any compromise or settlement in connection with such taking or damage. All proceeds of compensation, awards, damages, rights of action and proceeds awarded to Grantors (all such, "Condemnation Awards") are hereby assigned to Beneficiary and Grantors agree to execute such further assignments of the Condemnation Awards as Beneficiary may require.

        (iii) All Condemnation Awards shall be applied to the Liabilities or applied to the repair and restoration of the Property, as Beneficiary in its sole discretion shall elect. Notwithstanding the foregoing, if any of the improvements on the Property are damaged by such condemnation to the extent of less than 50% in value of the Property and Grantors are not then in default under this Deed of Trust, Beneficiary shall elect to apply the Condemnation Awards to the repair or restoration of the Property; provided such amount is adequate to repair the damage.

        (iv) If Beneficiary shall elect that Condemnation Awards are to be applied to the repair and restoration of the Property, Grantors hereby covenant promptly to repair and restore the same in such manner as Beneficiary may require; if the Condemnation Awards are not sufficient to pay for the full repair and restoration costs, Grantors shall pay such amounts out of their own funds.

      (g) Inspection. Upon reasonable advance notice to Grantors, Beneficiary and its agents are authorized to enter at any time upon or in any part of the Property for the purpose of inspecting the same and for the purpose of performing any of the acts Beneficiary is authorized to perform under the terms of this Deed of Trust or any of the other Sale Documents.

      (h) Title, Liens and Conveyances. Except for Permitted Encumbrances, Grantors shall not create, suffer or permit to be created or filed against the Property, or any part thereof or interest therein, any mortgage lien or other lien, charge or encumbrance, superior to the lien of this Deed of Trust without the express written consent of Beneficiary. If Grantors shall fail to discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien, by depositing in court a bond for the amount claimed, or otherwise giving security for such claim, or in such manner as is or may be prescribed by law, and any amounts expended by Beneficiary in so doing shall be payable by Grantors upon demand by Beneficiary, together with interest at the rate of ten percent (10%) per annum, and shall be so much additional indebtedness secured by this Deed of Trust. If title to the Property is now or hereafter becomes vested in a trustee, any prohibition or restriction contained herein upon the creation of any lien against the Property shall also be construed as a similar prohibition or limitation against the creation of any lien or security interest upon the beneficial interest under such trust.

      (i)  Stamp and Other Taxes. If any documentary stamp, intangible, recording or other tax or fee becomes due in respect of the Liabilities or this Deed of Trust or the recording thereof, Grantors shall pay such amount in the manner required by law.

    6.  ASSIGNMENT OF REVENUES AND LEASES.

    Without limiting the generality of any other provisions hereof, as additional security, Grantors hereby assigns to Beneficiary the Revenues, and upon the occurrence of any Event of Default, Beneficiary may receive and collect said Revenues so long as such Event of Default shall exist and during the pendency of any foreclosure proceedings. The collection of Revenues by Beneficiary pursuant to this Section shall in no way waive the right of Beneficiary to foreclose this Deed of Trust or pursue any other remedy in the event of any Event of Default. Beneficiary may, after service of a Notice, receive and collect the Revenues as they become due. Beneficiary may thereafter continue to receive and collect all such Revenues as long as such Event of Default shall exist and during the pendency of any foreclosure proceedings.

    Grantors hereby appoints Beneficiary their true and lawful attorney, which appointment is irrevocable and coupled with an interest, with full power of substitution and with full power for Beneficiary in its own name and capacity or in the name and capacity of Grantors, from and after the service of a Notice (with or without taking possession of the Property), to demand, collect, receive, and give complete acquittance for any and all Revenues, and at Beneficiary's discretion to file any claim or take any other action or proceeding and make any settlement of any claims, either in its own name or in the name of Grantors or otherwise, that Grantors may deem necessary or desirable in order to collect or enforce the payment of the Revenues.

    The assignment contained in this Section is given as collateral security and the execution and delivery hereof shall not in any way impair or diminish the obligations of Grantors, nor shall this assignment impose any obligation on Beneficiary to perform any provision of any contract pertaining to the Property or any responsibility for the non-performance thereof by Grantors or any other person. The assignment under this Section is given as a primary pledge and assignment of the rights described herein and such assignment shall not be deemed secondary to the security interest and mortgage of Beneficiary in the Property. Beneficiary shall have the right to exercise any rights under this Section before, together with, or after exercising any other rights under this Deed of Trust.

    7.  EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

      (a) any event constituting an "Event of Default" under the Sale Documents(s); or

      (b) there shall be any material loss which is not repaired or restored pursuant to paragraph 5(f) or (g) or depreciation (other than as permitted for tax purposes under the Code) in the value of the Property for any reason; or

      (c) DUE ON SALE CLAUSE: Grantors shall sell, transfer, convey or assign the title to all or any portion of the Property, whether by operation of law, voluntarily, or otherwise, or any person other than Beneficiary shall obtain a security interest in or mortgage or other lien or encumbrance upon the Property; Grantors or any other person shall perfect (or attempt to perfect) such a security interest or encumbrance; or any notice of a federal tax lien against Grantors shall be filed with any public recorder.

    8.  DEFAULT REMEDIES.

      (a) Notwithstanding any provision of any of the Sale Documents: (i) upon the occurrence and during the continuance of any Event of Default specified in Section 7, Beneficiary at its option may declare the Gas Sale Payment immediately due and payable without further notice or demand of any kind. Upon the occurrence and during the continuance of any Event of Default, Beneficiary may exercise any rights and remedies under this Deed of Trust (including without limitation as set forth below in this Section), any related document or instrument (including without limitation any pertaining to collateral), at law or in equity, and may also: (A) either in person or by agent, with or without bringing any action or proceeding, if applicable law permits, enter upon and take possession of the Property, or any part thereof, in its own name, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Property, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Property, sue for or otherwise collect the Revenues, including without limitation those past due and unpaid, and apply the same to the payment of taxes, insurance premiums and other charges against the Property or in reduction of the indebtedness secured by this Deed of Trust in such order as it may elect; and the entering upon and taking possession of the Property, the collection of such Revenues, and the application thereof as aforesaid, shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Property or the collection, receipt and application of Revenues, issues or profits, Beneficiary shall be entitled to exercise every right provided for in any of the other Sale Documents or by law upon occurrence of any Event of Default; or (B) commence an action to foreclose this Deed of Trust whether by exercising the power of sale granted herein or by judicial foreclosure, appoint a receiver, or specifically enforce any of the covenants hereof; or (C) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code of Texas, and any notice of sale, disposition or other intended action by Beneficiary, sent to Grantors at their addresses specified herein, at least ten (10) days prior to such action, shall constitute reasonable notice to Grantors.

      (b) Expense of Litigation or Sale. In any suit to foreclose the lien hereof or any other remedy of Beneficiary under this Deed of Trust or the Notes, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree, all expenditures and expenses which may be reasonably paid or incurred by or on behalf of Beneficiary for reasonable attorneys' fees (including without limitation time charges of attorneys who may be employees of Beneficiary), appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had either pursuant to such decree or pursuant to the power of sale granted herein the true condition of the title to or the value of the Property. All expenditures and expenses of the nature in this Section mentioned, and such expenses and fees as may be incurred in the protection of the Property and the maintenance of the lien of this Deed of Trust, including without limitation the fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, any of the other Sale Documents or the Property, including without limitation probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding, shall be so much additional indebtedness secured by this Deed of Trust and immediately due and payable with interest thereon at a rate equal ten percent (10%) per annum.

      (c) Power of Sale. Trustee is hereby granted a power of sale, and upon the occurrence of any Default hereunder, Beneficiary may request Trustee to proceed with foreclosure, and in such event Trustee is hereby authorized and empowered, and it shall be his special duty, upon such request of the Beneficiary, to exercise Trustee's power of sale and sell the Property, or any part thereof. Any sale of any part of the Property located in the State of Texas shall be made in the area so designated by the commissioners court for such sales at the county courthouse in the county in which such Property is situated, or, if no area is so designated, then in the area designated by the notice, as provided for herein. Where any part of the Property located in the State of Texas is situated in more than one county, then notice as herein provided shall be given in both or all of such counties, and such notice shall designate the county where the Property will be sold. Notice of such proposed sale shall state the earliest time in which the sale will begin and shall be given by (i) posting written notice thereof at least twenty-one (21) days preceding the date of the sale at the courthouse door of the county in which the sale is to be made and if the Property is in more than one county, one notice shall be posted at the courthouse door of each county in which the Property is situated, (ii) by filing a copy of said notice in the office of the county clerk of each county in which the property is located, and (iii) by the Beneficiary, at least twenty-one (21) days preceding the date of any such sale, serving written notice of the proposed sale by Certified Mail on each person or entity obligated to pay the Liabilities according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to each person or entity at the most recent address as shown by the records of the Beneficiary in a Post Office or official depository under the care and custody of the United States Postal Service. The Affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the facts of service. Such sale shall be made at public auction between the hours of 10:00 A.M. and 4:00 P.M. on the first Tuesday in any month to the highest bidder for cash. After such sale, Trustee shall make to the purchaser or purchaser's trustee good and sufficient deeds and assignments, in the name of Grantors, conveying the Property, or part thereof, so sold to the purchaser or purchasers with general warranty of title by the Grantors. Sale of a part of the Property shall not exhaust the Trustee's power of sale, but sales may be made from time to time until the Liabilities are paid and performed in full. It shall not be necessary to have present or to exhibit at any such sale any of the Property. In addition to the rights and powers of the sale granted under the preceding provisions of this Subsection 8(c), if default is made in the payment of any installment of the Liabilities, Beneficiary, at its option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Liabilities to be due and payable, may orally or in writing direct Trustee to enforce this trust and to sell the Property subject to such unmatured indebtedness and the liens and security interests securing its payment, in the same manner, on the same terms, at the same place and time and after having given notice in the same manner, all as provided in the preceding provisions of this Subsection 8(c). After such sale, Trustee shall make due conveyance to the purchaser or purchasers. Sales made without maturing the Liabilities may be made hereunder whenever there is a default in the payment of any installment of the Liabilities without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this Subsection 8(c), the unmatured balance of the Liabilities (except as to any proceeds of any sale which Beneficiary may apply as prepayment of the Liabilities) or the liens and security interest securing payment of the Liabilities. It is intended by each of the foregoing provisions of this Subsection 8(c) that Trustee may, after any request or direction by Beneficiary, sell, not only the leases and well described in Exhibit A attached hereto, but also other interests constituting a part of the Property, or any part thereof, along with such leases and well, or any part thereof, all as a unit and a part of a single sale, or may sell any part of the Property separately from the remainder of the Property.

      (d) Judicial Foreclosure. Beneficiary may, or Trustee may upon written request of Beneficiary, proceed by suit or suits, at law or in equity, to enforce the payment and performance of the Liabilities in accordance with the terms hereof and of the Sale Documents or other instruments evidencing it, to foreclose the liens, security interests and this Deed of Trust as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction.

      (e) Application of Proceeds of Sale. The proceeds of any foreclosure sale of the Property or of a sale of the Property pursuant to the power of sale granted herein or of the exercise of any other remedy hereunder shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings, sale at public auction or such other remedy, including without limitation all such items as are mentioned in (b) of this Section; second, all other items which under the terms hereof constitute indebtedness secured by this Deed of Trust additional to the Liabilities, with interest thereon as therein provided; third, all principal and interest remaining unpaid on the Liabilities; and fourth, any excess to Grantors, their successors or assigns, as their rights may appear. In the event of any foreclosure sale of the Property or of any sale of the Property pursuant to the power of sale granted herein, the same may be sold in one or more parcels. Beneficiary may be the purchaser at any foreclosure sale or public auction of the Property or any part thereof.

      (f)  Appointment of Receiver. Upon or at any time after the filing of a complaint to foreclose this Deed of Trust, the court in which such complaint is filed may appoint a receiver of the Property or any portion thereof. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Grantors at the time of application for such receiver and without regard to the then value of the Property, and Beneficiary may be appointed as such receiver. Such receiver shall have power (i) to collect the Revenues during the pendency of such foreclosure suit, as well as during any further times when Grantors, except for the intervention of such receiver, would be entitled to collect such Revenues; (ii) power to extend or modify any then existing leases and to make new commercially reasonable leases, which extension, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness secured by this Deed of Trust and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Grantors and all persons whose interests in the Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding discharge of the indebtedness secured by this Deed of Trust, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser; and (iii) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of said period. The court from time to time may authorize the receiver to apply the net income in its hands in payment in whole or in part of the indebtedness secured by this Deed of Trust, or found due or secured by any judgment foreclosing this Deed of Trust, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale.

      (g) Insurance After Foreclosure. In case of an insured loss after foreclosure proceedings have been instituted, the proceeds of any insurance policy or policies, if not applied in repairing and restoring the Property, shall be used to pay the amount due in accordance with any judgment of foreclosure that may be entered in any such proceedings, and the balance, if any, shall be paid as the court may direct.

      (h) Not Mortgagee in Possession. Nothing herein contained shall be construed as constituting Beneficiary a mortgagee in possession.

      (i)  Waiver of Certain Rights. To the extent permitted by applicable law, Grantors agree that they shall not and will not apply for or avail themselves of any appraisement, valuation, stay, extension or exemption laws, or any so called "Moratorium Laws", now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, but rather waives the benefit of such laws. Grantors for themselves and all who may claim through or under them waive any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Grantors hereby expressly waive any and all rights of redemption from sale or from or under any order or decree of foreclosure, pursuant to rights herein granted, on behalf of Grantors and all persons beneficially interested therein and each and every person acquiring any interest in or title to the Property subsequent to the date of this Deed of Trust, and on behalf of all other persons to the extent permitted by the provisions of the laws of the State of Texas.

9.  RIGHTS OF BENEFICIARY.

    If Grantors fail to make any payment or to do any act as and in the manner provided herein or in any of the other Sale Documents, Beneficiary in its own discretion, without obligation so to do may make or do the same in such manner and to such extent as it may deem necessary to protect the security hereof. In connection therewith (without limiting its general powers), Beneficiary shall have and is hereby given the right, but not the obligation:

      (a) to enter upon and take possession of the Property;

      (b) to make additions, alterations, repairs and improvements to the Property which it may consider necessary and proper to keep the Property in good condition and repair;

      (c) to appear and participate in any action or proceeding affecting or which may affect the Property, the security hereof or the rights or powers of Beneficiary;

      (d) to pay any Impositions asserted against the Property and to do so according to any bill, statement or estimate procured from the appropriate office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any Imposition;

      (e) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of Beneficiary may affect or appears to affect the Property or the security of this Deed of Trust or which may be prior or superior hereto; and

      (f)  in exercising such powers, to pay reasonably necessary expenses, including without limitation employment of and payment of compensation to inside and outside counsel or other necessary or desirable consultants, contractors, agents and other employees.

    After an Event of Default, Grantors irrevocably appoint Beneficiary their true and lawful attorney in fact, at Beneficiary's election, to do and cause to be done all or any of the foregoing in the event Beneficiary shall be entitled to take any or all of the action provided for in this Section. Grantors shall immediately, upon demand therefor by Beneficiary, pay all reasonable costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including without limitation, costs of evidence of title, court costs, appraisals, surveys, attorney's fees, legal costs and expenses, and time charges of attorneys who may be employees of Beneficiary, in each and every case whether in or out of court, in original or appellate proceedings or in bankruptcy, all of which shall constitute so much additional indebtedness secured by this Deed of Trust immediately due and payable, with interest thereon at a rate equal to ten percent (10%) per annum.

10.
OBLIGATIONS UNCONDITIONAL: WAIVER OF DEFENSES. Without limiting any other provision hereof, Grantors irrevocably agree that no fact or circumstance whatsoever which might at law or in equity constitute a discharge or release of, or defense to the obligations of, a guarantor or surety shall limit or affect any obligations of Grantors under this Deed of Trust or any document or instrument executed in connection herewith. Without limiting the generality of the foregoing:

      (a) Beneficiary may at any time and from time to time, without notice to Grantors, take any or all of the following actions without affecting or impairing the liability of Grantors on this Deed of Trust:

        (i)  renew or extend time of payment of the Liabilities;

        (ii) accept, substitute, release or surrender any security for the Liabilities; and

        (iii) release any person primarily or secondarily liable on the Liabilities (including without limitation any endorser).

      (b) No delay in enforcing payment of the Liabilities, nor any amendment, waiver, change, or modification of any terms of any instrument which evidences or is given in connection with the Liabilities, shall release Grantors from any obligation hereunder. The obligations of Grantors under this Deed of Trust are and shall be primary, continuing, unconditional and absolute (notwithstanding that at any time or from time to time all of the Liabilities may have been paid in full), irrespective of the value, genuineness, regularity, validity or enforceability of any documents or instruments respecting or evidencing the Liabilities. In order to hold Grantors liable or exercise rights or remedies hereunder, there shall be no obligation on the part of Beneficiary, at any time, to resort for payment to any other security for the Liabilities. Beneficiary shall have the right to enforce this Deed of Trust irrespective of whether or not other proceedings or steps are being taken against any other property securing the Liabilities or any other party primarily or secondarily liable on any of the Liabilities.

      (c) Grantors irrevocably waive presentment, protest, demand, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, notice of acceptance of this Deed of Trust, notice of any loans made, extensions granted or other action taken in reliance hereon, and all demands and notices of any kind in connection with this Deed of Trust or the Liabilities.

      (d) Grantors waive any claim or other right which Grantors might now have or hereafter acquire against any other person primarily or contingently liable on the Liabilities (including without limitation any maker or endorser) or that arises from the existence or performance of Grantors' obligations under this Deed of Trust, including without limitation any right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim or remedy of Beneficiary against any other collateral security for the Liabilities, which Beneficiary now has or hereafter acquires, however arising.

11. OTHER COVENANTS

    Grantors shall immediately advise Beneficiary in writing of

      (i)  any governmental or regulatory actions instituted or threatened under any Hazardous Material Law affecting the Property or the matters indemnified hereunder including, without limitation, any notice of inspection, abatement or noncompliance;

      (ii) all claims made or threatened by any third party against Grantors or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Material;

      (iii) Grantors' discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be classified in a manner which may support a claim under any Hazardous Material Law; and

      (iv) Grantors' discovery of any occurrence or condition on the Property or any real property adjoining or in the vicinity of the Property which could subject Grantors or the Property to any restrictions on ownership, occupancy, transferability or use of the Property under any Hazardous Material Law. Grantors shall immediately deliver to Beneficiary any documentation or records as Beneficiary may request in connection with all such notices, inquiries, and communications, and shall advise Beneficiary promptly in writing of any subsequent developments.

12. SUBSTITUTION OR RESIGNATION OF TRUSTEE.

      (a) Beneficiary may, without notice or cause and in Beneficiary's sole discretion, substitute a successor or successors to any Trustee named herein or acting hereunder to execute this Deed of Trust or may fill a vacancy in the position of Trustee hereunder. Upon such appointment, and without conveyance to the successor Trustee, the latter shall be vested with all title, powers and duties conferred upon any Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written instrument executed and acknowledged by Beneficiary, containing reference to this Deed of Trust and its place of record, which, when recorded in the office in which this Deed of Trust is recorded, shall be conclusive proof of the proper appointment of such successor Trustee.

      (b) Trustee may resign by written instrument executed by Trustee, containing reference to this Deed of Trust and its place of record, which, when recorded in the office in which this Deed of Trust is recorded, and when delivered to Beneficiary in accordance with Subsection 14(k) hereof, shall be conclusive proof of the resignation of Trustee. Upon such resignation, Beneficiary may appoint a successor Trustee in accordance with Subsection 12(a) hereof.

13.  NOTICE OF FINAL AGREEMENT. THIS DEED OF TRUST AND THE OTHER SALE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

14. MISCELLANEOUS.

      (a) Recitals. The recitals hereto are hereby made a part of this Deed of Trust.

      (b) Time of Essence. Time is of the essence of this Deed of Trust and of each and every provision hereof.

      (c) Subrogation. To the extent that proceeds of the indebtedness secured by this Deed of Trust are used to pay an outstanding lien, charge or prior encumbrance against the Property, Beneficiary shall be subrogated to any and all rights and liens owned by any owner or holder of such outstanding liens, charges and prior encumbrances, and shall have the benefit of the priority thereof, irrespective of whether said liens, charges or encumbrances are released.

      (d) Further Assurances. Grantors will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every further acts, deeds, conveyances, transfers and assurances necessary or advisable, in the judgment of Beneficiary, for the better assuring, conveying, mortgaging, assigning and confirming unto Beneficiary all property mortgaged hereby or property intended so to be, whether now owned by Grantors or hereafter acquired.

      (e) No Defenses. No action for the enforcement of the lien or any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Liabilities.

      (f)  Invalidity of Certain Provisions. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the indebtedness secured by this Deed of Trust, or if such lien is invalid or unenforceable as to any part of the Property, the unsecured or partially secured portion of the indebtedness secured by this Deed of Trust shall be completely paid prior to the payment of the remaining and secured or partially secured portion thereof, and all payments made on the indebtedness secured by this Deed of Trust, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion thereof which is not secured or fully secured by the lien of this Deed of Trust.

      (g) Illegality of Terms. Nothing herein or in the Sale Documents contained nor any transaction related thereto shall be construed or shall so operate either presently or prospectively: (i) to require Grantors to pay interest at a rate greater than is lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate; or (ii) to require Grantors to make any payment or do any act contrary to law; and if any provision herein contained shall otherwise so operate to invalidate this Deed of Trust, in whole or in part, then such provision only shall be held for naught as though not herein contained and the remainder of this Deed of Trust shall remain operative and in full force and effect, and Beneficiary shall be given a reasonable time to correct any such error.

      (h) Beneficiary's Right to Deal with Transferee. In the event of the voluntary sale, or transfer by operation of law, or otherwise, of all or any part of the Property, Beneficiary is hereby authorized and empowered to deal with such vendee or transferee with reference to the Property, or the debt secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might with Grantors, without in any way releasing or discharging Grantors from the covenants and/or undertakings hereunder, and without Beneficiary waiving its rights to accelerate the Liabilities as set forth herein.

      (i)  Releases. Beneficiary, without notice, and without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior liens, may release any part of the Property, or any person liable for any indebtedness secured hereby, without in any way affecting the liability of any party to this Deed of Trust or for the Liabilities and without in any way affecting the priority of the lien of this Deed of Trust, and may agree with any party obligated on said indebtedness to extend the time for payment of any part or all of the indebtedness secured hereby. Such agreement shall not, in any way, release or impair the lien created by this Deed of Trust, or reduce or modify the liability of any person or entity personally obligated for any Liabilities, but shall extend the lien hereof as against the title of all parties having interest in said security which interest is subject to the indebtedness secured by this Deed of Trust.

      (j)  Covenant to Run with the Land. All the covenants hereof shall run with the land.

      (k) Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to Beneficiary to its main office indicated above, and if to Grantors to its address set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto or, as to Grantors, may appear in Beneficiary's records.

      (l)  Choice of Law. This Deed of Trust was negotiated in Texas, and made by Grantors and accepted by Beneficiary in the State of Texas, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Deed of Trust and the Liabilities arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and performed in such State, without regard to the principles thereof regarding conflicts of laws, and any applicable laws of the United States of America. Whenever possible, each provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Deed of Trust shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Deed of Trust. Nothing in this Deed of Trust or in any other Sale Documents shall require Grantors to pay, or Beneficiary to accept, interest in an amount which would subject Beneficiary to penalty under applicable law. In the event that the payment of any interest due hereunder or under any of the other Sale Documents or a payment which is deemed interest, exceeds the maximum amount payable as interest under the applicable usury laws, such excess amount shall be applied to the reduction of the Liabilities, and upon payment in full of the Liabilities, shall be deemed to be a payment made by mistake and shall be refunded to Grantors.

      (m) Other. Unless the content requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Deed of Trust. This Deed of Trust shall bind Grantors, their trustees (including without limitation successor and replacement trustees), successors and assigns, and including without limitation each and every from time to time record owner of the Property or any other person having an interest therein), and shall inure to the benefit of Beneficiary, its successors and assigns, and each and every holder of any note or other document pertaining to any of the Liabilities, except that Grantors may not transfer or assign any of their rights or interest hereunder without the prior written consent of Beneficiary. Without limiting any other provision hereof, Grantors agree to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, and time charges of attorneys who may be employees of Beneficiary, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Beneficiary or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith.

    Beneficiary is hereby authorized by Grantors without notice to Grantors to fill in any blank spaces and dates and strike inapplicable terms herein or in any related document to conform to the terms of the transaction and/or understanding evidenced hereby, for which purpose Beneficiary shall be deemed to have been granted an irrevocable power of attorney coupled with an interest.

    IN WITNESS WHEREOF Grantors have signed, sealed and delivered this Deed of Trust as of the date indicated above.

                      REDWOOD ENERGY PRODUCTION, L.P.

By:
Name:
Title:
STATE OF CALIFORNIA )
)	SS.
COUNTY OF )

    I,            , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that            ,            of REDWOOD ENERGY PRODUCTION, L.P., a Texas limited partnership, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such            , appeared before me this day in person and acknowledged that he/she signed, sealed and delivered said instrument as his/her own free and voluntary act and, as the free and voluntary act of such corporation, for the uses and purposes therein set forth.

    GIVEN under my hand and Notarial Seal this  day of January, 2001.

Notary Public
My Commission Expires:

PANTHER RODESSA, L.P.
By:
Name:
Title:
STATE OF TEXAS	)
) SS.
COUNTY OF HARRIS	)

    I,            , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that            ,            of PANTHER RODESSA, L.P., a Texas limited partnership, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such            , appeared before me this day in person and acknowledged that he/she signed, sealed and delivered said instrument as his/her own free and voluntary act and, as the free and voluntary act of such limited partnership, for the uses and purposes therein set forth.

    GIVEN under my hand and Notarial Seal this  day of January, 2001.

Notary Public
My Commission Expires:

Frederick R. McCord
STATE OF TEXAS	)
) SS.
COUNTY OF HARRIS	)

    I,            , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Frederick R. McCord, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered said instrument as his/her own free and voluntary act for the uses and purposes therein set forth.

    GIVEN under my hand and Notarial Seal this  day of            , 2001.

Notary Public
My Commission Expires:

This document prepared by and mail to:
William J. Barrett
GARDNER, CARTON & DOUGLAS
Suite 3400-Quaker Tower
321 North Clark Street
Chicago, Illinois 60610-4795

EXHIBIT K

    A land survey plat depicting the boundaries of the Area of Mutual Interest established between the parties to the Purchase Sale Agreement Dated December 29, 2000.

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EXHIBIT 10.8
PURCHASE AND SALE AGREEMENT
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E
EXHIBIT F
EXHIBIT G
EXHIBIT H
EXHIBIT I
EXHIBIT J
EXHIBIT K